UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant   ☐

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☐	Definitive Proxy Statement
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OREGON PACIFIC BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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OREGON PACIFIC BANCORP
Post Office Box 22000
1355 Highway 101
Florence, Oregon 97439
(541) 997-7121

NOTICE OF 2008 SPECIAL MEETING OF SHAREHOLDERS
To Be Held on March 13, 2008

NOTICE IS HEREBY GIVEN that a 2008 Special Meeting of Shareholders (the “Special Meeting”) of Oregon Pacific Bancorp (“Oregon Pacific” or the “Company”) will be held on March 13, 2008, at 7:00 p.m., Pacific Time, at the main office of the Company at 1355 Highway 101, Florence, Oregon.

The Special Meeting is for the purpose of considering and voting upon the following matters (the “Transaction”):

1.
To approve an amendment to the Company’s Articles of Incorporation which will authorize a five hundred to one (500-1) reverse stock split of the Company’s common stock, followed by a cash-out of pre-split fractional shares at the rate of $13.00 per share, and a forward stock split of one to five hundred (1-500).

2.
To transact such other business as may properly come before the Special Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Special Meeting.

The Board of Directors has established February 19, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof.  If there are insufficient shares present in person or by proxy to constitute a quorum at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies.

The Board of Directors has carefully considered the terms of the proposed Transaction, and believes that it is fair to, and in the best interests of, the Company and its stockholders. The Board of Directors has unanimously approved this transaction and recommends that you vote FOR the approval of the amendment to the Company’s Articles of Incorporation.

Stockholders who are to receive cash as a result of the reverse stock split are entitled to dissenters’ rights under Oregon law.  In order to perfect dissenters’ rights, you must comply in full with the requirements of Oregon law as set forth in Appendix B to the Proxy Statement.

A form of proxy is enclosed to enable you to vote your shares at the Special Meeting. Your vote is very important. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors

/s/ Joanne Forsberg, Corporate Secretary

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE AMENDMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE AMENDMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE ACCOMPANYING PROXY STATEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OREGON PACIFIC BANCORP
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
To Be Held On March 13, 2008

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Oregon Pacific Bancorp (“Oregon Pacific” or the “Company”) to be voted at a special meeting of shareholders to be held at the Company’s principal office at 1355 Highway 101, Florence, Oregon at 7:00 p.m., Pacific Standard Time, on March 13, 2008 (the “Special Meeting”).

The Board of Directors of Oregon Pacific is soliciting your vote to approve proposed amendments to Oregon Pacific’s Articles of Incorporation, (the "Amended Articles of Incorporation") providing for a transaction (the “Transaction”) which will authorize a five hundred to one (500-1) reverse stock split of the Company’s common stock,  followed by a cash-out of pre-split fractional shares at the rate of $13.00 per share, and a forward stock split of one to five hundred (1-500).  Because Securities and Exchange Commission ("SEC") rules classify our proposal as a "Rule 13e-3 Transaction," we will sometimes use that term in referring to the Transaction.

The Transaction will result in the reduction of our number of common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Oregon Pacific Board of Directors (“Board”) has determined that it is in the best interests of Oregon Pacific and its shareholders to effect the Transaction, because Oregon Pacific will realize significant cost savings as a result of the termination of its reporting obligations under the Exchange Act. The Board believes these cost savings and the other benefits of deregistration described below outweigh the loss of the benefits of registration to our shareholders, such as a reduction in publicly available information about the Company and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act.

In the Transaction, shareholders who are the record holders of fewer than 500 shares of Oregon Pacific common stock as of January 4, 2008 will become fractional shareholders following the reverse stock split, whose shares will be converted to the right to receive cash at a rate of pre-split rate of $13.00 per share.  The reverse split and cash payments will be made on or after the “Effective Date,” which is the date we file the first of the Amended Articles of Incorporation with the Oregon Secretary of State.  We anticipate that the Effective Date will be a date promptly after the date of the Special Meeting.  The Transaction will not affect the holdings of common shareholders who own 500 or more shares of common stock as of January 4, 2008, nor will it affect the holdings of new or existing shareholders who acquire or hold fewer than 500 shares after January 4, 2008.

Each shareholder owning less than 500 shares of common stock on the record date, January 4, 2008 is also entitled to dissent and obtain the fair value of his or her shares as of the Effective Date.  Dissenting shareholders must deliver a written notice of their intent to demand payment if the Transaction is effectuated, and may not vote in favor of the proposals.  After the shareholder approval, and assuming the dissenting shareholder has otherwise complied with the applicable legal requirements, the dissenting holder must demand payment in accordance with the notice from Oregon Pacific, which will be mailed to dissenting shareholders following the Special Meeting.  The Company will then pay such dissenting shareholders an amount equal to the Company’s estimate as to the fair value of the stock as of the Effective Date, plus interest, which can be challenged and, if so desired by the dissenting shareholder, be subject to a court proceeding.

The foregoing is only a summary of the rights of dissenting stockholders under the Oregon Business Corporation Act, Oregon Revised Statutes Sections 60.551 et seq., and each stockholder should carefully review the further discussion and qualifications under the heading “Exercise and Perfection of Dissenters’ Rights” herein, as well as statutory sections attached hereto as Appendix B, and consult with their own counsel.

The Company’s Board of Director’s basis in determining the number of shares held of record by all of the stockholders will be consistent with the Company’s stock records maintained in the ordinary course of business.

After the Transaction, Oregon Pacific anticipates it will have approximately 242 record stockholders owning 2,191,502 shares of common stock.  Once the Company has fewer than 300 common shareholders of record, we intend to deregister the Company’s common stock with the Securities and Exchange Commission (the “SEC”) so that Oregon Pacific will no longer be subject to the periodic reporting and related requirements mandated by the “Exchange Act” that are applicable to public companies.

Once the Company deregisters as a SEC reporting company, we will no longer file current and periodic reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will also no longer be subject to the proxy requirements of the Exchange Act. In addition, following deregistration, our directors, executive officers and persons owning more than 10% of our outstanding shares will no longer be subject to the reporting and short-swing trading requirements of Section 16 of the Exchange Act.  No shareholder will receive any consideration in exchange for approving the Transaction and the subsequent deregistration from SEC reporting requirements, except for those shareholders who will receive cash; however, we anticipate that the cost savings of no longer being a SEC reporting company will ultimately benefit the Company, and as a result, its remaining shareholders.

The Transaction cannot occur unless the holders of a simple majority of the issued and outstanding shares of Oregon Pacific common stock approve the proposed amendment to our Articles of Incorporation.

The Board of Directors has determined that the Rule 13e-3 transaction is fair to the Company's unaffiliated shareholders, and has approved the proposed amendment contained in the Amended Articles of Incorporation.  Our current directors and executive officers beneficially own approximately 19.7% of our issued and outstanding shares of common stock, and have indicated that they intend to vote their shares in favor of each of the proposed amendments.

This document provides you with detailed information about the proposed Transaction. Please see “Additional Information Available About Oregon Pacific” on page 53 for additional information about Oregon Pacific on file with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED AMENDMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE AMENDMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION DISCLOSED IN THIS PROXY STATEMENT. ANY REFERENCE TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROXY STATEMENT IS FEBRUARY 15, 2008.  WE FIRST MAILED THIS PROXY STATEMENT TO OUR SHAREHOLDERS ON OR ABOUT FEBRUARY 27, 2008.

TABLE OF CONTENTS

SUMMARY TERM SHEET	6
CERTAIN STATEMENTS	7
QUESTIONS AND ANSWERS	8
IMPORTANT NOTICES	11
GENERAL FEATURES OF THE TRANSACTION	12
Effects of the Transaction	12
Effectiveness of the Transaction	12
Conditions and Regulatory Approvals	13
Determination of Shares “Held of Record”	13
FAIRNESS OPINION AND VALUATION	13
PURPOSE OF TRANSACTION	13
ALTERNATIVES TO TRANSACTION CONSIDERED	15
Cash-Out Merger	15
Issuance of Preferred Stock	15
Issuer Tender Offer	15
Business Combination	15
Expense Reductions	15
Status Quo	16
BACKGROUND OF THE TRANSACTION	16
REASONS FOR THE TRANSACTION	17
POSITIVE EFFECTS OF THE TRANSACTION ON OREGON PACIFIC	18
Termination of Securities Exchange Act Registration	18
No Liability Under Section 18 of the Securities Exchange Act	19
NEGATIVE EFFECTS OF THE TRANSACTION ON OREGON PACIFIC	19
Effect on Market for Shares	19
Effect on Book Value Per Common Equivalent Share	19
Financial Effects	19
Elimination of Protection Under Section 16 of the Securities Exchange Act	19
Gaining of Additional Securities Holders	20
OTHER EFFECTS OF THE TRANSACTION ON OREGON PACIFIC	20
Business Operations After the Transaction	20
Raising Capital and Obtaining Financing	20
Plans or Proposals	20
EFFECTS OF THE TRANSACTION ON SHAREHOLDERS GENERALLY	20
EFFECTS OF THE TRANSACTION ON REMAINING COMMON SHAREHOLDERS	21
Positive Effects	21
Negative Effects	21
EFFECTS OF THE TRANSACTION ON SHAREHOLDERS WHO ARE “AFFILIATES”	21
Positive Effects	21
Negative Effects	22
EFFECTS OF THE TRANSACTION ON SHAREHOLDERS WHO ARE NOT AFFILIATES	22
RECOMMENDATION OF THE BOARD; FAIRNESS OF THE TRANSACTION	22
FAIRNESS OF THE TRANSACTION – SUBSTANTIVE FAIRNESS	23
FACTORS AFFECTING SHAREHOLDERS RETAINING COMMON STOCK	24
Continuing Equity Interest in Oregon Pacific	24
Earnings Per Share	24
Book Value Per Common Share Equivalent Share	24
Tax Consequences	24
Loss of Benefits of Continuing SEC Registration of Common Stock	24
FACTORS AFFECTING SHAREHOLDERS RECEIVING CASH	25
Cash Price for Shares	25
Loss of Equity Interest	25
Choosing to Continue an Equity Interest in Oregon Pacific	25
Tax Consequences	25
SUMMARY OF SOUTHARD FINANCIAL FAIRNESS OPINION	25
Summary of Opinion Regarding Cash Payments to Shareholders Receiving Cash	26
Comparison With Recent Market Transactions	26

Liquidity Premium Analysis	29
Discounted Cash Flow Analysis	29
Company Proposed 2008 Income Statement Reviewed by Southard Financial	30
Compensation Paid to Southard Financial	30
SUMMARY OF SOUTHARD FINANCIAL VALUATION	30
BOARD’S DETERMINATION OF CASH PAYMENT	31
PROCEDURAL FAIRNESS AND CONFLICTS OF INTEREST	32
DETERMINATION OF FAIRNESS BY OREGON PACIFIC AFFILIATES	34
EXERCISE AND PERFECTION OF DISSENTERS’ RIGHTS	34
FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION	35
Federal Income Tax Consequences to Shareholders Receiving Cash in the Transaction	35
Federal Income Tax Consequences to Shareholders Remaining Common Stock Holders	36
Federal Income Tax Consequences to Oregon Pacific and its Subsidiaries	36
Federal Income Tax Consequences to Shareholders Who Exercise Dissenters’ Rights and Receive Cash	36
Backup Withholding	37
INFORMATION REGARDING THE SPECIAL MEETING OF SHAREHOLDERS	37
Time and Place of Meeting	37
Record and Mailing Dates	37
Number of Shares Outstanding	37
Proposals to be Considered	37
Dissenters’ Rights	37
Voting by Proxy	38
Requirement for Shareholder Approval	38
Abstentions	38
Broker Non-Votes	38
Solicitation of Proxies	38
Determination of Shares “Held of Record”	39
IMPLEMENTATION AFTER THE SPECIAL MEETING	39
Legal Effectiveness	39
No Issuance of Stock Certificates	39
DISSENTERS’ RIGHTS	39
INFORMATION ABOUT THE COMPANY	40
General	40
Business of Oregon Pacific Bank	41
Officers and Directors	43
DESCRIPTION OF CAPITAL STOCK	45
Stock Offerings During Past Three Years	45
Market for Common Stock	45
Grants of Plan-Based Awards	46
Outstanding Equity Awards at Fiscal Year-end	47
Option Exercises	47
BENEFICIAL OWNERSHIP OF VOTING SECURITIES	47
PAST CONTACTS, TRANSACTIONS NEGOTIATIONS AND AGREEMENTS	49
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)	49
SELECTED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)	50
ADDITIONAL INFORMATION AVAILABLE ABOUT OREGON PACIFIC	53
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	54
SHAREHOLDER COMMUNICATIONS	54

APPENDIX A	55
ARTICLE OF AMENDMENT OF OREGON PACIFIC BANCORP	55
APPENDIX B	56
DISSENTERS’ RIGHTS STATUTES: ORS 60.551, et seq.	56
APPENDIX C	60
FAIRNESS OPINION OF SOUTHARD FINANCIAL	60
APPENDIX D	67
VALUATION MEMORANDUM	67

SUMMARY TERM SHEET

This summary of terms, as well as the questions and answers that follow, highlights selected information about the proposed Transaction and amendments to our Articles of Incorporation included elsewhere in this Proxy Statement. This is a summary of the more detailed information appearing or incorporated by reference elsewhere in this Proxy Statement. We encourage you to read the entire Proxy Statement, as well as any information that has been incorporated by reference, before you vote at the Special Meeting. All references to “Oregon Pacific”, the “Company”, “we”, “us”, “our”, and “ours” refer to Oregon Pacific Bancorp and its subsidiary, Oregon Pacific Bank.

•
If adopted by the Company’s stockholders, the Amended Articles of Incorporation will authorize a five hundred to one (500-1) reverse stock split of the Company’s common stock,  followed by a cash-out of post-split fractional shares at the pre-split rate of $13.00 per share, and a forward stock split of one to five hundred (1-500). (See pages 12-13.)

•
Each holder of record of 500 or more shares of Company common stock immediately prior to the Effective Date will retain the same number of shares of common stock, and such record holder will not receive any consideration as a result of the Transaction or have his or her stock holdings affected as a result of the Transaction. (See page 21.)

•
Each holder of record of fewer than 500 shares of Company common stock as of January 4, 2008 will have their post-split shares of common stock cancelled, and in exchange will receive cash for their fractional share holdings at the rate of $13.00 per share on a pre-split basis.  As a result, such shareholders will no longer be common shareholders of record after the Effective Date, and will receive no additional consideration.  Approximately 201 shareholders will be cashed out in the Transaction.  (See page 12.)

•
All shares of Company common stock held by those shareholders whose shares will be cash out will be cancelled as a result of the Transaction.  After the Amended Articles have been filed with the Oregon Secretary of State, Oregon Pacific will send those stockholders whose common shares are being cashed out the amount of cash to which each shareholder is entitled. (See page 39.)

•
The purpose of the Transaction is to reduce the number of Company common shareholders to below 300 so that we may deregister our common stock under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board’s primary reason for deregistration is the estimated annual costs savings to the Company.  On a per share basis, based on aggregate minimum annual savings of $167,000, we expect to realize annual savings of $13.25 per current outstanding share.  If we deregister, we will not be governed by the Sarbanes-Oxley Act of 2002 as applicable to public companies.  We also will no longer file periodic reports with the SEC, including annual and quarterly reports on Form 10-K and Form 10-Q, nor will we be subject to the SEC’s proxy rules. However, we currently intend to provide our stockholders with annual audited financial statements. Other reasons for, and anticipated consequences of, the Recapitalization are discussed in this Proxy Statement (See pages 12-20.)

•	After the Transaction, the number of outstanding shares of common stock available for purchase and sale will be reduced from 2,211,865 to 2,191,502. (See pages 12, 37.)

•
We expect that the market for our common stock will continue to be as thinly traded after the Transaction as it was before the Transaction.  Oregon Pacific cannot predict whether the Transaction will have a material impact on the trading market for its common stock.  Its common stock is already thinly traded, and is not listed on an exchange, and after the Transaction we expect it to remain thinly traded and unlisted.  The reduction in outstanding shares from 2,211,865 to 2,191,502, less than 1%, therefore may or may not make a meaningful difference in actual liquidity, although it is reasonable to expect a slight reduction in liquidity.  (See page 19.)

•
Those shareholders who will receive cash will recognize gain or loss for federal, and possibly state and local, income tax purposes when they receive cash for their shares. They will generally recognize gain or loss equal to the difference between the amount of cash received and their tax basis in their shares of common stock which are cashed out. These stockholders should consult their personal tax advisors for a full understanding of their tax consequences resulting from the Transaction and sale of such stock. (See pages 35-36.)

•
The Board of Directors has determined the Transaction, as well as the cash price to be paid to those shareholders owning fewer than 500 shares, to be fair to the Company’s unaffiliated stockholders. Our directors separately considered the fairness of the Transaction as to those shareholders who will receive cash, as well as those shareholders who will retain their shares of common stock after the Effective Date. (See pages 22-30.)

•
Southard Financial, an independent financial advisor to the Board of Directors, has delivered to the Board its written opinion issued effective December 20, 2007 which states that the Transaction is fair, from a financial point of view, to Company stockholders who will be cashed out.  This fairness opinion was one of the factors considered by our Board in approving the Transaction.  A copy of the fairness opinion is attached as Appendix C to this Proxy Statement.  The fairness opinion is based upon and subject to the various assumptions and limitations described therein.  Please read the fairness opinion in its entirety. (See pages 25-30.)

•
Stockholders who will receive cash in connection with the Transaction will have dissenters’ rights under the Oregon Business Corporation Act, the provisions of which are attached to this Proxy Statement as Appendix B.   (See pages 34, 39.)

•
The Transaction will not be effective unless and until our shareholders approve the proposed Amended Articles. We have set the Special Meeting of Shareholders for March 13, 2008, and we anticipate that the Amended Articles will be filed with the Oregon Secretary of State promptly after the Special Meeting. (See page 37.)

•
Upon the approval of the Transaction, we estimate that approximately 20,363 shares of Company common stock will be cancelled and converted to the right to receive cash, which will directly affect the stock holdings of approximately 201 shareholders of record.  The Company will pay approximately $264,719 to cash out these shareholders.  In addition, we estimate that we will incur approximately $45,000 in transaction costs related to the Transaction. We intend to pay for the redeemed shares, as well as the expenses of the Transaction, from current cash and liquid assets.  Oregon Pacific will remain well-capitalized after the transaction.  On December 1, 2007, the Company had approximately $2.4 million in cash and cash equivalents and $13.3 million in the form of stockholders’ equity. (See pages 13, 17-19.)

•
You may either vote in person at the Special Meeting or by using the enclosed proxy card. If voting by proxy, you should specify your vote with regard to the Transaction on the enclosed proxy card. All properly executed proxies delivered to the Company in time will be voted at the Special Meeting. You may revoke your proxy at any time before it is voted at the Special Meeting by giving written notice to the Secretary of the Company, executing and delivering to the Secretary of the Company a proxy card bearing a later date, or voting in person at the Special Meeting. Any executed, but unmarked, proxies will be voted for the Transaction. (See pages 37-39.)

•
The Board of Directors believes that the Transaction is in the best interests of the Company and its shareholders and has unanimously approved the Amended Articles. The Board recommends that shareholders vote “FOR” the approval of each of the proposed amendments to the Articles of Incorporation and, as a result, the approval of the Transaction. (See pages 22-30.)

CERTAIN STATEMENTS

Oregon Pacific has made certain statements in this Proxy Statement, including statements with respect to future earnings, dividends, operating and financing costs, growth and performance.  Although Oregon Pacific believes that the expectations and assumptions reflected in these statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from such statements: market demand and prices for financial services, competition in the banking and financial services industry; the effect of any business or industry restructuring; the profitability of Oregon Pacific and its subsidiaries; accounting requirements or new interpretations or applications of existing requirements; new technologies; political, regulatory and economic conditions in Oregon Pacific’ market areas; interest rates; and the commitments and liabilities of Oregon Pacific and its subsidiaries.

QUESTIONS AND ANSWERS

The questions and answers below are a summary of items described in this Proxy Statement. To fully understand the Transaction, you are encouraged to read carefully the entire Proxy Statement.

Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at our special meeting of shareholders to consider proposals relating to the Transaction of a portion of our shares.  This Proxy Statement summarizes information that you need to know in order to cast an informed vote at the meeting.

We first sent this Proxy Statement, notice of the special meeting and the enclosed proxy card on or about February 27, 2008 to all shareholders entitled to vote.  The record date for those entitled to vote is February 19, 2008.  On that date, there were 2,211,865 shares of our common stock outstanding held by approximately 443 shareholders of record.  Shareholders are entitled to one vote for each share of common stock held as of the record date.

What is the time and place of the Special Meeting?

The special meeting will be held on March 13, 2008, at 7:00 p.m., Pacific Standard Time, at Oregon Pacific’s main office, 1355 Highway 101, Florence, Oregon 97439.

What am I being asked to vote on at the Special Meeting?

You are being asked to approve an amendment to our Articles of Incorporation to effect the Transaction.  The amendment authorizes a five hundred to one (500-1) reverse stock split of the Company’s common stock,  followed by a cash-out of post-split fractional shares at the rate of $13.00 per share on a pre-split basis, and a forward stock split of one to five hundred (1-500).

Who may be present at the Special Meeting, and who may vote?

All holders of our common stock may attend the special meeting in person.  However, only holders of our common stock of record as of February 19, 2008 may cast their votes in person or by proxy at the special meeting.

Do I need to be present at the Special Meeting?

No. You do not have to attend the Special Meeting to vote your shares of common stock.  You may sign and return the enclosed proxy card to vote your shares.

What vote is required to approve the Transaction?

The proposal to approve the Transaction must receive the affirmative vote of the holders of at least a majority of the shares of Oregon Pacific common stock issued and outstanding as of February 19, 2008, the record date for voting at the Special Meeting.  If you do not vote your shares, either in person or by proxy, or if you abstain from voting, it has the same effect as a vote against the transaction.  In addition, if you do not instruct your broker on how to vote on the transaction, your broker will not be able to vote for you.  This will have the same effect as a vote against the transaction. The net aggregate number of shares held by our directors, officers and affiliates total 434,847, or 19.7% of our total issued and outstanding shares, all which will be voted in favor of the Transaction.

What does the Board of Directors recommend regarding the Transaction?

Our Board of Directors has determined that the Transaction is advisable and in the best interests of Oregon Pacific, and is fair to our unaffiliated shareholders, including those retaining their common stock and those receiving cash.  Our Board of Directors has therefore approved the Transaction and recommends that you vote "FOR" approval of the proposed amendment to our Articles of Incorporation.

What do I need to do now?

Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the special meeting.  If you wish to exercise dissenters' rights, see page __ below and Appendix B attached hereto.

May I change my vote after I mail in my signed proxy?

Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the special meeting, or attend the special meeting and vote in person.  You may not change your vote by facsimile or telephone.

Why has the Board of Directors chosen this course of action?

The Board of Directors has approved the Transaction in order to reduce the number of stockholders owning the Company’s common stock.  After the Transaction, we anticipate that the number of stockholders owning common stock will be less than 300, and we intend to deregister our common stock under the Securities Exchange Act.  As a result, we will no longer be subject to the SEC’s periodic reporting requirements, including annual reports on 10-K, quarterly reports on 10-Q and disclosures on Form 8-K, or its proxy rules and regulations.  Officers, directors and large shareholders will no longer have to file Section 16 reports when they buy or sell stock or enter into other applicable transactions.  In addition, we will not be subject to additional reporting and audit requirements adopted under the Sarbanes-Oxley Act with respect to public companies.  We estimate that this will result in minimum estimated costs savings of approximately $167,000 on an annual basis for the Company and will allow management to better focus on other business opportunities.

What date has been chosen to determine the holdings of those stockholders of Oregon Pacific who will be cashed out?

Oregon Pacific has set January 4, 2008 as the record date for determining those common stockholders who will be cashed out.  Shareholders who increase their holdings after January 4, 2008 will still have the stock they owned as of January 4, 2008 cashed out.  Conversely, shareholders who split up or otherwise decrease their holdings to units below 500 shares after January 4, 2008 will not have such holdings cashed out.

Will the Company remain a public reporting company after the completion of the Transaction?

No. We estimate that the Transaction will result in the number of our record common stockholders falling below 300, and we intend to terminate the registration of our common stock under the Exchange Act.

What is “going private?”

The term “going private” is used within this Proxy Statement to mean the Transaction and subsequent transformation of the Company from a public reporting company filing detailed, periodic reports under the Exchange Act to an entity with less than 300 record holders of common stock, such that the Company is no longer subject to those Exchange Act reporting requirements.

How will my shares be voted if they are held in “street name”?

Following the directions that your broker will mail to you, you may instruct your broker how to vote your shares.  If you do not provide any instructions to your broker, your shares will not be voted on the proposals described in this Proxy Statement.

Will my shares held in “street name” or some other form of record ownership be combined for voting purposes with shares I hold of record?

No. Because any shares you may hold in street name will be deemed to be held by a different shareholder from any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record.  Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust, or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

When will the Transaction be effective, and when will cash be sent?

The Transaction becomes effective on the date on which Oregon Pacific files the first of its Amended Articles of Incorporation, which we anticipate will occur promptly after the date of the Special Meeting.  Shareholders who owned fewer than 500 shares of common stock as of January 4, 2008 will receive cash for their post-split fractional shares at the pre-split rate of $13.00 per share.  After the filing of the Amended Articles of Incorporation we will mail payment to all cashed-out shareholders.

Will the common shareholders owning 500 or more shares as of January 4, 2008 receive any transmittal materials after the Effective Date?

No. Shareholders owning 500 or more shares as of January 4, 2008 will not be converting or changing their record stockholdings in the Company solely as a result of the Transaction, and will not be receiving any cash or other consideration as a result of the transaction.

Will any stock certificates be issued in connection with the reverse split and the forward split?

No. The Company keeps track of all share ownership through a book entry method, and does not issue certificates.  The reverse split and the forward split will be accounted for through a book entry method.

How will the Company pay for the purchase of stock held by shareholders who are cashed out?

The Company will pay for shares held by shareholders who are cashed out from its cash and liquid assets. The Company does not anticipate borrowing any funds to pay for such shares.

Who will have dissenter’s rights in connection with the Transaction?

Shareholders whose shares will be cashed our in the Transaction, have dissenters’ rights.  Shareholders who will retain their holdings of common stock after the Transaction do not have dissenters’ rights.  See page __ and Appendix B for additional information.

If I buy additional shares of common stock after January 4, 2008, will I remain a common stockholder of Oregon Pacific and avoid having my shares held as of January 4, 2008 cashed out?

No.  Oregon Pacific has set January 4, 2008 as the record date for determining those common stockholders who will be cashed out.  Shareholders who increase their holdings after January 4, 2008 will still have the stock they owned as of January 4, 20078 cashed out.

If I own over 500 shares and split up my holdings, will my shares be cashed out?

No.  Oregon Pacific has set January 4, 2008 as the record date for determining those common stockholders who will be cashed out.  Shareholders who split up or otherwise decrease their holdings after January 4, 2008 will not have their post-January 4, 2008 holdings cashed out.

What if I want to continue to be an investor in Oregon Pacific if my shares are cashed out?

At any time after January 4, 2008, a shareholder who will be cashed out in the Transaction may reacquire an equity interest in Oregon Pacific by acquiring new shares in the open market.  However, because the market for Oregon Pacific common stock is not liquid, there can be no assurance that all shareholders who wish to reacquire more shares will be able to find shares available for sale at prices desired by potential purchasers.  The Board recognizes that the lack of liquidity in the market for Oregon Pacific’s stock, and the particular financial circumstances of the shareholder, could in some circumstances make this alternative infeasible or undesirable.

How will Oregon Pacific operate after the transaction?

After the Transaction, we expect the Company’s business and operations to continue as they are currently being conducted and, except as disclosed in this Proxy Statement, the Transaction is not anticipated to have any effect upon the conduct of our business.  However, Oregon Pacific will deregister its common stock under the Exchange Act and, as a result, will no longer be subject to the reporting and related requirements under the Exchange Act that are applicable to public reporting companies.

What are the federal income tax consequences of the Transaction?

Generally, those holders of common stock who receive cash will generally be subject to United States federal income taxation, and may be subject to taxation for state and local tax purposes as well.  Please consult with your personal tax advisor to determine the federal, state and local tax consequences of the Transaction to your own particular circumstances. See “"Federal Income Tax Consequences of the Transaction" for more information regarding the tax consequences of the Transaction.

What will be the effect of the Transaction on affiliated stockholders?

Officers, directors and other affiliated stockholders, insofar as such affiliated stockholders may become fractional owners on a post-split basis, will receive cash in exchange for their common stock.  However, because we expect that few if any of our affiliated stockholders are likely to become fractional owners on the Effective Date, the Transaction will have no material effect on such shareholders, except that the total beneficial ownership of Company common stock by affiliated stockholders, as compared to unaffiliated stockholders, will increase very slightly after the Transaction.  In addition, affiliated stockholders will not be subject to the same reporting requirements after the Company deregisters as a reporting company under the Exchange Act.

What if I have questions about the Transaction or the voting process?

Please direct any questions about the Transaction or the voting process to Corporate Secretary, Oregon Pacific Bancorp, Post Office Box 22000, 1355 Highway 101, Florence, Oregon 97439.  Telephone inquiries may be made to Joanne Forsberg, Corporate Secretary, and (541) 997-7121.

IMPORTANT NOTICES

Our common stock is not and will not be a deposit or bank account, and is not and will not be insured by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

We have not authorized any person to give any information or to make any representations other than the information and statements included in this Proxy Statement.  You should not rely on any other information.  The information contained in this Proxy Statement is correct only as of the date of this Proxy Statement, regardless of the date it is delivered or when the Transaction is effected.

We will update this Proxy Statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

The words "Oregon Pacific," the "Company," "we," "our," and "us," as used in this Proxy Statement, refer to Oregon Pacific Bancorp and its wholly-owned subsidiary, Oregon Pacific Bank, collectively, unless the context indicates otherwise.

GENERAL FEATURES OF THE TRANSACTION

The proposed Amended Articles of Incorporation authorizes a five hundred to one (500-1) reverse stock split of the Company’s common stock, followed by a cash-out of post-split fractional shares at the pre-split rate of $13.00 per share, and a forward stock split of one to five hundred (1-500).  In the Transaction, shareholders who are the record holders of fewer than 500 shares of Oregon Pacific common stock as of January 4, 2008 will receive cash for their shares at a rate of $13.00 per share on a pre-split basis.  The shares of Oregon Pacific common stock held by owners of 500 or more shares as of January 4, 2008 will remain outstanding and will be unaffected by the Transaction.

We selected this structure principally because it allows the holders of a substantial majority of our common stock to retain an equity interest in the Company, while enabling us to reduce our common shareholder base to the extent necessary to permit us to terminate our registration with the SEC.

Effects of the Transaction

If the Transaction is approved, we expect that:

*Common shareholders of record will be reduced from approximately 443 to below 300;

*Outstanding shares of Oregon Pacific common stock available for purchase and sale will be reduced from 2,211,865 shares to 2,191,502 shares, a reduction of less than 1%;

*Approximately 20,363 shares of common stock held by approximately 201 shareholders of record will be cashed out at the rate of $13.00 per share on a pre-split basis, for a total of approximately $264,719;

*We will terminate the registration of Oregon Pacific’s common stock under the Securities Exchange Act, so that the Company will no longer be required to file 10-Ks, 10-Qs and other reports with the SEC or be classified as a public company subject to SEC reporting requirements.  This will greatly reduce the amount of information that is publicly available about the Company, and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report on our internal controls and disclosure requirements relating to our audit committee composition, code of ethics and director nomination process;

*Our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available.

*Oregon Pacific will eliminate the direct and indirect costs associated with registration and reporting under the Securities and Exchange Act, which is approximately $77,000 per year, and which we expect would increase over time.  We also estimate saving approximately $195,000 of costs in fiscal 2008 associated with complying the requirements of Section 404 of the Sarbanes-Oxley Act, and about $90,000 per year thereafter for such compliance costs.  On a per share basis, based on a minimum aggregate annual savings of $167,000, we expect to realize annual savings of $13.25 per current outstanding share.

Effectiveness of the Transaction

The Transaction will not be effected unless and until the proposed amendment contained in the Amended Articles of Incorporation is approved by a simple majority of the votes entitled to be cast.  Assuming the shareholders approve the proposed amendment, Oregon Pacific will file its Amended Articles of Incorporation with the Oregon Secretary of State shortly after the date of the Special Meeting.  However, notwithstanding shareholder approval, at any time prior to the effective date of the Transaction, the Board of Directors may abandon the Transaction without any further shareholder action.  In particular, if at any time prior to the Effective Date of the Transaction the Board determines that (1) the estimated cost of payments to dissenting shareholders or legal expenses makes the Transaction inadvisable or (2) the number of dissenting shareholders reflects a material negative reaction among a significant portion of the shareholders, the Board may elect to abandon the Transaction.  We anticipate that the Transaction will be effected no later than the second quarter of 2008.

Conditions and Regulatory Approvals

Aside from shareholder approval of the Amended Articles of Incorporation, the approval of the Transaction is not subject to any conditions or regulatory approvals.

Determination of Shares “Held of Record”

Because the Securities and Exchange Commission (“SEC”) rules require that we count "record holders" for purposes of determining our reporting obligations, the Transaction is based on shares held of record without regard to the ultimate control of the shares.  A shareholder "of record" is the shareholder whose name is listed on the records maintained by the Company, regardless of who ultimately has the power to vote or sell the shares.  For example, if a shareholder has holdings individually, as a joint tenant with someone else, as trustee, and in an IRA, those four holdings represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares.  Similarly, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker.

FAIRNESS OPINION AND VALUATION

In connection with its fairness determination, the Board obtained and adopted a fairness opinion (”Fairness Opinion”) from Southard Financial, an independent valuation firm.  A copy of the Fairness Opinion is attached as Appendix C to this Proxy Statement.  Portions of the Fairness Opinion are discussed and summarized elsewhere in this Proxy Statement.  The Fairness Opinion, issued effective December 20, 2007 states that the pre-split cash price of $13.00 per share to be paid to shareholders who will be involuntarily cashed out in the Transaction is fair, from a financial point of view, to such shareholders.

Southard Financial also prepared for the Board a “Valuation Memorandum – Fair Value Calculations of the Common Stock of Oregon Pacific Bancorp, Florence, Oregon as of November 30, 2007” that was delivered to the Board on December 17, 2007.  A copy of the Valuation Memorandum is attached as Appendix D to this Proxy Statement.

PURPOSE OF THE TRANSACTION

The primary purpose of the Transaction is to enable us to terminate our registration with the SEC.  We can accomplish this by reducing the number of our holders of common stock to below 300.

Although we intend to keep our common shareholders informed as to our business and financial status after the Transaction as described below, we anticipate that deregistration will enable us to save significant legal, accounting and administrative costs relating to public disclosure and reporting requirements under the Securities Exchange Act.

After the Transaction, we intend to keep our shareholders informed about our business and financial condition by making available financial statements and other information to them. Moreover, our business operations are conducted through our banking subsidiary, Oregon Pacific Bank, which is required to file quarterly financial reports with the Federal Deposit Insurance Corporation (“FDIC”).  These reports are available online at www.fdic.gov.  We will continue to obtain consolidated audited financial statements from our independent accounting firm at least annually.

Although we will still be required to file quarterly financial information with the FDIC and will continue to provide special financial information to our shareholders, as a non-SEC registered company our auditing expenses will decrease, because we and our auditors will not be required to comply with standards prescribed by the SEC and the Public Company Accounting Oversight Board with respect to our audit, and because our auditors will not be required to review the information we would otherwise have to include in periodic SEC reports.  Our other reporting processes will also become simplified because we will not be required to comply with disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act.  These requirements include preparing and filing current and periodic reports with the SEC regarding our business, financial condition, Board of Directors and management team, having these reports reviewed by outside counsel and independent auditors, and, commencing in fiscal 2007 and 2008, documenting, testing and reporting on our internal control structure.

In particular, we will be exempt from filing special reports on Form 8-K, annual reports on Form10-K, quarterly reports on Form 10-Q, and proxy statements with the SEC.  The Form 10-K and proxy statement rules require detailed disclosures regarding executive compensation, corporate governance and management stock ownership that are not required in Oregon Pacific Bank’s financial reports to the FDIC or our audited financial statements.  Additionally, we will not be required to include management's discussion and analysis of our financial results in special reports to shareholders or financial reports to the FDIC.  Such disclosures would require that our external auditors perform detailed reviews of management's discussion and analysis of our financial results to assure consistency with audited financial statements and to ensure compliance with applicable disclosure requirements.

In particular, under Section 404 of the Sarbanes-Oxley Act, our external audit fees and legal fees will increase substantially.  In the aggregate we anticipate having to incur approximately $195,000 in extra consulting, compensation, accounting and legal expenses, and staff time related to compliance with Section 404 of the Sarbanes-Oxley Act in 2008, and $90,000 per year thereafter for such compliance costs.  Deregistration would also eliminate substantial costs in management time, and legal and accounting fees, related to the preparation, review and filing of periodic reports and proxy statements, which we estimate to be approximately $77,000 per year.  The quarterly financial information that we file with the FDIC does not require the review of either our independent accountants or legal counsel.  On a per share basis, based on a minimum aggregate annual savings of $167,000, we expect to realize annual savings of $13.25 per current outstanding share.

After the Transaction, we will continue to prepare and mail to shareholders a proxy statement and annual report, which will be reviewed by outside counsel and our outside accountants, at an annual estimated cost of $12,000.  Our estimate of the annual savings of $77,000 for this annual reporting and proxy statement preparation following deregistration does not include this ongoing annual cost of $12,000.

At present, we are required to comply with many of the same complex securities law requirements that apply to large, widely held public companies with substantial compliance resources.  Our resources are more limited, and these compliance activities represent a significant administrative and financial burden to a company of our relatively small size and market capitalization.  We also incur less tangible but nonetheless significant expenditure of management's time and attention that could otherwise be deployed toward revenue-enhancing activities and other core business matters.

In summary, our estimated cost of compliance with the Securities Exchange Act and the Sarbanes-Oxley Act is substantial, representing an estimated direct and indirect annual cost to us of approximately $77,000, plus $195,000 in 2008 in compliance costs under Section 404 of the Sarbanes-Oxley Act, and at least $90,000 per year in successive years for such compliance requirements.  Our anticipated cost savings are also summarized under "Reasons for the Transaction" at page 17.

As of January 4, 2008, Oregon Pacific had approximately 443 common shareholders of record.  Approximately ninety-five percent (95%) of our outstanding shares as of that date was held by approximately 157 shareholders, including “street name” shareholders.  Additionally, of our 443 common shareholders, approximately 201 shareholders hold fewer than 500 shares.  These 201 shareholders held in the aggregate approximately 20,363 shares, comprising less than 1% of our outstanding common stock as of December 1, 2007.  Our common stock is not traded on any established stock exchange or market.  Trading is infrequent, trading volume is low, and the Board of Directors believes there is little likelihood that a more active market will develop in the foreseeable future.  However, because our common stock is registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act.

In light of the limited market for our common stock, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts by the Company to raise additional capital or to acquire other business entities. We believe the Transaction will provide a more efficient means of using our capital to benefit our shareholders by allowing us to save significant administrative, accounting, and legal expenses incurred in complying with the disclosure, reporting and compliance requirements described above. Moreover, we believe that our limited trading market and the resulting inability of our shareholders to realize the full value of their investment in our common stock through an efficient market has resulted in little relative benefit for our shareholders as compared to the costs of maintaining our registration. Finally, the Transaction will give the holders of a majority of our shares the opportunity to retain an equity interest in Oregon Pacific and therefore to participate in any future growth and earnings of the Company and in any future value received as a result of the sale of the Company.

ALTERNATIVES TO TRANSACTION CONSIDERED

In making our decision to proceed with the Transaction, we considered other alternatives to a “going private” transaction.  We rejected these alternatives because we believed the Transaction would be the simplest and most cost-effective manner in which to achieve the purposes described above.  These alternatives included the following.

Cash-Out Merger

The Board considered the reorganization of the Company through a merger with a new corporation formed solely to effect a reorganization.  In a cash-out merger, shareholders owning 500 or fewer shares of Oregon Pacific common stock would receive cash equal to the fair value of the common stock in exchange for their shares, and all other shares of Oregon Pacific common stock would have remained outstanding.  However, the reverse stock split approach has the same effect, and is somewhat simpler to implement.

Issuance of Preferred Stock

The Board considered the authorization and issuance of preferred stock to a subset of smaller shareholders in exchange for their common stock, which would still permit deregistration as long as the number of common shareholders fell below 300, and the number of preferred shareholders was not above 500.  However, in light of the administrative burdens of accounting for a separate class of shares, and the relatively small number of shareholders who would potentially benefit from this approach, this did not seem to be a desirable alternative.

Issuer Tender Offer

We considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature.  We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders to result in our common stock being held by a sufficiently fewer number of shareholders than at present to continue our registration exemption for the foreseeable future. As a result, we also rejected this alternative.

Business Combination

We neither sought nor received any proposals from third parties for any business combination transactions such as a merger, consolidation, or sale of all or substantially all of our assets.  Our Board did not seek any such proposals because these types of transactions are inconsistent with the main purpose of the proposed transaction, which is to avoid the cost and burden of SEC reporting obligations.

Expense Reductions

While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas we could identify in which we could achieve comparable savings without adversely affecting a vital part of our business or impeding our ability to grow.  We believe the expense savings a Transaction would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently.  For these reasons, we did not formally analyze cost reductions in other areas as an alternative to the Transaction.

Status Quo

The Board considered maintaining the status quo by continuing to be an SEC-reporting company, with all of the direct and indirect additional expense and burdens outlined above.  However, the Board concluded that maintaining the status quo not to be in the best interests of the Company or its unaffiliated shareholders.

BACKGROUND OF THE TRANSACTION

In September of 2006, during a Board retreat and planning session, the Board had a general discussion about the deregistration process, and heard from outside counsel about the potential benefits, costs and process entailed if the Company were to reduce its shareholder base so it could deregister as an SEC reporting company.  No action was taken on the matter in 2006, and the Board decided to defer a decision on deregistration until 2007.

In the fall of 2007, the Board took up the matter again.  The Bank’s Chief Financial Officer discussed with the Board the application of the increased internal control requirements under Section 404 of the Sarbanes-Oxley Act beginning with the 2007 calendar year and beyond, and described the nature and amount of work that would be required in order for management and the auditors to deliver the required certifications.  In view of the extensive nature of the compliance undertaking and the strain such compliance would place on the Company’s personnel and economic resources, the Board continued to view deregistration as an attractive solution.

At the Board’s monthly meeting held on November 20, 2007, the Board and Company management heard a presentation from outside legal counsel, Bennett H. Goldstein, concerning ways to reduce the Company’s shareholder base.  Various strategies, including a tender offer and a reverse stock split, were discussed.  The bulk of the discussion, however, focused on a reclassification of stock which would entail the issuance of a new class of preferred stock with differences in voting, liquidation preference, dividend entitlement, transfer restrictions and treatment on a change in control.  There was also discussion about the shareholder ownership thresholds that would be set for those receiving preferred stock.  The Board also discussed the need and desirability of obtaining a third-party common stock valuation and fairness opinion for any deregistration transaction that was ultimately approved.  The Board directed management to prepare a detailed plan for a reclassification of shares, including the number of common stock shareholders whose shares would need to be reclassified, the potential costs of the reclassification, and the characteristics of the preferred class of shares.  The Board also asked management to identify and retain a consultant to perform a stock valuation and fairness opinion.

Following the Board’s directive, management considered the details of establishing a class of preferred stock.  However, a further analysis showed that there were numerous shareholders who held very small amounts of stock.  For example, approximately 20 shareholders held 500 or fewer shares, about 61 shareholders held 250 or fewer shares, and about 120 shareholders held 100 or fewer shares.  Shareholders owning less than 500 shares comprised a numerical group of about 201 shareholders who, however, held less than one percent (1%) of the Company’s stock.  In light of the small holdings of the below 500 group, and the potential costs and burdens of administering a new class of preferred stock, management made a preliminary decision to recommend to the Board that instead of creating of a new class of preferred shareholders, the Board consider a 500-1 reverse stock split in order to cash out shareholders holding fewer than 500 shares.

In view of the benefits of the reverse stock split, management asked the Board to hold a special meeting to consider this alternative.  At a special meeting of the Board held on December 4, 2007, the Board heard a presentation from management and from outside legal counsel concerning the relative merits of a reverse stock split compared with the creation of a new class of preferred shares.  The Board gave preliminary approval to the reverse stock split.  The Board also approved the hiring of Douglas K. Southard, the President of Southard Financial, a banking industry appraisal firm, for the preparation of a fairness opinion and stock valuation.  Management and counsel were asked to draft the preliminary materials required to be filed with the SEC in connection with the stock split, and to have Southard Financial’s valuation ready for review for the next Board meeting.

Before the next scheduled Board meeting, set for December 18, the Board received a “Valuation Memorandum — Fair Value Calculations of the Common Stock of Oregon Pacific Bancorp,” prepared by Southard Financial, and delivered on December 17, 2007, and a preliminary draft of a proposed proxy statement.  On December 18, 2007, the Board met to discuss the Southard stock valuation and the proxy statement draft. Douglas K. Southard and outside counsel, Bennett H. Goldstein, were present by telephone for part of this meeting.  Mr. Southard gave a presentation and outline of the stock valuation, including the methods used to arrive at the stock value range set forth in the opinion.  Outside counsel answered questions about the timeline for implementing the reverse stock split.  Following these presentations, the Board resolved to proceed with the reverse stock split, set a cash out price of $13.00 per share, decided to present the matter to shareholders at a special meeting to be set at the earliest possible date, preferably in the first quarter of 2008, and asked Southard Financial to prepare a fairness opinion for review by the Board.

The $13.00 per share price was determined after discussion of the Southard Financial stock valuation.  Southard had placed a range of value on the stock of between $12.00 and $13.85 per share as of November 30, 2007.  The Board discussed various values for the cash out based on this range, and concluded that $13.00 per share, roughly in the middle of the range, was fair.  The Board’s decision was qualitative, in that it felt the value range arrived at by Southard Financial was fair under all the circumstances, and the Board did not prepare its own quantitative analysis.  The Board did not set a stock value to be used for persons exercising dissenters’ rights, and determined that a valuation in such circumstances would be determined in accordance with the procedures set forth in the Oregon statutes governing dissenters’ rights.  The Board discussed and affirmed the substantive and procedural fairness of the terms of the Rule 13e-3 Transaction to unaffiliated shareholders receiving cash and to those retaining common stock.

During the week of December 24, 2007, the Board reviewed and approved a final proposed proxy statement, as well as Southard Financial’s Fairness Opinion.  Through consent minutes, the Board formally adopted the conclusions of the Fairness Opinion.  It also approved the substantive terms of the Transaction as set forth in the final proxy statement, and directed that it be filed with SEC as required, along with a Form 8-K and a Schedule 13-e3.

REASONS FOR THE TRANSACTION

The Transaction will allow us to save significant costs related to the preparation, review and filing of our periodic reports and annual proxy statement.  We also expect savings in proxy solicitation costs, including printing and mailing costs.  We expect printing and mailing costs to be lower because we will have fewer shareholders who are entitled to vote, and because the financial and proxy statements that we deliver to shareholders after the Transaction will not include many of the disclosures required under the proxy or periodic reporting rules, such as disclosures regarding executive compensation, corporate governance and management ownership, and management's discussion and analysis of our financial results.

For 2008 and subsequent years, we expect to save the following fees and costs related to the preparation, review and filing of periodic reports on Forms 10-K and 10-Q, and annual proxy statements.  These fees and costs do not reflect Section 404 compliance costs, which are described in a separate table below.

Legal Fees	$5,000
Independent Auditor Fees	25,000
Proxy Solicitation, Printing and Mailing Costs	17,000
Management and Staff Time	30,000
Miscellaneous	12,000
Total Annual Non-404 Savings (estimated)	$89,000
Post-Deregistration Ongoing Expenses	(12,000)
Net Savings	$77,000

After the Transaction, we will continue to prepare and deliver to shareholders a proxy statement and annual report, which will be reviewed by outside counsel and our outside accountants, at an annual estimated cost of $12,000.  Our estimate of the annual savings of $77,000 for proxy statements and annual reports following deregistration does not include this ongoing cost.

We also expect to save the following fees and costs associated with management and staff time relative to compliance with the requirements under Section 404 of the Sarbanes Oxley Act beginning in 2008:

Independent Auditor Fees – Fiscal 2008	$90,000
Management and Staff Time – Fiscal 2008	105,000

Total Annual Savings (estimated) – Fiscal 2008	$195,000

Independent Auditor Fees – After 2008	$40,000
Management and Staff Time – After 2008	50,000

Total Annual Savings (estimated) – After 2008	$90,000

As discussed above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is impossible to quantify these costs precisely, we estimate that our Chief Financial Officer and financial staff currently spend an average of approximately 30% of their time on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders' stock ownership, and consulting with external auditors and counsel on compliance issues. Additionally, as a non-SEC reporting company, we believe our management team, which might otherwise continue to spend a significant amount of time on activities related to compliance with the Securities Exchange Act, will be free to devote its time to business development and revenue-enhancing activities.

In addition, our common stock is not listed on an exchange and has historically been very thinly traded.  We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily.  As a result, we do not believe that the registration of our common stock under the Securities Exchange Act has benefited our shareholders in proportion to the costs we have incurred, and expect to incur, as a result of this registration.

POSITIVE EFFECTS OF THE TRANSACTION ON OREGON PACIFIC

The Transaction will reduce the number of Oregon Pacific common shareholders of record below 300, so we may deregister as a reporting company under the Securities Exchange Act.  We anticipate that the Transaction will reduce our number of common shareholders of record from approximately 443 to below 300.  We estimate that approximately 20,363 shares held by approximately 201 common stock shareholders of record will be exchanged for cash, and that approximately 2,191,502 shares of our common stock will remain issued and outstanding after the Transaction.  We believe the Transaction will have the following positive effects on Oregon Pacific.

Termination of Securities Exchange Act Registration

After the Transaction, we will terminate our reporting status under the Securities Exchange Act, eliminating the costs of the periodic reporting requirements and proxy rules under the Securities Exchange Act.  Additionally, we will maintain our existing internal control procedures and continue to evaluate them for potential improvements, but will not be required to document, test and report on our internal control structure as required by Section 404 of the Sarbanes-Oxley Act.  We expect to save direct and indirect costs associated with Securities Exchange Act compliance, which we estimate to be approximately $77,000 on an annual basis, plus an additional $195,000 in costs related to compliance with Section 404 of the Sarbanes-Oxley Act in 2008 and $90,000 annually thereafter.

No Liability Under Section 18 of the Securities Exchange Act

Because the Company will be exempt from filing reports under the Securities Exchange Act, it will avoid liability under Section 18 of the Securities Exchange Act.  Generally, Section 18 provides that if the Company makes a false or misleading statement with respect to any material fact in any of its filings pursuant to the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company will be liable to any person who purchases or sells a security at a price that is affected by the statement.

NEGATIVE EFFECTS OF THE TRANSACTION ON OREGON PACIFIC

Effect on Market for Shares

After the Transaction, the number of outstanding shares of common stock available for purchase and sale will be reduced from 2,211,865 to 2,191,502.  We expect that the market for our common stock will continue to be as thinly traded after the Transaction as it was before the Transaction.  Oregon Pacific cannot predict whether the Transaction will have a material impact on the trading market for its common stock.  Its common stock is already thinly traded, and is not listed on an exchange, and after the Transaction we expect it to remain thinly traded and unlisted.  The reduction in outstanding shares from 2,211,865 to 2,191,502, less than 1%, therefore may or may not make a meaningful difference in actual liquidity, although it is reasonable to expect at least a slight reduction in liquidity.

Effect on Book Value Per Common Equivalent Share

Book value per common equivalent share will increase nominally, from $.68 on a historical basis to $.69 on a pro forma basis as of September 30, 2007.

Financial Effects

We estimate that professional fees and other costs related to the transaction will total approximately $45,000.  We expect these fees to be as follows:

SEC Filing Fees	$500
Legal Fees	25,000
Accounting Fees	2,000
Valuation Fees	13,000
Printing and Mailing	3,500
Miscellaneous	1,000

Total (estimated)	$45,000

We plan to pay these fees and cost out of our existing working capital and do not expect that the payment of these expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.

Elimination of Protection Under Section 16 of the Securities Exchange Act

Because our common stock will not be registered under the Securities Exchange Act, beginning 90 days after the effectiveness of the Transaction, the Company will no longer be entitled under Section 16 of the Securities Exchange Act to any "short-swing" profits realized by its directors, officers or 10% shareholders on purchases and sales of the Company's securities that occur within a six-month period.

Gaining of Additional Securities Holders

After the Transaction, the number of Oregon Pacific common stockholders could increase through a number of causes, including shareholders splitting their ownership among family members at death, negotiated trades of stock requiring registration, and future stock splits and dividends.  Such events could confront Oregon Pacific with the prospect of having to register with the SEC again as a reporting company.  At such time as this becomes a prospect, Oregon Pacific could take various actions in response, including proposing an additional reverse stock split to keep the number of Oregon Pacific common shareholders below 500.

OTHER EFFECTS OF THE TRANSACTION ON OREGON PACIFIC

Business Operations After the Transaction

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

Raising Capital and Obtaining Financing

In light of the limited market for our common stock, and the availability of capital from sources other than public markets, we believe terminating our reporting obligations as an SEC company will not have a significant impact on any future efforts to raise additional capital.  If we need to raise additional capital to support growth in the future, we have several financing alternatives that will not be affected by our continued status as a private company, including raising additional equity through private offerings, issuing trust preferred securities or borrowing funds from a correspondent bank.

Plans or Proposals

Other than as described in this Proxy Statement, we do not have any current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our Board of Directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business.  As stated throughout this Proxy Statement, we believe there are significant advantages in effecting the Transaction.  Although management does not intend at present to enter into any of the transactions described above, and is not involved with negotiations relating to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares, or any other arrangement or transaction we may deem appropriate.  We will disclose the terms of such a transaction at the appropriate time upon advice of counsel.

EFFECTS OF THE TRANSACTION ON SHAREHOLDERS GENERALLY

The Transaction will have the following effects on shareholders regardless of whether they are affiliated or unaffiliated shareholders.  We expect, however, that no shares held by our affiliates will be cashed out, because all of our affiliates are likely to hold at least 500 shares of common stock of record at all times prior to and at the Effective Date of the Transaction.  The effects will vary depending on whether the shareholder receives cash for some or all of his or her shares of Oregon Pacific common stock, or does not receive cash for any of his or her shares and continues to hold the same number of shares following the Transaction.  Because a shareholder may own shares in more than one capacity (for example, individually and through an individual retirement account), a shareholder may receive cash for some of his or her shares of common stock while retaining ownership of other shares of common stock following the Transaction.

The following sections describe the material effects that we expect to result from the Transaction with respect to shares that are cashed out  and shares that are unaffected by the Transaction.  The effects described below assume that in the Transaction approximately 20,363 shares of common stock are cashed out.

EFFECTS OF THE TRANSACTION ON REMAINING COMMON SHAREHOLDERS

For shares of our common stock that are not cashed out in the Transaction, shareholders will experience the following positive and negative effects.

Positive Effects

(1)  Common shareholders will continue to exercise sole voting control over the Company.

(2)  Shareholders continuing to hold common stock after the Transaction will have relatively increased voting control over the Company because the number of outstanding shares of common stock will be reduced.

(3)  Diluted earnings per share will increase nominally from $.68 per share to $.69 per share for the nine months ended September 30, 2007.

Negative Effects

(1) We expect that the market for our common stock will continue to be as thinly traded after the Transaction as it was before the Transaction.  Oregon Pacific cannot predict whether the Transaction will have a material impact on the trading market for its common stock. Oregon Pacific’s common stock is already thinly traded, and is not listed on an exchange, and after the Transaction we expect it to remain thinly traded and unlisted.  The reduction in outstanding shares from 2,211,865 to 2,191,502, less than 1%, therefore may or may not make a meaningful difference in actual liquidity.  However, it is reasonable to expect that common stock shareholders will see a slight reduction in liquidity after the Transaction.  See “Negative Effects of the Transaction on Oregon Pacific - Effect on Market for Shares" for more information.

(2)  Book value per common equivalent share will decrease 1.3% from $5.95 on a historical basis to $5.87 on a pro forma basis as of December 1, 2007, as a result of the repurchase of shares held by shareholders owning less than 500 shares for approximately $264,719, and the costs of the Transaction in the sum of approximately $45,000 charged to equity.

EFFECTS OF THE TRANSACTION ON SHAREHOLDERS WHO ARE “AFFILIATES”

In addition to the effects the Transaction will have on shareholders generally, which are described above, the Transaction will have some additional positive and negative effects specifically on our executive officers and directors, each of whom may, as a result of his or her position, be deemed an affiliate of Oregon Pacific.

As used in this proxy statement, the term "affiliated shareholder"  means  any  shareholder  who is a director or executive officer of Oregon Pacific, or  the  beneficial owner of 10% or more of Oregon Pacific's outstanding shares, and the term "unaffiliated  shareholder"  means any shareholder other than an affiliated shareholder.

Positive Effects

(1) After the Transaction, our common stock will not be registered under the Securities Exchange Act. As a result, beginning 90 days after the effective date of the Transaction, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16. After that time, our affiliates may realize "short-swing" profits on purchases and sales of the Company's securities that occur within a six-month period. Currently, under Section 16 of the Securities Exchange Act, the Company would be entitled to receive any such short-swing profits from the affiliate.

(2) After the Transaction, Oregon Pacific will no longer be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. As a result, information about our affiliates' compensation and stock ownership will no longer be publicly available.

(3) As a result of the Transaction, we expect that the percentage of beneficial ownership of Oregon Pacific common stock held by our directors and executive officers as a group will increase from approximately 19.7% before the Transaction to approximately 19.9% after the Transaction. See "Information About the Company - Stock Ownership of Directors, Officers and 5% Shareholders" for information about the number of shares of common stock held by our directors, executive officers and significant shareholders.

(4) Because the Company will no longer be required to file any reports under the Securities Exchange Act, our affiliates will no longer be subject to liability under Section 18 with respect to such reports. Currently, if any of our affiliates make a statement in any of the Company's filings under the Securities Exchange Act that, in light of the circumstances at the time the statement is made, is false or misleading with respect to any material fact, the affiliate may be liable under Section 18 of the Securities Exchange Act to any person that purchases or sells a security at a price that is affected by the statement.

(4)  Diluted earnings per share will increase nominally from $.68 per share to $.69 per share for the nine months ended September 30, 2007.

Negative Effects

(1)  Each of our affiliates will retain his or her common stock in the Transaction.  As a result, his or her book value per common equivalent share will decrease 1.3% from $5.95 on a historical basis to $5.87 on a pro forma basis as of December 1, 2007.

(2)  Because  our  common  stock will not be registered under the Securities Exchange Act after the Transaction,  executive officers and directors of Oregon Pacific will be deprived of the ability to dispose of their shares of Oregon Pacific common stock under  Rule 144 of the Securities Act of 1933, which provides a "safe  harbor" for  resales of stock by affiliates of an issuer.  As a result, affiliates will need to resell their shares in private transactions, which may result in reduced liquidity for the recipient and a lower purchaser price for the shares.

EFFECTS OF THE TRANSACTION ON SHAREHOLDERS WHO ARE NOT AFFILIATES

In addition to the effects the Transaction will have on shareholders generally, which are described above, the Transaction will also have the following negative effects on our unaffiliated shareholders:

(1)  Oregon Pacific will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the Transaction.  Specifically, we will no longer be required to make public disclosures regarding executive compensation, corporate governance matters, or management stock ownership.  As a result, unaffiliated shareholders will have less legally-mandated access to information about our business and results of operations than they had prior to the Transaction.  Our affiliated shareholders, however, because of their positions as directors or executive officers of the Company, will continue to have continuous access to all information regarding our financial condition and other aspects of our business.

(2) Because the Company will no longer be required to file any reports under the Securities Exchange Act, our unaffiliated shareholders will no longer be afforded the protections under Section 18 with respect to false or misleading statements in such reports. Currently, if the Company or any of its affiliates makes a false or misleading statement with respect to any material fact in any of the Company's filings under the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company or the affiliate may be liable under Section 18 of the Securities Exchange Act to any person who purchases or sells a security at a price that is affected by the statement.

RECOMMENDATION OF THE BOARD; FAIRNESS OF THE TRANSACTION

The Board believes that the Rule 13e-3 Transaction is both substantively and procedurally fair to the unaffiliated shareholders of Oregon Pacific who will receive cash in the Transaction, and to unaffiliated shareholders who will retain their shares of common stock following the Transaction.  The Board of Directors, including those Directors who are not employees of Oregon Pacific, has approved, and recommends that the shareholders approve, the proposed amendments to our Articles of Incorporation, which collectively reflect the terms of the Rule 13e-3 Transaction.

Each Oregon Pacific director and executive officer is deemed a “filing person” in connection with this transaction.  As filing persons, they have each determined in their individual capacity that the Rule 13e-3 Transaction is substantively and procedurally fair to our unaffiliated shareholders in each of the constituencies described above.  No individual filing person, however, is making any recommendation to shareholders as to how to vote.   See “Determination of Fairness by Oregon Pacific Affiliates” for information regarding the filing persons’ fairness determination.

All of our directors and executive officers have indicated that they intend to vote their shares of common stock, and any shares with respect to which they have or share voting power, in favor of the proposed amendments to our Articles of Incorporation. Our directors and executive officers beneficially own approximately 19.7% of the shares of common stock issued and outstanding. Although the Board as a whole recommends that the shareholders vote in favor of the proposed amendments for the reasons set forth in “Reasons for the Transaction,” no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

We considered a number of factors in deciding to approve the Transaction, including the effects described under “Effects of the Transaction on Oregon Pacific,” “Effects of the Transaction on Affiliates” and the relative advantages and disadvantages described under “Reasons for the Transaction” and “Effect of the Transaction on Shareholders Generally.” The Board also reviewed the tax and pro forma financial effects of the Transaction on Oregon Pacific and its shareholders.

The Board also considered the conflict of interest issues arising from the Transaction.  Potential conflicts exist because, among other things, directors, officers and affiliates are unlikely to be cashed out in the Transaction, and affiliates will own a slightly larger relative percentage of the outstanding common stock after the Transaction.  However, because of the existence of dissenters’ rights, the Board’s determination of the fairness of the Transaction, and the significant benefits to the Company and to post-Transaction shareholders of deregistration, the Board felt that no extra measures, such as the appointment of an independent representative for unaffiliated shareholders, was necessary. These factors are discussed in detail below in the section entitled “Procedural Fairness and Conflicts of Interest.”

After the Transaction, Oregon Pacific’s common stock will not be registered under the Securities Exchange Act.  The Board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the Board also considered the prospective decrease in administrative expenses incurred in soliciting proxies for routine and special meetings of shareholders. Management determined that the Transaction would result in the cost savings described in “Reasons for the Transaction.”

Additionally, the Board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the Board determined that, even as an SEC-registered company, Oregon Pacific has not had an active, liquid trading market for its common stock, and that its shareholders derive little relative benefit from its status as an SEC-registered company. The Board determined that the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential detriment from deregistration.

We considered alternatives to the proposed going-private transaction, but ultimately approved the Transaction proposal. Please read the discussion under “Alternatives Considered” for a description of these alternatives.

FAIRNESS OF THE TRANSACTION — SUBSTANTIVE FAIRNESS

The Board considered numerous factors, discussed below, in reaching its conclusions that the Rule 13e-3 Transaction is substantively fair to our unaffiliated shareholders who will receive cash, and to our unaffiliated shareholders who will retain their shares of common stock.  In reaching these conclusions, the Board considered all of the factors as a whole, and did not assign specific weights to any particular factor.

 In reaching its own conclusions as to fairness, however, the Board adopted the fairness opinion of Southard Financial. A copy of the fairness opinion is attached as Appendix C to this Proxy Statement.

FACTORS AFFECTING SHAREHOLDERS RETAINING COMMON STOCK

Continuing Equity Interest in Oregon Pacific

Approximately 242 shareholders, representing the ownership of more than 99% of the presently issued and outstanding common stock of Oregon Pacific, will continue to hold an equity interest in the Company, and will continue to have the opportunity to participate in any future growth and earnings, including any future sale or change in control of the Company.  The Board viewed this factor as supporting its determination of fairness, because shareholders holding the substantial majority of the equity interest in Oregon Pacific will not be forced to involuntarily liquidate their equity interest in the Company.  See “Alternatives Considered.”

Earnings Per Share

Diluted earnings per share will increase nominally from $.68 per share to $.69 per share for the nine months ended September 30, 2007.  The Board viewed the slightly positive effect on diluted earnings per share as a factor, among others, that supported its conclusion of fairness of the Transaction.

Book Value Per Common Share Equivalent Share

Book value per common equivalent share will decrease nominally, from $5.95 on a historical basis to $5.87 on a pro forma basis as of September 30, 2007.  The Board viewed the decrease as a slightly negative factor, but not one that negates the overall fairness of the Transaction.

Tax Consequences

The Board noted that the Transaction would not result in a taxable event for shareholders retaining their shares of common stock.  There will be tax consequences for shareholders receiving cash.  These tax consequences contributed to the Board’s recommendation and conclusion as to the fairness of the Transaction to unaffiliated shareholders who will retain their shares of common stock following the Transaction.  See “Federal Income Tax Consequences of the Transaction” for more information regarding the tax consequences of the Transaction.

Loss of Benefits of Continuing SEC Registration of Common Stock

After the Transaction, our common stock will not be registered under the Securities Exchange Act. This will greatly reduce the amount of information that is publicly available about the Company, including detailed analyses by management of our financial results, current reports of significant corporate events, copies of material contracts involving the Company, and information as to executive and director compensation and stock ownership. It will also eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report on our internal controls and disclosure requirements relating to our audit committee, code of ethics and director nominations process.  Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the provisions of Section 16, which allow the Company to recover profits realized by its insiders as a result of their trading in Company securities under certain circumstances. The Board noted that while the loss of the benefits of SEC registration was, standing alone, a negative factor in its fairness determination, the fact that detailed financial data about the Company and the Bank would continue to be publicly available from the Federal Reserve Board and the FDIC after the Transaction and that the Company would continue to provide its audited financial statements to shareholders provided offsetting benefits.

FACTORS AFFECTING SHAREHOLDERS RECEIVING CASH

Cash Price for Shares

The Board obtained and considered a valuation of Oregon Pacific’s common stock from Southard Financial, an independent third party. This valuation placed a fair value estimate of our common stock at between $12.00 and $13.85 per share as of November 30, 2007. The Board chose to pay common stock shareholders who will receive cash in the Transaction, consisting of those who own less than 500 shares, at the middle of that range, or $13.00 per share.  It was the Board’s determination that this price would appropriately compensate those shareholders who will be required to relinquish their shares in the Transaction. The Board also noted that market transactions in the common stock of Oregon Pacific during the period from January 1, 2007 through December 1, 2007 ranged between a high of $12.40 and a low of $8.50 per share.  The Board also obtained and considered an opinion from South Financial, an independent appraisal firm, to the effect that the price per share of $13.00 to be paid to shareholders who own less than 500 shares to be fair to such shareholders.  See Appendix C to this Proxy Statement. The Board viewed the payment of $13.00 per share as a benefit to the shareholders receiving cash in the Transaction.

Loss of Equity Interest

The Transaction will require shareholders holding fewer than 500 shares as of January 4, 2008 to surrender their equity interest in the Company. This means that such shareholders will not participate in any future growth and earnings of the Company, unless the shareholder chooses to reacquire shares of Oregon Pacific common stock after January 4, 2008.  The Board noted, however, that shareholders in the under-500 shares group currently have very small holdings individually and in the aggregate, and have limited influence on shareholder votes, because this shareholder group, although relatively numerous, only held an aggregate of less than 1% of our outstanding common stock as of January 4, 2008.  The Board viewed the loss of the equity interest of the under-500 shareholder group as a negative factor for the shareholders receiving cash.

Choosing to Continue an Equity Interest in Oregon Pacific

At any time after January 4, 2008, a shareholder who will be cashed out in the Transaction may reacquire an equity interest in Oregon Pacific by acquiring new shares in the open market.  However, because the market for Oregon Pacific common stock is not liquid, there can be no assurance that all shareholders who wish to reacquire more shares will be able to find shares available for sale at prices desired by potential purchasers.  The Board therefore recognized that the lack of liquidity in the market for Oregon Pacific’s stock, and the particular financial circumstances of the shareholder, could in some circumstances make this alternative infeasible or undesirable.  On balance, the Board viewed the right of a shareholder to reacquire shares of Oregon Pacific as a neutral factor.

Tax Consequences

The Transaction will have a tax effect for shareholders who are cashed out.  Shareholders who receive cash in the Transaction may recognize gain, loss, or income for United States federal income tax purposes depending upon the shareholder’s particular circumstances.  For those shareholders who recognize either gain or loss under certain circumstances, the gain or loss will constitute a capital gain or loss that will be classified as long term or short term capital gain depending upon how long the shareholder has held the shareholder’s common shares prior to the sale. Certain shareholders who receive cash may recognize such receipt as a distribution of a dividend.  See “Federal Income Tax Consequences of the Transaction – Federal Income Tax Consequences To Shareholders Who Receive Cash In The Transaction.” The Board viewed the tax effects to the under-500 shareholder group as a negative factor for such shareholders.

SUMMARY OF SOUTHARD FINANCIAL FAIRNESS OPINION

This is a summary only, and shareholders are encouraged to review the entire fairness opinion, a copy of which is attached to this Proxy Statement as Appendix C.

Summary of Opinion Regarding Cash Payment to Shareholders Receiving Cash

The Board of Directors of Oregon Pacific retained Southard Financial to act as its financial advisor in connection with the Transaction. As part of its engagement, Southard Financial rendered an opinion at Oregon Pacific’s request with respect to the fairness of the price to be paid to shareholders who will be cashed out in the Transaction. In connection with providing its fairness opinion and other services rendered in connection the Transaction, Southard Financial received no specific instructions from the Company’s Board of Directors other than to provide the Board with an opinion stating whether or not the cash out price would be fair, from a financial point of view, to the Company’s stockholders receiving cash. No limitation was imposed on Southard Financial with respect to the scope of its investigation in rendering its services.

Prior to rendering its opinion, Southard Financial reviewed and analyzed, among other things; (i) the terms of the Transaction, including the cash-out price; (ii) the Company’s annual report to stockholders and financial statements for each of the three years ended December 31, 2004, 2005 and 2006; (iii) the Company’s quarterly reports and financial statements for the three, six and nine month periods ending March 31, June 30 and September 30, 2007, respectively; (iv) certain information regarding the historical record of reported prices, trading activity and dividend payments of Oregon Pacific’s common stock; (v) certain reported financial terms of selected recent going private transactions which Southard Financial deemed to be relevant; (vi) publicly available business financial information regarding Oregon Pacific, including the Uniform Bank Performance Report of Oregon Pacific Bank for the periods ended December 31, 2002-06 and September 30, 2007; (vii) discussions with Company management regarding the background of the Transaction and reasons and basis for the Transaction; (viii) market information on publicly traded banking companies obtained from publications of Wilshire Associates and SNL Financial; and (ix) other studies, analyses and investigations, particularly of the banking industry, and such other information as Southard Financial deemed appropriate. Southard Financial did not obtain, make or receive any independent appraisal or evaluations with respect to the Company’s assets or liabilities. It also did not make or receive any analyses or evaluations of the rights of stockholders, creditors or others holding any claims or rights against the Company.

In connection with rendering its opinion, Southard Financial performed a variety of financial analyses. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. The preparation of a fairness opinion is a complex process involving subjective judgment and is not susceptible to partial analyses. In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of Oregon Pacific Bancorp. Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned greater significance than any other.

Southard Financial’s analyses included (i) a comparison of the cash out price with recent market transactions among selected peer groups, (ii) a liquidity premium analysis based on recent stock transactions; and (iii) a discounted cash flow analysis.  Southard Financial also considered the current and historic trading activity and prices of Oregon Pacific’s common stock.

Comparison With Recent Market Transactions

Based upon the stated price of $13.00 per share, Southard found that the Transaction represents the following pricing ratios:

	Oregon Pacific	Implied
	Amount	Pricing Ratio
Price/Book Value	$6.01	216.30%

Price/Book Value	6.00	216.70%

Price/Earnings¹	0.87	14.94

Price/Budgeted 2008 Earnings	0.73	17.81

¹ Annualized Eleven Months Ending November 30, 2007

In order to evaluate the fairness of the proposed cash out price for the Transaction, Southard Financial compared the implied Company pricing ratios to several peer groups of publicly traded banks, including a peer group of 15 banks in the Western United States region and 14 Oregon public banks deemed relevant (all pricing data as of November 30, 2007). The group of Western United States region banks selected for comparison included all publicly traded banks with assets less than $300 million, return on equity between 10% and 15%, and average daily trading volume of at least 100 shares. The size and performance (ROE) ratios are similar to Oregon Pacific.

The group of Oregon banks selected for comparison included all publicly traded banks with assets less than $1.0 billion, that had reported positive earnings during the past twelve months, and had average trading volume of at least 100 shares (it should be noted that a total of 24 publicly traded banks in Oregon were considered, with only 14 surviving the screening process). A list of the excluded banks is provided below.

To the extent any comparisons were done with peer groups, Southard Financial noted that no peer group or member of a peer group was identical to Oregon Pacific. Likewise, no reviewed transaction was identical to the Transaction. As a result, Southard Financial’s analyses with respect to the Transaction were not intended to be purely mathematical. Rather, Southard Financial considered complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which Oregon Pacific is being compared in the course of delivering its report and written opinion to the Board.

The price/book value ratio implied by the Transaction (216.3%, or 216.7% diluted) is well above the median price/book value ratio for market transactions for both of the selected peer groups (Western region = 155.63%; Oregon banks = 153.9%). Likewise, the price/earnings ratio implied by the Transaction (14.94 time annualized 2007 earnings and 17.81 times budgeted 2008 earnings) is above the median price/earnings ratio for the selected peer groups (Western region = 13.82x; Oregon banks = 13.69x).

On a broader market basis, (all publicly traded banks with ROE between 0% and 15% and total assets less than $1.0 billion), as of September 30, 2007, the price/book value ratio and price/earnings ratio of the Transaction compare favorably (127.6% and 14.80x). On balance, the implied pricing ratios compare favorably to the observed market pricing for publicly-traded banks and bank holding companies in Oregon and nationwide. It should be noted that market multiples declined somewhat from September 30, 2007, making the comparison even more favorable as of November 30, 2007.

The following table reflects Oregon Pacific’s stock price if it were based upon the multiples of the various peer groups.

	Trading Price Implied By
	Price/Book	Price/LTM¹
	Value	Earnings
All Public Banks	$7.67	$12.90
All 15 Peer Group Western Region	9.35	11.95
All 14 Peer Group Oregon Banks	9.25	12.05

¹ Last Twelve Months Ending November 30, 2007

Southard Financial also compared the implied pricing ratios to multiples for whole bank transactions in Oregon and Washington during all of 2006 and during the first eleven months of 2007 involving banks with assets less than $1.0 billion. The price/book ratio is only slightly lower than the median for whole bank transactions, while the price/earnings ratio is about 25% below the price/earnings ratio for whole bank transactions (20.50x). However, a control sale of the Bank is not contemplated under the current Transaction, and fair value does not assume a sale of the Bank.

Southard Financial analyzed pricing multiples and financial ratios with respect to the selected 14 Oregon bank peer group (i.e. (i) book value, (ii) tangible book value, and (iii) reported earnings for the last twelve months) and calculated the median, mean, first quartile, and third quartile of such pricing ratios. The details and ranges of these pricing multiples within the selected peer group as of November 30, 2007 were as follows:

		Price/Book	Price/LTM		Price/Tangible
Bank/Bank Holding Company	Tickler	Value	Earnings		Book Value
Capital Pacific Bancorp	CPBO	102.7%	27.0	x	102.7%
People's Bank of Commerce	PBCO	96.5%	17.3	x	97.8%
Century Bank	CBAO	133.0%	26.2	x	133.0%
Willamette Valley Bank	WLMT	111.9%	14.5	x	111.9%
Merchants Bancorp	MBNC	168.4%	16.1	x	175.8%
Pacific West Bank	PWBO	112.4%	13.9	x	112.4%
Home Valley Bancorp, Inc.	HVYB	155.6%	11.9	x	155.6%
Oregon Pacific Bancorp	OPBP	152.1%	10.0	x	155.8%
Albina Community Bancorp	ACBC	88.4%	13.5	x	88.4%
Bank of Salem	BSOG	226.2%	12.8	x	226.2%
Columbia Commercial Bancorp	CLBC	218.6%	11.5	x	218.6%
Pacific Continental Corporation	PCBK	160.5%	13.2	x	206.1%
Columbia Bancorp	CBBO	176.3%	12.2	x	190.6%
PremierWest Bancorp	PRWT	176.5%	14.6	x	212.4%
Median		153.9%	13.7	x	155.7%
Mean		148.5%	15.3	x	156.2%
High		226.2%	27.0	x	226.2%
Low		88.4%	10.0	x	88.4%
1st Quartile		112.0%	12.3	x	112.0%
3rd Quartile		174.3%	15.7	x	202.2%
Oregon Pacific at $13.00 per share		216.3%	14.9	x	NA

The Oregon bank peer group included all Oregon banks with assets under $2.0 billion, with the exception of 10 banks that were excluded for various reasons, including lack of sufficient trading volume, negative ROE, or lack of information. The banks excluded from the Oregon peer group are listed below along with the reason for exclusion and pricing ratios (if available).

			Price/Book	Price/LTM	Price/Tangible
Bank/Bank Holding Company	Tickler	Reason For Exclusion	Value	Earnings	Book Value
Silver Falls Bank	SVFL	No Data	NA	NA	NA
Willamette Community Bank	WMCB	Negative ROE	NA	NA	NA
Pinnacle Bank of Oregon	PNNB	Negative ROE	87.5%	NA	87.5%
Siuslaw Financial Group, Inc.	SFGP	Average Daily Volume < 100 shares	187.8%	13.85	NA
Prineville Bancorporation	PNVL	Average Daily Volume < 100 shares	195.4%	17.91	195.4%
Citizens Bancorp	CZBC	Average Daily Volume < 100 shares	190.2%	16.92	190.2%
Summit Bank	SBKO	Average Daily Volume < 100 shares	165.1%	23.53	166.0%
BEO Bancorp	BEOB	Average Daily Volume < 100 shares	192.9%	10.21	NA

Liquidity Premium Analysis

Southard Financial also performed an analysis of the implied premium of the cash out price to recent trading activity in Oregon Pacific stock. Oregon Pacific Bancorp stock is listed on the over-the-counter bulletin board. Trading is relatively limited, with only 138,508 shares (about 6%) trading in 2007 year-to-date (through December 18, 2007). In general, the market price trended down over the year, falling from a high of $12.50 per share in early January to a low of $8.75 per share in July. The price per share rebounded somewhat during the Fall (reaching $10.25 per share), before declining again to $9.15 per share as of December 18, 2007. The table below provides summary market data information and the implied premium associated with the proposed Transaction price of $13.00 per share.

		Weighted Average	Implied
Calendar 2007	Volume	Price Per Share	Premium
First Quarter	42,110	$12.07	7.71%
Second Quarter	29,085	11.61	11.97%
Third Quarter	39,690	9.53	36.41%
Fourth Quarter	27,623	9.87	31.71%
December 2007	4,300	9.09	43.01%
Last Price	110	9.15	42.08%
2007 year-to-date	138,508	10.81	20.26%

Of particular note is the Transaction’s 42.1% premium to the last traded price ($9.15) and the 31.7% premium to the weighted average market price during the fourth quarter of 2007 ($9.87). The implied premiums support the fairness of the price being paid. Further, the $13.00 per share Transaction price is higher than any price paid for the common shares of the Company in a reported transaction.

Discounted Cash Flow Analysis

Finally, Southard Financial performed a pro-forma discounted cash flow analysis, to determine the value of Oregon Pacific Bancorp based upon adding (i) the present value of the estimated future dividend stream that Oregon Pacific could generate over the next five year period; and, (ii) the present value of the “terminal value” of Oregon Pacific common stock at the end of the period. To determine a projected dividend stream, Southard Financial used an estimate of ongoing earnings for 2007 and assumed annual growth in earnings and assets of between 4% and 10%. The analysis was performed under the assumption that Oregon Pacific pays dividends sufficient to maintain an equity/assets ratio of 8% (a normal level). The “terminal value” of Oregon Pacific common stock at the end of the projection period was determined by applying current market multiples to projected net income. The dividend stream and terminal value were discounted to the present using discount rates between 13% and 16%, which Southard Financial viewed as the appropriate discount rate range for a company with Oregon Pacific’s risk characteristics. Using this analysis, the implied value of Oregon Pacific Bancorp was consistently below the proposed Transaction price.  No detailed quantification of the discounted cash flow was prepared by Southard or otherwise considered by the Board.

Company Proposed 2008 Income Statement Reviewed by Southard Financial

Among the materials provided by Oregon Pacific to South Financial was Oregon Pacific’s preliminary, proposed budget for the fiscal year 2008.   Oregon Pacific prepares a proposed budget annually as part of its planning process.  A summary of the preliminary, proposed budget provided to Southard Financial is as follows.

	2007 Budget	2008 Budget
	Twelve Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2007 (Unaudited)*	2008	*
Interest income	$12,251	$12,645
Interest expense	3,662	3,841
Net interest income	8,589	8,804

Provision for loan losses	-	100
Net interest income after provision for loan losses	8,589	8,704

Non-interest income	2,385	2,266

Non-interest expense	8,250	8,531
Income before income taxes	2,724	2,439

Provision for income taxes	843	855
Net Income	$1,881	$1,584

______________________________
*Figures prepared as of December 5, 2007.  Fiscal year 2007 figures are estimates.  Fiscal year 2008 figures are projections prepared on December 5, 2007.  Numbers in thousands.  Please note that this was a preliminary budget only prepared based on information known and available as of December 5, 2007.

Compensation Paid to Southard Financial

 Southard Financial received a total of $13,685 for its work for Oregon Pacific in connection with the Transaction, including its stock valuation analysis and fairness opinion.  The payment due to Southard was not contingent on the completion of the Transaction.

SUMMARY OF SOUTHARD FINANCIAL VALUATION

 This is a summary only, and shareholders are encouraged to review entire valuation, a copy of which is attached to this Proxy Statement as Appendix D.

Prior to the preparation of the fairness opinion, the Board asked Southard Financial to prepare a written valuation analysis of Oregon Pacific common stock in order to have an independent analysis of the current value of the stock to assist the Board in determining the specifics of the Transaction, and to have guidance on how much should be paid to shareholders who would receive cash in the Transaction.  The Southard written valuation was utilized by the Board as one factor in the determination of the price to be paid for shares redeemed in the Transaction.  However, the Board’s determination of the $13.00 per share price was ultimately a subjective one based on all the factors relating to the Transaction.

In its valuation, Southard combined three approaches to determine a range of values for the common stock. The asset value approach was used to develop an estimate of value based upon the market values of the Oregon Pacific assets and liabilities, as opposed to book value.  Asset value typically indicates a value that contains an element of control, or at least an element of assumed marketability.  When using this approach to value an entity on a non-marketable minority interest basis, discounts for lack of control and lack of marketability are necessary. Southard also used a market approach that took into consideration prior transactions in Oregon Pacific common stock, and comparisons with similar companies whose stocks are publicly traded.  When using this method, a determination of anticipated benefits, such as earnings and cash flow, is developed based upon a review of the subject entity.  The anticipated benefits are then capitalized.  Finally, Southard employed an income approach, first determining anticipated benefits such as earnings and cash flows, and then utilizing an appropriate rate or multiple to capitalize those benefits. The resulting capitalized benefit is adjusted to reflect the estimated values of any non-operating assets and/or liabilities.

Southard’s fair market value estimate was the result of a combined value based upon a weighted average of the various valuation approaches utilized in the analysis. The weights applied to the various methodologies were based upon the relative importance of each methodology.  Further, discounts to the combined value were necessary to properly reflect the appropriate standard of value.

Utilizing a value on a fully marketable basis employing accepted valuation methods and market multiples for publicly traded banks, Southard’s analysis arrived at a value of $12.00 per share for the common stock.  Using an analysis on a full control basis, with modest discounts from the average whole-bank transaction multiples in 2006 and the period January 1 to November 30, 2007, Southard’s analysis indicates a value of $13.85 per share. Both values are as of November 30, 2007.

BOARD’S  DETERMINATION OF CASH PAYMENT

 In determining the proper price per share to be paid to owners of fewer than 500 shares of common stock in the Transaction, the Board utilized the stock valuation prepared by Southard Financial, which was discussed by the Board at its December 18, 2007 meeting.  Several of the factors analyzed by Southard and considered by the Board are also included in the Southard Financial fairness opinion, and are described in summary form below.

In considering whether the price of $13.00 per share was fair to shareholders receiving cash, Southard determined that the Transaction represented the following pricing ratios:

Price/Book Value ($6.01 per share at 11/30/07)	216.3%
Price/Diluted Book Value ($6.00 per share at 11/30/07)	216.7%
Price/Earnings ($0.87 per share, annualized 11/30/07)	14.94	x
Price/Budgeted Earnings ($0.73 per share in 2008)	17.81	x

The price/book ratio (216.3%, and 216.7% diluted) was well above the average price/book value ratio for market transactions involving comparable Western region banks with ROE between 10% and 15%, and total assets less than $300 million, as of November 30, 2007.  Likewise, the price/earnings ratio (14.94x 2007 earnings and 17.81x budgeted 2008 earnings) is above the average price/earnings ratio for such market transactions.

Southard found that the implied pricing ratios compared favorably to the observed market pricing for publicly-traded banks and bank holding companies in Oregon.  Southard also determined that the price/book ratio compared favorably to the same ratios for peer group Western regional public banks with assets less than $1.0 billion.  While Oregon Pacific’s price/earnings ratio was about 25% below whole bank transactions for 2006 and the first eleven months of 2007 according to Southard, a control sale of Oregon Pacific is not a component of the Transaction, and fair value does not assume a sale of Oregon Pacific or its subsidiary Oregon Pacific Bank.

Southard also analyzed fairness from the point of view of liquidity and cash flow. Oregon Pacific common stock is not listed on an exchange, and there is no organized trading market for the stock.  For the period January 1, 2007 through December 18, 2007, a total of 138,508 shares of Oregon Pacific common stock changed hands at a weighted average price of $10.81 per share.  Southard determined that the proposed Transaction would provide a premium for smaller minority shareholders who are cashed out at a price well in excess of recent trades, specifically, a 31.7% premium to the weighted average market price during the fourth quarter of 2007.

 Using a pro-forma discounted cash flow analysis, Southard also determined the value of Oregon Pacific based upon adding (i) the present value of the estimated future dividend stream that it could generate over the next five year period, and, (ii) the present value of the “terminal value” of Oregon Pacific common stock at the end of the period.  To determine a projected dividend stream, Southard used an estimate of ongoing earnings for 2007, and assumed annual growth in earnings and assets of between 4% and 10%.  The analysis was performed under the assumption that Oregon Pacific pays dividends sufficient to maintain an equity/assets ratio of 8%, a normal level.  The “terminal value” of Oregon Pacific common stock at the end of the projection period was determined by applying current market multiples to projected net income.  The dividend stream and terminal value were discounted to the present using discount rates between 13% and 16%, which Southard viewed as the appropriate discount rate range for a company with Oregon Pacific’s risk characteristics.  Using this analysis, the implied value of Oregon Pacific common stock was consistently at or below the proposed transaction price of $13.00 per share. No detailed quantification of the discounted cash flow was prepared by Southard or otherwise considered by the Board.

PROCEDURAL FAIRNESS AND CONFLICTS OF INTEREST

The Board of Directors, including those who are not employees of Oregon Pacific, has unanimously approved the reverse stock split and each the proposed amendments to our Articles of Incorporation, and is seeking shareholder approval of the proposed amendments.  All of our affiliates, which include all of our directors and executive officers, participated in the Board discussions regarding pursuing a transaction designed to allow the Company to deregister its common stock.  Each of our affiliates potentially has a conflict of interest with respect to the Transaction because he or she is in a position to structure the Transaction in a way that benefits his or her interests differently from the interests of the unaffiliated shareholders.  As described under “Effects of Transaction on Affiliates”, the Transaction will have various positive effects on our affiliates that it will not have on unaffiliated shareholders.  In particular, we anticipate that few if any shares of common stock held by our affiliates will be cashed out in the Transaction.  Because there will be fewer outstanding shares of common stock after the Transaction, the affiliates will own a larger relative percentage of the outstanding common stock after the Transaction, and will continue to have an equity interest in the Company.

The Board also took into account that because it has set a record date of January 4, 2008 for determining which shareholders will be cashed out, after that date a shareholder who increases his or her record holdings will still have the shares held by the shareholder as of January 4, 2008 cashed out.  A shareholder cannot avoid this effect by placing the shares in “street name” with a broker holding at least 500 shares after January 4, 2008.  Conversely, shareholders who hold at least 500 shares of common stock will not have their shares cashed out by subdividing or selling their common stock after January 4, 2008.  These considerations mean that the number of shares and shareholders affected by the Transaction, and the overall expenses of the Transaction, will remain limited.

The Board viewed the early record date of January 4, 2008 as procedurally fair to shareholders who will be cashed out.  First, while a later record date might have allowed such shareholders to avoid a cash-out by acquiring more shares, nothing prevents cashed-out shareholders from reacquiring shares of the Company either before or after the Effective Date if he or she wished to continue an equity investment of the Company.  Second, shareholders who will receive cash in the Transaction are entitled to dissenters’ rights under Oregon law.  This enables cashed-out shareholders who follow the statutory procedure to potentially obtain a higher price for their shares.  This further supports the procedural fairness to such shareholders, as it provides an alternative process by which dissenting shareholders may obtain the fair value of their shares in cash.  See “Dissenters’ Rights” and Appendix B.  The Board also viewed the early record date of January 4, 2008 as procedurally fair to the majority of its shareholders who will not be cashed out.  While the early date precludes shareholders in the 500 shares and over group from splitting their shares to potentially gain the cash-out price, such share-splitting could substantially raise the cost of the Transaction to the Company, to the detriment of shareholders who did not take such action.  In balancing the relative rights of those in the majority group holding 500 shares or more who might wish to split up their shares, and those who would not, the early record date of January 4, 2008 seemed on balance to be fair to this group as a whole.

No unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Transaction or preparing a report covering its fairness was retained by Oregon Pacific or by a majority of directors who are not employees of Oregon Pacific. The Board concluded that the retention of an unaffiliated shareholder representative was not necessary, because the Transaction treats affiliated and unaffiliated shareholders identically, and because both unaffiliated and affiliated shareholders who received cash in the Transaction may exercise dissenters’ rights under Oregon law.  We expect, however, that few if any shares held by our affiliates will be cashed out, because almost all of our affiliates will likely hold 500 or more shares of record as of January 4, 2008.

The Board did not consider it necessary to exclude affiliated shareholders from the vote on approving the Transaction, even though affiliates hold 19.7% of Oregon Pacific’s issued and outstanding shares, because of the existence of dissenters’ rights, the Board’s determination of the fairness of the Transaction, and the significant benefits to the Company and to post-Transaction shareholders of deregistration.  After consideration of the factors described above, the Board believes that the Transaction is procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement or unaffiliated representative.

We have not made any provision in connection with the Transaction to grant unaffiliated shareholders access to our corporate records, except as provided under Oregon law. Section 60.711 of the Oregon Revised Statues permits shareholders to inspect and copy, upon five days’ prior written notice and during regular business hours at our main office, the following records: (1) our articles of incorporation; (2) our bylaws; (3) resolutions adopted by our Board of Directors authorizing the Transaction; (4) the minutes of all shareholders’ meetings, and records of any actions taken by shareholders without a meeting, for the past three years; (5) all written communications to shareholders as a group within the past three years, including the financial statements furnished to shareholders for the past three years; (6) a list of the names and business addresses of our current directors and officers; (7) our most recent annual report delivered to the Oregon Secretary of State.

Further, shareholders may inspect and copy, upon five days’ prior written notice and during regular business hours at a reasonable location specified by the Company, any of the following records: (1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection as described in the preceding paragraph; (2) our accounting records; and (3) our shareholder list.  A shareholder may only inspect and copy these three types of records if: (1) his or her demand is made in good faith and for a proper purpose; (2) he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (3) the records are directly connected with this purpose.  The Board determined that these access provisions, together with the disclosure contained in this Proxy Statement and Oregon Pacific’ other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Transaction.

In addition, the Board did not consider it necessary to obtain legal counsel for unaffiliated shareholders at our expense.  For the reasons described in “Determination of Cash Price” above, the Board did obtain a fairness opinion to the effect that the Transaction was fair to the holders of common stock who will be cashed out.  See Appendix C.  Moreover, the Board did obtain an appraisal of Oregon Pacific’ common stock for the purpose of determining the appropriate range of values to consider in setting the cash payment to shareholders holding fewer than 500 pre-split shares.  If a dissenters’ proceeding remains unsettled and requires litigation, the Company may be required to pay for any court appointed appraisal in such proceeding.

 In deciding not to adopt these additional procedures, the Board also took into account factors such as Oregon Pacific’s size and the cost of such procedures.  While these procedures would provide additional procedural protections for shareholders, the Board determined that they were not necessary to ensure the procedural fairness of the Transaction because, in its view, the availability of dissenters’ rights, the ability of the shareholders to vote on the Transaction as a single class, and the time and means afforded to shareholders to obtain their desired consideration in the Transaction, were sufficient to support the Board’s determination that the transaction is procedurally fair to each shareholder constituency.

After consideration of the factors described above, the Board of Directors has determined that the Rule 13e-3 Transaction is procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative, and the provision of legal counsel at Oregon Pacific’s expense, to Oregon Pacific’s unaffiliated shareholders who will receive cash in the Rule 13e-3 Transaction. The Board has also determined that the Rule 13e-3 Transaction is procedurally fair to unaffiliated shareholders who will retain their shares of common stock.  Additionally, the Board believes that the Rule 13e-3 Transaction is substantively fair to these constituencies.  Finally, the Board has determined that the Rule 13e-3 Transaction is substantively and procedurally fair to affiliated shareholders for the same reasons specified as to unaffiliated shareholders, given that its terms do not distinguish between these groups.

DETERMINATION OF FAIRNESS BY OREGON PACIFIC AFFILIATES

 Our affiliates consist of the following directors and executive officers.  All such affiliates are “filing persons” for purposes of this transaction.

Patricia Benetti, Director
Lydia G. Brackney, Director
A.J. Brauer, M.D., Director
James P. Clark, Director, President and Chief Executive Officer
Doug Feldkamp, Director
Thomas K. Grove, Director
Robert R. King, Director
Jon Thompson, Director
Marteen L. Wick, Director
Richard L. Yecny, Director
Joanne Forsberg, Executive Vice President and Chief Financial Officer
Don Mabry, Executive Vice President , Chief Operating Officer

For each of our affiliates, their purpose and reasons for engaging in the Transaction, alternatives considered and analyses regarding substantive and procedural fairness of the Transaction to unaffiliated shareholders receiving cash in the Transaction and to those retaining their shares of common stock were the same as those of the Board of Directors, and each of these affiliates adopted the analyses of the Board of Directors with respect to these issues. Based on these factors and analyses, each of our affiliates has concluded that the Rule 13e-3 Transaction is procedurally and substantively fair to our unaffiliated shareholders who will receive cash, and to its unaffiliated shareholders who will retain their shares of common stock.

EXERCISE AND PERFECTION OF DISSENTERS' RIGHTS

Shareholders of Oregon Pacific who are entitled to dissent from the proposed Transaction and who exercise and perfect their rights as dissenters pursuant to Oregon law may be entitled to receive, in exchange for their shares, the amount determined in accordance with statutory procedures.

Only shareholders who will receive cash in the Transaction may exercise dissenters’ rights.  The statutes setting forth the rights of dissenting shareholders are set forth in ORS 60.551, et seq.  A copy of these provisions is attached to this Proxy Statement.  The following brief summary is not a complete statement of dissenters’ rights, and shareholders are encouraged to review ORS 60.551, et seq.

Subject to certain conditions and exceptions, Oregon Pacific shareholders who are entitled to vote and who dissent from the proposed Transaction may receive cash for their shares (the "Dissenting Shares").  Shareholders who fail to follow the requisite statutory procedures lose the right to dissent from the Transaction.  Dissenting shareholders retain no ownership interest in Oregon Pacific after they receive payment for the shares.

In general, to perfect the right to dissent, a shareholder must (i) send or deliver a notice of dissent to Oregon Pacific prior to or at the special meeting of shareholders, or vote the shareholder’s shares against the Transaction; and (ii) within 30 days after the Approval Date (as defined below), submit a demand in writing that the Dissenting Shares be purchased for cash at fair market value.  The notice and demand should be sent to Joanne Forsberg, Chief Financial Officer, Oregon Pacific Bancorp, PO Box 22000, Florence, Oregon 97439.  Once demand is made, it may be withdrawn only with the consent of Oregon Pacific or under the other conditions specified in the Oregon statutes.  The "Approval Date" is the date of the special meeting at which the vote to approve the Transaction is taken.

Within 30 days after the Effective Date, Oregon Pacific shall make a written offer to holders of Dissenting Shares to purchase the shares for cash at a price determined by the Oregon Pacific to be the fair value of the Dissenting Shares as of the Effective Date.  Holders of Dissenting Shares have 30 days from the date of mailing or delivery of the written offer to accept the offer.  Upon payment, holders of Dissenting Shares shall cease to have any further interest in such shares.

If one or more holders of Dissenting Shares do not accept the offer to purchase, the value of the shares of such holders shall be determined by appraisal as set forth in ORS 60.591.  The costs and expenses of the appraisal shall be apportioned in the manner set forth in ORS 60.594.

A vote in favor of the Transaction may constitute a waiver of dissenters' rights with respect to shares voted in its favor.  Furthermore, a vote against the Transaction does not satisfy the requirement for a subsequent written demand for payment or other actions required by Oregon law to perfect dissenters' rights.  The written demand for payment must be in addition to and separate from any a vote against the Transaction, whether the vote is by proxy or in person.

The failure by a holder of Dissenting Shares to follow the provisions of Oregon law regarding the exercise and perfection of dissenters’ rights will result in a loss of all dissenters' rights.  In addition, if the parties abandon the Transaction, the right of a dissenting shareholder to be paid the fair value of his or her shares pursuant to ORS 60.551, et seq. will cease.

FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

Presented below are what Oregon Pacific views as the material federal income tax consequences of the Transaction to: (1) shareholders (including any affiliated shareholders) who will receive cash for their shares of Oregon Pacific common stock as a result of the Transaction; (2) shareholders (including any affiliated shareholders) who will retain shares of Oregon Pacific common stock after the Transaction and (3) Oregon Pacific itself.

The discussion does not address all U.S. federal income tax considerations that may be relevant to certain shareholders in light of their particular circumstances.  The discussion assumes that the Oregon Pacific shareholders hold their shares of common stock as capital assets (generally for investment).  In addition, the discussion does not address any foreign, state or local income tax consequences of the Transaction.  The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currencies; traders in securities that elect to mark-to-market; persons that hold Oregon Pacific common stock as part of a hedge, straddle or conversion transaction; persons who are considered foreign persons for U.S. federal income tax purposes; persons who acquired or acquire shares of Oregon Pacific common stock pursuant to the exercise of employee stock options or otherwise as compensation; and persons who do not hold their shares of Oregon Pacific common stock as a capital asset.  Further, this summary does not address alternative minimum tax (AMT) considerations.

No ruling has been or will be obtained from the Internal Revenue Service (the "IRS") as to the tax consequences of the Transaction. In addition, the IRS is not obligated to follow the tax consequences as described herein and may conclude that different tax consequences apply to a shareholder with respect to the exchange of his or her stock in the Transaction.

ACCORDINGLY, WE RECOMMEND THAT SHAREHOLDERS CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE TRANSACTION IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Federal Income Tax Consequences to Shareholders Receiving Cash in the Transaction

Shareholders who receive cash in the Transaction may recognize gain, loss, or income for United States federal income tax purposes depending upon the shareholder’s particular circumstances, including the effect, if any, of the alternative minimum tax.  In general, Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a corporation’s repurchase of its shares will be treated for United States federal income tax purposes as either a sale of the shares or a distribution of property, depending principally upon the extent to which the shareholder’s relative shareholdings in the corporation are reduced by the repurchase.  The determination of the reduction in relative shareholdings is made by treating a shareholder as owning not only shares actually owned by the shareholder but also any shares that are attributed to the shareholder for purposes of applying Code Section 302. Such attribution is made primarily on the basis of the relationship of the shareholder to the actual owner of the attributed shares.

If Code Section 302 treats the repurchase as a sale of the shareholder’s Oregon Pacific shares for United States federal income tax purposes, then the shareholder will recognize gain or loss on the sale in an amount equal to the amount by which the cash received from Oregon Pacific exceeds or is less than the shareholder’s tax basis in the shares. If Code Section 302 treats the sale as a distribution by Oregon Pacific for United States federal income tax purposes, Oregon Pacific expects that the shareholder will be treated as having dividend income in the amount of the cash.

For those shareholders who recognize either gain or loss under sale treatment as described above, the gain or loss will constitute a capital gain or loss that will be classified as long term or short term capital gain depending upon how long the shareholder has held the shareholder’s  common shares prior to the sale.  If the shareholder has held the shares for more than one year, the gain or loss would be long term; otherwise the gain or loss would be short term. For non-corporate shareholders, long term capital gain is currently subject to a lower maximum tax rate than short term capital gain or ordinary income other than qualified dividend income. While a capital loss may generally be used to offset other capital gains, for non-corporate shareholders a capital loss can be used to offset only a very limited amount of ordinary income.

Federal Income Tax Consequences to Shareholders Remaining Common Stock Holders

Affiliated and unaffiliated shareholders whose shares are not cashed out in the Transaction will not recognize gain or loss as a result of the Transaction, and the Transaction will not affect the adjusted tax basis or holding period of any shares of Oregon Pacific common stock that a shareholder continues to own after the Transaction.

Federal Income Tax Consequences to Oregon Pacific and its Subsidiaries

Neither Oregon Pacific nor its subsidiaries will recognize gain or loss for U.S. federal income tax purposes as a result of the Transaction.

Federal Income Tax Consequences to Shareholders Who Exercise Dissenters’ Rights and Receive Cash

A holder of Oregon Pacific common stock who exercises his or her right to dissent and receive cash in exchange for his or her Oregon Pacific common stock generally will recognize capital gain or loss with respect to those shares equal to the difference between the amount of cash received and his or her basis in the Oregon Pacific common stock, so long as he or she no longer holds shares of Oregon Pacific common stock after the Transaction.  Generally, such gain or loss will be long-term capital gain or loss if the shares have been held by the shareholder for more than one year or short-term capital gain if the shareholder has held the Oregon Pacific common stock for one year or less.  Long-term capital gain is generally subject to federal income taxation at a maximum rate of 15%, while short-term capital gain is taxed at ordinary income tax rates of up to 35% for federal income tax purposes.  If the shareholder either actually or constructively owns shares of Oregon Pacific stock after the Transaction, the full amount of cash amount received for the shares (without reduction for any basis in the shares of stock cancelled in the Transaction) may be taxable to the shareholder as a dividend, instead of giving rise to a long-term capital gain or loss, unless the shareholder satisfies one of the tests for redemption treatment contained in Section 302 of the Code.  Currently, qualified dividend income also is subject to federal income taxation at a maximum rate of 15%.  The redemption rules of Code Section 302 and the Code’s constructive ownership rules are, in part, fact specific as to a shareholder's particular situation. Accordingly, shareholders who exercise their right to dissent and who continue to actually or constructively own shares of Oregon Pacific stock after the Transaction should consult their tax advisers to determine whether they satisfy any of the redemption tests of Code Section 302 after application of the constructive ownership rules.  Any capital loss resulting from a shareholder's exercising his or her right to dissent may be subject to limitations as to the amount of loss that may be deducted by the shareholder.

Backup Withholding

 Non-corporate shareholders of Oregon Pacific may be subject to backup withholding at a rate of 28% on cash payments received in the Transaction.  Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the IRS.

THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE TRANSACTION.  THUS, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THEIR SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

INFORMATION REGARDING THE SPECIAL MEETING OF SHAREHOLDERS

Time and Place of Meeting

We are soliciting proxies through this Proxy Statement for use at the special meeting of Oregon Pacific shareholders.  The special meeting will be held on March 13, 2008 at 7:00 p.m., Pacific Standard Time, at the Company’s main office, 1355 Highway 101, Florence, Oregon 97439.

Record and Mailing Dates

The close of business on February 19, 2008 is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting.  We first mailed the Proxy Statement and the accompanying form of voting proxy to our shareholders on or about February 27, 2008.

Number of Shares Outstanding

As of the close of business on the record date, Oregon Pacific had 10,000,000 shares of common stock authorized, of which 2,211,865 shares were issued and outstanding.  Each outstanding share is entitled to one vote on all matters presented at the special meeting.

Proposals to be Considered

 Shareholders will be asked to vote on the following matters:

 (1)  An amendment to our Articles of Incorporation to effect the Transaction.  The amendment authorizes a five hundred to one (500-1) reverse stock split of the Company’s common stock, followed by a cash-out of post-split fractional shares at the pre-split rate of $13.00 per share for each share of common stock held by each fractional shareholder, and a forward stock split of one to five hundred (1-500).

 (2)  Any other business as may properly come before the meeting or any adjournment of the meeting.

 The Amended Articles of Incorporation containing the proposed amendments described above is attached as Appendix A to this Proxy Statement.

Dissenters’ Rights

 Shareholders who are to be cashed out in the Transaction are entitled to dissenters’ rights.  See “Dissenters’ Rights” and Appendix B.

Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy.  If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR approval of the proposed amendments to our Articles of Incorporation and in the best judgment of the persons appointed as proxies on all other matters that are unknown to us as of a reasonable time prior to this solicitation and that are properly brought before the special meeting.

You can revoke your proxy at any time before it is voted by delivering to our Corporate Secretary, Joanne Forsberg, c/o Oregon Pacific Bancorp, PO Box 22000, 1355 Highway 101, Florence, Oregon 97439, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the special meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of Oregon Pacific common stock are represented in person or by valid proxy.  Based on the 2,211,865 shares outstanding as of the voting record date, a quorum will consist of 1,105,934 shares represented either in person or by proxy.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Approval of the proposed amendments to the Articles of Incorporation, as well as any other matter that may properly be brought before the meeting, requires the affirmative vote of a simple majority of the votes entitled to be cast on the proposal.

 Our directors and executive officers beneficially own approximately 434,947 shares, representing approximately 19.7% of the outstanding shares of common stock.  Every director and executive officer has indicated that he or she intends to vote his or her shares in favor of each of the proposed amendments to the Articles of Incorporation.

Abstentions

 Although abstentions do not count as votes in favor of or against a given matter, they will have the effect of negative votes because approval is based on a percentage of the votes eligible to be cast, as opposed to votes actually cast.

Broker Non-Votes

 Generally, brokers who hold shares for the accounts of beneficial owners must vote these shares as directed by the beneficial owner. If, after the broker transmits proxy materials to the beneficial owner, no voting direction is given by the beneficial owner, the broker may vote the shares in his or her own discretion, if permitted to do so by the exchange or other organization of which the broker is a member. Brokers may not vote in their own discretion with respect to any of the proposed amendments. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote, with respect to a proposal for which the broker has no discretionary voting authority, does not count as a vote in favor of or against that particular proposal. Based on the same reasoning that applies to abstentions as discussed above, broker non-votes will have the effect of votes against the proposals presented at the special meeting.

Solicitation of Proxies

 Proxies are being solicited by our Board of Directors, and Oregon Pacific pays all costs for such solicitation. In addition, our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or other means at their disposal.  We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation materials to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

Determination of Shares “Held of Record”

 Shareholders who are the “record holders” of fewer than 500 shares of Oregon Pacific common stock will be cashed out at the rate of $13.00 per share, on a pre-split basis, for each share of common stock they own as of January 4, 2008.  A record holder of 500 or more shares will be unaffected.  Because SEC rules require that we count “record holders” for purposes of determining reporting obligations, the cash out is based on the number of shares held of record as of January 4, 2008 without regard to the ultimate control of the shares.

 A shareholder “of record” is the shareholder whose name is listed on the stock statement, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder receives four separate statements (individually, as a joint tenant with someone else, as trustee, and in an IRA), those statements represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in “street name” on a shareholder’s behalf are held of record by the broker.  As a result, a single shareholder with 500 or more shares held in various accounts could receive cash in the Transaction for all of his or her shares if those accounts individually hold fewer than 500 shares.

IMPLEMENTATION AFTER THE SPECIAL MEETING
Legal Effectiveness

On or after the date of the special meeting, provided that shareholders approve the Transaction, we will file our Amended Articles of Incorporation with the Oregon Secretary of State.  The Transaction will be effective upon the filing of the Amended Articles of Incorporation.  We anticipate that this will occur in the first quarter of 2008, promptly after March 13, 2008.  After the filing of the Amended Articles, we will file a termination statement with the SEC.

On the effective date of the Transaction, each shareholder who owned fewer than 500 shares of record as of January 4, 2008 will not have any rights as a common stock shareholder of Oregon Pacific, and will instead have the right to receive cash at the pre-split rate of $13.00 per share.  Such cash will be disbursed to these shareholders within fifteen days of the filing of the Amended Articles of Incorporation.

No Issuance of Stock Certificates

The Company keeps track of all share ownership through a book entry method, and does not issue certificates.  The reverse split and the forward split will be accounted for through a book entry method.

DISSENTERS’ RIGHTS

 The following is a summary of the rights available to a dissenter. This is a summary only, and shareholders are encouraged to review ORS 60.551, et seq., a copy of which is attached to this Proxy Statement as Appendix B.

 If a proposed corporate action creating dissenters’ rights is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action. Failure to deliver such prior notice results in a forfeiture of dissenters’ rights.

 A shareholder who perfects his or her dissenters’ rights shall receive a notice from the corporation no later than 10 days following the corporate action. The notice should be sent to Joanne Forsberg, CFO, Oregon Pacific Bancorp, 1355 Highway 101, Florence, Oregon 97439.  The notice shall state where the payment demand shall be sent, shall inform shareholders of to what extent transfer of the shares will be restricted after the payment demand is received, shall supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date, shall set a date by which the corporation must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the date the notice is delivered; and shall be accompanied by a copy of ORS 60.551 to 60.594.

 A shareholder who sent a dissenters’ notice must demand payment and certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice.

 As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with the dissenter’s rights statute the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.  The payment must be accompanied by: (a) the corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any; (b) a statement of the corporation’s estimate of the fair value of the shares; (c) an explanation of how the interest was calculated; (d) a statement of the dissenter’s right to demand payment if the dissenter is unsatisfied with the offer, and (e) a copy of ORS 60.551 to 60.594.  The Company has not determined a specific price to be paid to dissenters as of the date of this Proxy Statement.

 A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under ORS 60.577 or reject the corporation’s offer under ORS 60.584 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if: (a) the dissenter believes that the amount paid or offered is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated; (b) the corporation fails to make payment within 60 days after the date set for demanding payment; or (c) the corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

 If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation or the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under ORS 60.584.

 This is a summary of the material rights of a dissenting shareholder as set forth in ORS 60.551, et seq., included as Appendix B to this Proxy Statement. If you intend to dissent from approval of the proposed amendments to our Articles of Incorporation, you should review carefully the text of Appendix B and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters’ rights or any steps associated with perfecting dissenters’ rights, except as indicated above or otherwise required by law.

 We have not made any provision to grant you access to any of the Company’s corporate files, except as may be required by the Oregon law, or to obtain legal counsel or appraisal services at our expense.

 Any dissenting shareholder who perfects his or her right to be paid the “fair value” of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes.

INFORMATION ABOUT THE COMPANY
General

Oregon Pacific is an Oregon Corporation and financial holding company, and became the holding company of Oregon Pacific Banking Co, dba Oregon Pacific Bank (the “Bank”) (collectively “the Company”) effective January 1, 2003.  The Company is headquartered in Florence, Oregon.

The Bank is an Oregon banking corporation organized under the Oregon Bank Act on December 17, 1979.  It is a full-service commercial bank that provides a broad range of depository and lending services to commercial enterprises, governmental entities and individuals from its main office and a full-service Safeway store branch in Florence plus a branch in both Roseburg, and Coos Bay, Oregon.  Additional financial services provided by the Bank include trust and asset management services and investment and brokerage services.

The Company operates through a two-tiered corporate structure.  At the holding company level the affairs of Bancorp are overseen by a Board of Directors elected by the shareholders of Bancorp at the annual meeting of shareholders.  The business of the Bank is overseen by a Board of Directors of the Bank, selected by the Board of Directors of Bancorp, the sole owner of the Bank.  Currently the respective members of the Board of Directors of Bancorp and the Bank are identical.

The Company’s strategy is to build on the Bank’s position as a leading community-based provider of financial services in its service areas.  The key to success of this strategy is to continue to give exceptional personal service to customers by providing a high level of service with prompt, accurate, and friendly banking services and by supporting and participating in the activities of the communities served.  The Bank seeks to maintain high asset quality through strict adherence to established credit policies, trained personnel, and periodic loan reviews.  The Bank’s primary marketing focus is on small to medium-sized businesses and on professionals and individuals in Florence, Coos Bay, Roseburg, and other coastal and inland regions in Oregon.

The operations of Oregon Pacific and depository institutions in general are significantly influenced by general economic conditions and by related monetary and fiscal policies of depository institution regulatory agencies including the Federal Reserve and the Federal Deposit Insurance Corporation.  Deposit flows and cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds.

 At December 1, 2007, the Company had total assets of $152.0 million, net loans of $122.0 million, deposits of $120.3 million, investment securities of $9.9 million and stockholders’ equity of $13.3 million.  At the same date, the Company had a total of 97 full-time equivalent employees.

Business of Oregon Pacific Bank

The Company’s strategy is to build on the Bank’s position as a leading community-based provider of financial services in its service areas.  The key to success of this strategy is to give exceptional personal service to customers by providing a high level of service with prompt, accurate, and friendly banking services and by supporting and participating in the activities of the communities served.  The Bank seeks to maintain high asset quality through strict adherence to established credit policies, trained personnel, and periodic loan reviews.  The Bank’s primary marketing focus is on small to medium-sized businesses and on professionals and individuals in Florence, Coos Bay, Roseburg, and other coastal and inland regions in Oregon.

The Bank offers a broad range of deposit and loan products and services tailored to meet the banking requirements of its service areas. Some of these are detailed below.

 Deposit Products.  The Bank’s consumer deposit products include several noninterest-bearing checking account products priced at various levels, interest-bearing checking and savings accounts, money market accounts, and certificates of deposit.  These accounts generally earn interest at rates established by management based on competitive market factors and management’s desire to increase certain types or maturities of deposit liabilities.  The Bank strives to establish customer relations to attract core deposits in noninterest-bearing transactional accounts, which reduces its cost of funds.

Technology-Based Products and Services.  The Bank uses both traditional and new technology to support its focus on personal service.  The Bank offers on-line real-time Internet banking services through its dedicated website at http://www.opbc.com.  Additionally, the Bank offers “Banking on Call”, an interactive voice response system through which customers can check account balances and activity, as well as initiate money transfers between their accounts. Automated Teller Machines (ATMs) are located at each of the four branch locations. Visa debit cards are also offered, providing customers with free access to their deposit account balances at point of sale locations throughout most of the world.

Consumer Loans.  Although the Bank does not actively solicit consumer loans, the Bank provides loans to individual borrowers, as a convenience to existing customers, for a variety of purposes including secured and unsecured personal loans, home equity and personal lines of credit, and motor vehicle loans.

Senior Customer Services.  Since a significant portion of the Bank’s consumer market, especially in Florence, consists of senior citizens the Bank offers several special products and programs aimed at this group.  These include a reduced rate checking account and other products targeted to the senior market.  The Bank also services customers living at Spruce Point, an assisted living facility in Florence, via its mobile branch.

Overdraft Protection.  Overdraft Protection is a service that provides qualified customers with virtually automatic protection by establishing an overdraft privilege amount.  Each checking account usually receives an Overdraft Protection amount of $300 or $500 based on the type of account and other parameters.  Once established, customers are permitted to overdraw their checking account, up to their Overdraft Protection limit, with each item being charged the Bank’s regular overdraft fee.  Customers repay the overdraft with their next deposit.  Overdraft Protection is designed to protect customers from the embarrassment of having checks declined because of non-sufficient funds.

 Investment Products.  Through an arrangement with a registered securities broker-dealer, an investment and brokerage service department under the assumed name “Oregon Pacific Financial Services” offers a wide range of financial products and consulting services to consumers in Florence at 1365 Highway 101 and at its Roseburg branch.  Mutual funds, traditional and Roth IRAs, corporate retirement accounts, tax deferred investments, and other retirement vehicles are available.

Trust and Asset Management Services.  The Bank operates a full service trust department, located at 1365 Highway 101 in Florence, and in Coos Bay.  Also, a trust officer is available for appointments in Roseburg on a weekly basis.  The department functions as a trustee for irrevocable trusts, agent for living trusts and estate settlement, or custodian for self-directed IRAs.

Other Services.  Other services offered include safe deposit boxes in Florence; letters of credit; travelers’ checks; direct deposit of payroll, social security and dividend payments; and automatic payment of insurance premiums and mortgage loans.

The Bank provides a broad range of real estate and commercial lending services.  Currently, the primary focus of the Bank’s lending activities involves residential real estate financing, both for its own loan portfolio and for resale in the secondary market, and commercial loans, including loans to professionals and real estate construction loans.

Mortgage Loans.  The Bank originates conventional residential mortgage loans, mostly for sale in the secondary market. The Bank has mortgage loan representation in Florence, Roseburg, and Coos Bay.  The Bank believes that its local decision-making, which allows for quick response to a mortgage loan request, and sales of loans to the Federal Home Loan Mortgage Corporation (Freddie Mac) that are serviced locally, provide personalized, quality service to its customers.

Real Estate Construction Loans.  The Bank makes construction loans to individuals and contractors to construct single-family primary residences or second homes and, to a much lesser extent, small multi-family residential projects.  These loans generally have maturities of 6 to 12 months.  Interest rates are typically adjustable, although fixed-rate loans are also made under appropriate conditions.  Construction financing generally is considered to involve a higher degree of risk than long-term financing on improved, occupied real estate.  The risk of loss on construction loans depends largely on the accuracy of the initial estimate of the property’s value at completion of construction or development and the estimated cost (including interest) of construction.  If the estimate of construction costs proves to be inaccurate, the Bank may be required to advance funds beyond the amount originally committed to permit completion of the project and to protect its security position.  At or prior to maturity of the loan, the Bank may also be confronted with a project with insufficient value to ensure full repayment.  The Bank’s underwriting, monitoring and disbursement practices for construction financing are intended to ensure that sufficient funds are available to complete the construction projects.  The Bank endeavors to limit its risk through underwriting procedures requiring the use of only approved, qualified appraisers, dealing only with qualified builders/borrowers, and closely monitoring construction projects through completion and sale.

Commercial Loans.  The Bank offers customized loans to its commercial customers including operational lines of credit, equipment, accounts receivable, and inventory financing.  Commercial real estate loans are available for the construction, purchasing, and refinancing of commercial and rental properties.  A significant portion of the Bank’s loan portfolio consists of commercial loans.  Lending decisions are based on careful evaluation of the financial strength, management, and credit history of the borrower and the quality of the collateral securing the loan.  The Bank typically requires personal guarantees and secondary sources of repayment.  Most commercial loans are secured by real property, although such loans may finance other commercial activities.  Where warranted by the borrower’s overall financial condition, loans may be made on an unsecured basis.

For all of its loans, the Bank at all times seeks to maintain sound loan underwriting standards with written loan policies, appropriate individual limits, and loan committee reviews.  In the case of large loan commitments or loan participations, loans are reviewed by the loan committee of the Board of Directors.  Underwriting standards are designed to achieve a high-quality loan portfolio, compliance with lending regulations, and the desired mix of loan maturities and industry concentrations.  Management seeks to minimize credit losses by closely monitoring the financial condition of its borrowers and the value of collateral.

Officers and Directors

 The following tables set forth certain information concerning members of the Board of Directors and executive officers of the Company and of Oregon Pacific Bank.

DIRECTORS

	Age on			Director	Director
	December 1,	Principal Occupation	Term	of Bank	of Company
Name	2007	During Last Five Years	Expires	Since	Since
Patricia Benetti	51	President, House of Myrtlewood, Inc.	2008	2004	2004
Lydia G. Brackney	68	Retired	2009	1997	2003
A.J. Brauer, M.D	77	Retired	2009	1979	2003
James P. Clark	49	President/CEO, Oregon Pacific Bank	2010	2007	2007
Doug Feldkamp	47	President, Umpqua Dairy Products Co.	2008	2004	2004
Thomas K. Grove	61	Retired President/CEO, Oregon Pacific Bank	2010	1984	2003
Robert R. King	63	President/CEO, R&R King Logging, Inc.	2010	1979	2003
Jon Thompson	45	President, Coast Broadcasting Co., Inc.	2010	2004	2004
Marteen L. Wick	56	President, Kitchen Klutter, Inc.	2008	1997	2003
Richard L. Yecny	52	CFO, Peace Health Siuslaw Region	2009	1994	2003

OFFICERS

	Age on
	December 1,		With Bank	With Company
Name	2007	Position	Since	Since
James P. Clark		Pres. & CEO, Bancorp and Bank	2005	2007
Joanne Forsberg		EVP & CFO, Bancorp and Bank	1999	2003
Don Mabry		EVP, Chief Operating Officer, Bank	2002	-

 All of the persons listed and discussed above are U.S. citizens. During the past five years, none of them had been a party in any judicial or administrative proceeding that resulted in a judgment, decree, or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws. In addition, none of the above individuals have been convicted in any criminal proceeding during the past five years, excluding traffic violations and similar misdemeanors. Except as provided above, the address and telephone number of the employers of the directors and executive officers are the same as those of the Company.

DESCRIPTION OF CAPITAL STOCK

The only class of presently issued and outstanding equity securities of Oregon Pacific is our common stock. The Company is authorized to issue 10,000,000 shares of common stock, no par value. Each share of our common stock has equal voting rights, preferences and privileges. As of January 4, 2008, the Company had approximately 2,211,865 shares of its common stock issued and outstanding, held by approximately 443 stockholders of record.

Holders of the stock have one vote for each share held of record on all matters submitted to a shareholder vote, and are entitled to receive ratably such dividends, if any, declared by the Board out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution or winding up, holders of the stock are entitled to share pro-rata in all assets remaining after payment of liabilities. Holders of the stock have no preemptive, subscription or redemption rights and no right to convert the stock into any other securities. Holders are determined on the basis of ownership. Each entity that owns one or more shares is considered to be a holder. Holders can be individuals, partnerships, corporations, trusts, or any entity that can legally hold assets. Two or more individuals together can also be a holder, such as a husband and wife or a parent and child. A broker who holds shares for individuals or entities in “street name” is considered to be one shareholder.

Our common stock is an equity security, and investments in it are not backed, guaranteed or insured in any way by the FDIC or any other governmental agency.

Stock Offerings During Past Three Years

The Company has not made an underwritten public offering of the Company’s common stock for cash during the past three years that was registered under the Securities Act of 1933, or exempt from registration under Regulation A (Securities Act Rule 251 through 263).

Market for Common Stock

The shares of Bancorp’s common stock, no par value, have been available for purchase and sale on the OTC Bulletin Board of NASDAQ, under the symbol “OPBP,” since January 1, 2003.  Prior to the formation of the Bancorp as the Bank’s holding company, Oregon Pacific Banking Company’s stock was traded on the same system under the symbol “OPBC.”  Neither the Company nor the Bank does or will recommend prices for the Company’s common stock.  For the period January 1, 2007 through December 15, 2007, approximately 138,500 shares of our common stock were traded, representing about 6% of issued and outstanding shares.

The following table sets forth the high and low sales information for the Company’s stock for each calendar quarter of 2005 and 2006 and through December 15, 2007.  The information reflects inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

COMMON STOCK
HIGH AND LOW CLOSING BID			CASH
PERIOD	HIGH PRICE	LOW PRICE	DIVIDENDS

January 1 – March 31, 2005	$8.75	$7.25	$0.05
April 1 – June 30, 2005	$11.15	$8.55	$0.05
July 1 – September 30, 2005	$10.75	$9.75	$0.06
October 1 – December 31, 2005	$11.85	$10.30	$0.06

January 1 – March 31, 2006	$12.75	$11.75	$0.06
April 1 – June 30, 2006	$13.00	$11.55	$0.06
July 1 – September 30, 2006	$12.75	$12.00	$0.07
October 1 – December 31, 2006	$12.35	$12.00	$0.07

January 1 – March 31, 2007	$12.40	$11.40	$0.07
April 1 – June 30, 2007	$11.85	$11.00	$0.07
July 1 – September 30, 2007	$11.85	$8.50	$0.07
October 1 – December 15, 2007	$10.25	$9.00	$0.08

Bancorp paid cash dividends of $0.29, $0.26 and $0.22 per share for the years 2007, 2006 and 2005, respectively.  Payment of dividends has been at the discretion of the Company’s Board of Directors. Any future decision regarding dividends will depend on future earnings, future capital needs, and the Company’s operating financial condition, among other factors.  Oregon law also generally prohibits dividends where the effect of paying them would be, in the judgment of the Board of Directors, to cause the Company to be unable to pay its debts as they become due in the usual course of business and if the Company’s total assets would not at least equal the sum of its total liabilities.

In July 2007, Bancorp approved a stock repurchase plan to repurchase up to $500,000 of stock.  As of December 15, 2007, the Company had repurchased 6,450 shares of stock under this plan, at a total cost of $62,740 and an average price of $9.73 per share.

Grants of Plan-Based Awards

No incentive stock options were awarded in 2007 under our 2003 Stock Incentive Plan which authorizes both stock options and other forms of stock-based compensation.   Options granted in January 2006 vest 50% annually over two years.  Options granted in March 2007 vest in five equal annual installments on the anniversary of the grant beginning March 17, 2008.  Vesting is immediate if there is a change of control, at retirement at age 60 or later, or upon death if 50 percent had been exercisable.  The 2003 Plan provides for an aggregate of 214,035 shares of the Company’s common stock to be granted to key employees or Board members, of which 181,172 shares are available for awards.

The Company has not granted any stock awards other than options.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding options outstanding to named executive officers at year-end:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards
Name	Number of Securitie Underlying Unexericised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
James Clark	-		4,220	-	11.85	(1)
Joanne Forsberg	1, 557	(2)	-	-	4.61	1/1/2011
	690		-	-	7.25	2/14/2009
	422		-	-	11.85	1/17/2010
	-		1.266	-	11.85	(1)
Ron Green	-		-	-	-
Don Mabry	1351		-	-	7.4	3/17/2008
	1379		-	-	7.25	2/14/2009
	844		-	-	11.85	1/17/2010
	-		844	-	11.85	(1)

(1)	Options vest in five equal annual installments on each anniversary of the date of grant beginning 3/17/08 and have a two-year exercise period with the last installment expiring on 3/17/14.
(2)	These stock options were previously awarded under the Bank’s 1994 Incentive Stock Option Plan with a five-year vesting period and an additional five-year exercise period.

Option Exercises

Option Excercises
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Thomas K. Grove	13,793	64,137
Joanne Forsberg	1,040	4,878
James Clark	-	-
Don Mabry	-	-

One of the Company’s Named Executive Officers and the former President and CEO exercised stock options in 2007.  The value realized on exercise is the difference between the exercise price and selling price multiplied by the number of options exercised on the day of exercise.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table sets forth certain information, as of December 1, 2007 with respect to the beneficial ownership of the outstanding common stock by:; (i) each of the directors and nominees and our executive officers; and (ii) our directors and executive officers as a group.

		Common Stock
		Beneficially	Percent
Beneficial Owner		Owned	of Class

Patricia Benetti	(1)	4,008	0.2%
Doug Feldkamp	(2)	9,476	0.4%
Marteen L. Wick	(3)	4,849	0.2%
Lydia G. Brackney	(4)	4,339	0.2%
A.J. Brauer	(5)	133,997	6.1%
Richard L. Yecny	(6)	5,378	0.2%
James P. Clark, CEO & Pres.	(7)	507	0.0%
Thomas K. Grove	(8)	112,653	5.1%
Robert R. King	(9)	137,936	6.2%
Jon Thompson	(10)	5,876	0.3%
Joanne Forsberg, CFO	(11)	9,274	0.4%
Don Mabry, COO	(12)	6,654	0.3%
Ron Green, CCO	(13)	-	0.0%

All directors and executive officers as a group (13 persons)		434,947	19.7%

** Less than 0.1%

(1)  All shares are owned jointly with Ms. Benetti’s husband, Joe Benetti.

(2)  Includes 4,302 shares owned by Umpqua Dairy Products Company which Mr. Feldkamp has voting power.

(3)  All shares are owned jointly with Ms. Wick’s husband, John Wick.

(4)  All shares are owned individually.

(5)  All shares are owned jointly with Dr. Brauer’s wife, Catherine Brauer.

(6) All shares are held in an Individual Retirement Account.

(7)  All shares are owned jointly with Mr. Clark’s spouse, Paige Clark.

(8) Includes 80,740 shares jointly owned with Mr. Grove’s spouse, Sharon Grove, and 20,311 shares held solely by Mr. Grove’s Individual Retirement Account.  It also includes 11,602 shares beneficially owned solely by Mr. Grove’s spouse, of which Mr. Grove disclaims beneficial ownership.

 (9) Includes 95,253 shares held jointly with Mr. King’s wife, Kay King.  Also includes 41,554 shares, 13,872 of those shares each owned by sisters Bonnie Dodson and Joanne Daily, and 13,811 owned by sister Marilyn Davis to which Mr. King has voting power.  Also includes 777 shares of the R. Justin King Trust, 143 shares held by Kay King as custodian for Will Ryan Pennington, and 210 shares held by Kay King as custodian for Dana Pennington all of which Mr. King disclaims beneficial ownership.

(10)  All shares are owned jointly with Mr. Thompson’s wife, Pamela Thompson.

(11) Includes 4,195 shares jointly owned with Ms. Forsberg’s spouse, David Forsberg, 2,410 shares held solely by Ms. Forsberg’s Individual Retirement Account, and 2,669 stock options which are exercisable within 60 days.

(12) Includes 749 shares owned individually, 2,331 shares held solely by Mr. Mabry’s Individual Retirement Account, and 3,574 stock options which are exercisable within 60 days.

PAST CONTACTS, TRANSACTIONS NEGOTIATIONS AND AGREEMENTS

During the past two years, neither the Company nor Oregon Pacific Bank has engaged in significant transactions with any of their affiliates, executive officers or directors, nor have we engaged in negotiations regarding such types of transactions. The concept of “significant transactions” includes any transaction or series of similar transactions with an aggregate value in excess of $60,000.

There are no agreements between the Company, the Bank or the Company’s executive officers and directors and any other person with respect to any shares of our common stock, except as related to shares covered by option grants under the terms of the ISOP.

Directors and officers of the Company and their associates are customers of and have had transactions with Oregon Pacific Bank in the ordinary course of business. All loans and commitments included in such transactions have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. Currently, no executive officer or director is indebted by any such loan to Oregon Pacific Bank. In addition, no director or executive officer has pledged shares of our common stock.

The Company is not aware of any arrangements that may result in a change in control of the Company.  Presently, neither the Company nor Oregon Pacific Bank has any plans, proposals or negotiations that relate to or would result in: (i) any purchase, sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; (ii) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; (iii) any change in the present Board or the management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer; or (iv) any other material change in the Company’s corporate structure or business.

SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

The following tables set forth certain unaudited consolidated selected financial data for the Company and its subsidiary for the fiscal years ended December 31, 2006, 2005 and 2004 and the nine month periods ended September 30, 2007 and 2006. This consolidated selected financial data has been derived from, and should be read in conjunction with, our audited consolidated financial statements as of, and for, the fiscal years ended December 31, 2006, 2005 and 2004 as well as accompanying notes, which are incorporated herein by reference to our annual report on Form 10-K for the year ended December 31, 2006, and our unaudited consolidated financial information as of, and for the nine months ended, September 30, 2007 and 2006 as well as accompanying notes, which are incorporated herein by reference to our quarterly report on Form 10-Q for the nine months ended September 30, 2007

	Nine Months Ended		Years Ended
	September 30,		December 31,
	2007	2006	2006	2005	2004
	(Dollars in thousands, except per share amounts)

Financial Condition Data:
Total Assets	$155,206	$155,799	$151,305	$150,441	$13,829

Investment securities	10,531	11,944	11,320	12,666	16,444

Net Loans (1)	119,614	126,229	121,219	119,337	109,723

Deposits	123,642	126,569	120,611	121,329	11,061

Borrowings	14,855	14,618	15,603	15,537	15,992

Stockholders' equity	13,138	11,511	11,901	10,263	8,892

Operating Data:

Interest income	$8,994	$8,710	$11,736	$9,975	$7,809

Interest expense	2,750	2,383	3,279	2,283	1,484

Net interest income	6,244	6,327	8,457	7,692	6,325

Provision for loan losses	-	26	26	215	(355)

Noninterest income	2,029	2,034	2,738	2,794	2,407

Noninterest expense	6,093	6,043	8,088	7,496	7,503

Income before income taxes	2,180	2,292	3,081	2,775	1,584

Income tax expense	673	809	1,095	910	517

Net income	1,507	1,483	1,986	1,865	1,067

Selected Other Data:

Basic net earnings per common share (2)	$0.68	$0.68	$0.91	$0.87	$0.49

Diluted net earnings per common share	$0.68	$0.68	$0.91	$0.86	$0.49

Dividends per common share	$0.22	$0.19	$0.26	$0.23	$0.20

Dividends payout ratio (3)	30.65%	27.87%	28.50%	25.34%	38.85%

Return on average assets	1.31%	1.26%	1.27%	1.27%	80.00%

Return on average equity	16.13%	18.31%	18.03%	21.62%	12.00%

Average equity to average assets	8.11%	6.89%	7.06%	5.86%	6.63%

Efficiency Ratio	73.65%	72.28%	72.25%	71.48%	85.93%
SELECTED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The following pro forma financial information is condensed and unaudited and should be read in conjunction with our historical consolidated financial statements and accompanying notes, which are incorporated by reference into this Proxy Statement. The pro forma financial information is based on the assumptions stated in the notes to the pro forma financial statements, which should be carefully considered. The following unaudited pro forma consolidated financial information as of September 30, 2006 and for the nine months ended September 30, 2007 and for the year ended December 31, 2006, gives effect to the following assumptions:

* We have assumed that the Transaction occurred as of September 30, 2007 for purposes of the consolidated balance sheet, and as of January 1 of the indicated period for purposes of the consolidated statements of income.

* We have assumed that a total of 20,363 pre-split shares of common stock will be redeemed for cash at a total cost of $264,719.

* We have assumed that we will incur approximately $45,000 in costs and expenses relating to the Rule 13e-3 Transaction.

The unaudited pro forma consolidated financial information is intended for informational purposes and is not necessarily indicative of (i) what our actual financial position would have been if the Transaction had been completed as of the dates indicated or (ii) the results that may be reported by us in the future.

Oregon Pacific Bancorp
Selected Condensed Consolidated Financial Information
Dollars in Thousands (except per share data)

			Historical		Pro Forma
			Nine Months		Nine Months
	Historical	Historical	Ended		Ended
	December 31,	December 31,	09/30, 2007	Change	09/30, 2007
	2005	2006	(Unaudited)	(Unaudited)(1)	(Unaudited)
ASSETS

Cash	$5,019	$4,473	$3,798	$(310)	$3,488
Interest bearing funds in banks	5,916	2,986	9,941		9,941
Securities available for sale	11,643	10,297	9,507	—	9,507
Securities held to maturity	1,023	1,023	1,024	—	1,024
Loans receivable, net	119,337	121,219	119,614	—	119,614
Properties and equipment, net	5,233	6,986	8,143	—	8,143
Other assets	2,270	4,321	3,179	—	3,179

TOTAL ASSETS	$150,441	$151,305	$155,206	$(310)	$154,896

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$121,329	120,611	$123,642	$—	$123,642
Borrowings	15,537	15,603	14,855	—	14,855
Other liabilities	3,312	3,190	3,571	—	3,571
TOTAL LIABILITIES	140,178	139,404	142,068	—	142,068

STOCKHOLDERS’ EQUITY

Common stock, no par value: authorized 10,000,000 shares; issued 2,206,794 shares at 09/30/07 and 2,186,431 shares issued and outstanding on a pro forma basis	4,895	5,100	5,275	(265)	5,010
Retained earnings	5,376	6,796	7,841	(45)	7,796
Accumulated other comprehensive income	28	5	22	—	22

TOTAL STOCKHOLDERS’ EQUITY	10,263	11,901	13,138	(310)	12,828

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$150,441	151,305	$155,206	$(310)	$154,8960
Book value per share	$4.74	$5.44	$5.95		$5.87
___________________
(1)	This adjustment represents the costs of the Transaction of $45,000 plus payment of $264,719 to holders of fewer than 500 shares of common stock.

Unaudited Pro Forma Condensed Consolidated Statement of Income
for the Nine Ended September 30, 2007
(Dollars in Thousands, except per share data)

	Historical			Pro forma
	Nine Months			Nine Months
	Ended			Ended
	September 30,			September 30,
	2007	Adjustments		2007
	(Unaudited)	(Unaudited)(1)		(Unaudited)
Interest income	$8,994	$		$8,994
Interest expense	2,750			2,750
Net interest income	6,244			6,244

Provision for loan losses	-			-

Net interest income after provision for loan losses	6,244			6,244

Non-interest income	2,029			2,029

Non-interest expense	6,093			6,093
Income before income taxes	2,180			2,180

Provision for income taxes	673			673

Net Income	$1,507	$		$1,507
Basic Earnings per share	$.68		.01	$.69
Diluted earnings per share	$.68		.01	$.69
_________________
(1)
This adjustment represents an increase to diluted earnings per share as a result of the decrease in the average number of outstanding shares resulting from the cancellation of 20,363 shares of common stock.

ADDITIONAL INFORMATION AVAILABLE ABOUT OREGON PACIFIC

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy, at the prescribed rates, this information at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549.

The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including Oregon Pacific, who file electronically with the SEC. The address of that website is http:\\www.sec.gov.

The Company has filed a transaction statement on Schedule 13E-3 with the SEC in connection with the transaction described in this Proxy Statement. As permitted by the SEC, this Proxy Statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above or is available electronically at the SEC’s website.

Moss Adams LLP, independent auditors, has been appointed by the Company’s Audit Committee as the independent certified public accountants to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2007.  Moss Adams LLP was the independent auditor of the Company’s consolidated financial statements for the fiscal year ending December 31, 2006.  We do not anticipate that representatives of our outside accountants will be in attendance at the Special Meeting; however, if representatives of our outside accountants elect to attend the Special Meeting, they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions at shareholders’ requests.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Oregon Pacific to “incorporate by reference” information into this document.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this document.

Pursuant to the Exchange Act, we currently file annual and quarterly reports with the SEC. Our annual report on Form 10-K for the fiscal year ended December 31, 2006, filed pursuant to Section 13 of the Exchange Act, includes financial statements and schedules.  Our most recent quarterly report on Form 10-Q for the nine month period ended September 30, 2007, filed pursuant to Section 13 of the Exchange Act, also includes financial statements and schedules.  The Company’s 10-K was filed with the SEC on March 30, 2007, and its latest 10-Q was filed with the SEC on November 15, 2007.  We undertake to deliver promptly, without charge, upon the written or oral request of any stockholder, a separate copy of our annual report on Form 10-K or its quarterly report on Form 10-Q.  Requests should be submitted to Joanne Forsberg, Chief Financial Officer, Oregon Pacific Bancorp, P.O. Box 22000, Florence, Oregon 97439.

This document incorporates by reference the documents listed below that Oregon Pacific has filed previously with the SEC. Theses documents contain important information about the Company and its financial condition.

•	Oregon Pacific’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;
•	Oregon Pacific’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;
•	Oregon Pacific’s Quarterly Report on Form 10-Q for the six months ended June 30, 2007;
•	Oregon Pacific’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2007.

We have not authorized anyone to give any information or make any representation about the transaction or the Company that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC.  If anyone does give you different or additional information, you should not rely on it.

SHAREHOLDER COMMUNICATIONS

Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Joanne Forsberg, Chief Financial Officer, Oregon Pacific Bancorp, Post Office Box 22000, 1355 Highway 101, Florence, Oregon 97439.  Upon receipt of any such communications, the Company will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Company will send all appropriate shareholder communications to the intended recipient.  An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

By Order of the Board of Directors,

/s/ Joanne Forsberg
Chief Financial Officer and Secretary

Florence, Oregon

February 15, 2008

APPENDIX A

ARTICLES OF AMENDMENT OF OREGON PACIFIC BANCORP

Pursuant to ORS 60.437, Oregon Pacific Bancorp, Inc. hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation with the Oregon Secretary of State.

1. The name of the corporation is Oregon Pacific Bancorp.

2. The Articles of Incorporation of the undersigned corporation shall be amended such that a new Article IX shall be added to the corporation’s Articles of Incorporation, and that such additional provisions shall be read in their entirety as follows:

ARTICLE IX

(1)   Reverse Stock Split.  On and as of March 20, 2008 at 5:00 p.m. Pacific Standard Time (the “Reverse Effective Time”), each five hundred (500) issued and outstanding shares of the corporation’s common stock shall automatically, without further action on the part of the corporation or any holder of such common stock, be reclassified and converted into one (1) share of the corporation’s common stock (the “Reverse Stock Split”).  The corporation will not issue fractional shares in connection with this Reverse Stock Split.  As a result of the Reverse Stock Split, each shareholder of the corporation who held less than five hundred (500) shares of the corporation’s common stock as of January 4, 2008 (“Record Date”) will only have the right to receive cash equal to $13.00 multiplied by the number of shares owned by such shareholder as of the Record Date, and such shareholder will no longer have any further right to vote as a shareholder or otherwise share in the corporation’s assets, earnings or profits following the Reverse Stock Split.  As a result of the Reverse Stock Split, each shareholder of record holding five hundred (500) or more shares of the corporation’s common stock will continue as a shareholder with respect to the full share or shares of common stock held by that shareholder following and resulting from the Reverse Stock Split.

(2)   Forward Stock Split. On and as of March 22, 2008 at 5:00 p.m. Pacific Standard Time (the “Forward Effective Time”), each one (1) share of the corporation’s common stock then issued and outstanding will, without any further action on the part of the corporation or any holder of such common stock, be re-classified as and converted into five hundred (500) shares of the corporation’s common stock (the “Forward Stock Split”).

(3)   The Reverse Stock Split and Forward Stock Split will be implemented through a book entry method, and no paper certificates shall be issued.

3. The amendments to the Articles of Incorporation of the Corporation referenced in Article IX of this Articles of Amendment were (i) adopted by the members of the Corporation’s Board of Directors on December 17, 2007 and (ii) adopted by its shareholders of the Corporation on the March 13, 2008 in the manner prescribed by the Oregon law.

4. These Articles of Amendment will become effective on the date they are filed with the Oregon Secretary of State.

Corporate Secretary

APPENDIX B

DISSENTERS’ RIGHTS STATUTES: ORS 60.551, et seq.

DISSENTERS’ RIGHTS

(Right to Dissent and Obtain Payment for Shares)

60.551 Definitions for ORS 60.551 to 60.594. As used in ORS 60.551 to 60.594:
(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.
(4) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(7) “Shareholder” means the record shareholder or the beneficial shareholder. [1987 c.52 §124; 1989 c.1040 §30]

60.554 Right to dissent. (1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate acts:
(a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;
(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
(c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
(d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:
(A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or
(B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141;
(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or
(f) Conversion to a non-corporate business entity pursuant to ORS 60.472.
(2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder’s entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
(3) Dissenters’ rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the date a copy or summary of the plan of merger is mailed to shareholders under ORS 60.491, unless the articles of incorporation otherwise provide. [1987 c.52 §125; 1989 c.1040 §31; 1993 c.403 §9; 1999 c.362 §15]

60.557 Dissent by nominees and beneficial owners. (1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder’s other shares were registered in the names of different shareholders.
(2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:
(a) The beneficial shareholder submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and
(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote. [1987 c.52 §126]

(Procedure for Exercise of Rights)

60.561 Notice of dissenters’ rights. (1) If proposed corporate action creating dissenters’ rights under ORS 60.554 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.
(2) If corporate action creating dissenters’ rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send the shareholders entitled to assert dissenters’ rights the dissenters’ notice described in ORS 60.567. [1987 c.52 §127]

60.564 Notice of intent to demand payment. (1) If proposed corporate action creating dissenters’ rights under ORS 60.554 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.
(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder’s shares under this chapter. [1987 c.52 §128]

60.567 Dissenters’ notice. (1) If proposed corporate action creating dissenters’ rights under ORS 60.554 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of ORS 60.564.
(2) The dissenters’ notice shall be sent no later than 10 days after the corporate action was taken, and shall:
(a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;
(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;
(d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and
(e) Be accompanied by a copy of ORS 60.551 to 60.594. [1987 c.52 §129]

60.571 Duty to demand payment. (1) A shareholder sent a dissenters’ notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to ORS 60.567 (2)(c), and deposit the shareholder’s certificates in accordance with the terms of the notice.
(2) The shareholder who demands payment and deposits the shareholder’s shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this chapter. [1987 c.52 §130]

60.574 Share restrictions. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.
(2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. [1987 c.52 §131]

60.577 Payment. (1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.
(2) The payment must be accompanied by:
(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;
(b) A statement of the corporation’s estimate of the fair value of the shares;
(c) An explanation of how the interest was calculated;
(d) A statement of the dissenter’s right to demand payment under ORS 60.587; and
(e) A copy of ORS 60.551 to 60.594. [1987 c.52 §132; 1987 c.579 §4]

60.581 Failure to take action. (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under ORS 60.567 and repeat the payment demand procedure. [1987 c.52 §133]

60.584 After-acquired shares. (1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter’s right to demand payment under ORS 60.587. [1987 c.52 §134]

60.587 Procedure if shareholder dissatisfied with payment or offer. (1) A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under ORS 60.577 or reject the corporation’s offer under ORS 60.584 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:
(a) The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;
(b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or
(c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter’s shares. [1987 c.52 §135]

(Judicial Appraisal of Shares)

60.591 Court action. (1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(2) The corporation shall commence the proceeding in the circuit court of the county where a corporation’s principal office is located, or if the principal office is not in this state, where the corporation’s registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
(4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(5) Each dissenter made a party to the proceeding is entitled to judgment for:
(a) The amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation; or
(b) The fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under ORS 60.584. [1987 c.52 §136]

60.594 Court costs and counsel fees. (1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.
(2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:
(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or
(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.
(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited. [1987 c.52 §137]

APPENDIX C

FAIRNESS OPINION

Corporate Restructuring of
OREGON PACIFIC BANCORP
Florence, Oregon

December 2007

Report Dated
December 20, 2007

SOUTHARD
FINANCIAL

December 20, 2007

Board of Directors
Oregon Pacific Bancorp
Florence, Oregon

RE:	Fairness Opinion Relative to the Proposed Corporate Restructuring of Oregon Pacific Bancorp, Florence, Oregon

Directors:

The Board of Directors of Oregon Pacific Bancorp (“OPB” or the “Company”) retained Southard Financial, in its capacity as a financial valuation and consulting firm, to render its opinion of the fairness, from a financial viewpoint, of the corporate restructuring of OPB (the “Transaction”) to the shareholders of OPB who will redeem their existing shares for cash (reverse stock split). The Transaction is for the purpose of reducing the number of shareholders to below 300 (which will allow OPB to terminate its registration with the SEC), and does not constitute a sale of OPB. The primary asset of Oregon Pacific Bancorp is 100% of the common stock of Oregon Pacific Bank, domiciled in Florence, Oregon. This opinion is issued based upon financial data as of November 30, 2007 for Oregon Pacific Bank and Oregon Pacific Bancorp.

Southard Financial is a financial valuation consulting firm specializing in the valuation of closely-held companies and financial institutions. Since its founding in 1987, Southard Financial has provided over 3,000 valuation opinions for clients in 43 states. Further, Southard Financial provides valuation services and fairness opinions for approximately 130 financial institutions annually. Southard Financial provided the Oregon Pacific Bancorp Board of Directors with valuation calculations of Oregon Pacific Bancorp as of November 30, 2007. Nevertheless, Southard Financial is independent of the parties to the Transaction. Further, Southard Financial and its principals have no past, present, or future contemplated financial, equity, or other interest in Oregon Pacific Bancorp or Oregon Pacific Bank. Finally, Southard Financial and its principals have no bias or conflict that could cause a question as to their independence or objectivity. Compensation paid to Southard Financial for the opinion is in no way contingent upon the conclusion of the opinion.

Approach to Assignment

The key consideration in this fairness opinion is the fairness, to the shareholders who are cashed-out, of the consideration to be paid in the Transaction. Under the terms of the Transaction, the shareholders of Oregon Pacific Bancorp who own fewer than 500 shares will receive cash of $13.00 per share. Shares of OPB common stock are traded on the over-the-counter bulletin board under the symbol OPBP.OB. The approach to this assignment was to consider the following factors:

▪	A review of the financial performance and position of Oregon Pacific Bancorp and the value of its common stock;
▪	A review of the current and historical market prices of banks and bank holding companies in Oregon and surrounding states;
▪	A review of the investment characteristics of the common stock of Oregon Pacific Bancorp;
▪	An evaluation of the impact of the Transaction on the expected return to the current shareholders of Oregon Pacific Bancorp; and,
▪	An evaluation of other factors as was considered necessary to render this opinion.

It is Southard Financial's understanding that the exchange of OPB common stock for cash may have tax consequences.

 White Station Tower ▪ Suite 1925
5050 Poplar Avenue ▪ Memphis, Tennessee 38157
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www.southardfinancial.com

Board of Directors
Oregon Pacific Bancorp

THE PROPOSED TRANSACTION

The Board of Directors of OPB is proposing a reverse stock split that would force the Company’s smaller shareholders (less than 500 shares) to sell their common stock in OPB for $13.00 per share.  The purpose of the Transaction is a contemplated reduction in OPB’s shareholder base in an attempt to eliminate the Company’s SEC reporting requirements. The Transaction will be funded with cash. It is estimated by management that no more than $300 thousand will be needed to effect the Transaction.

DUE DILIGENCE REVIEW PROCESS

Review of Oregon Pacific Bancorp

Southard Financial reviewed the following information pertaining to Oregon Pacific Bancorp:

1.	Uniform Bank Performance Report ("UBPR") of Oregon Pacific Bank for the periods ended December 31, 2002-06 and September 30, 2007.
2.	Consolidated Reports of Condition and Income for a Bank with Domestic Officers only (“Call Report”) of Oregon Pacific Bank, for the periods ended December 31, 2002-06 and September 30, 2007.
3.	Parent Company Only Financial Statements for Small Bank Holding Companies – FR Y-9SP for the periods ended December 31, 2002-06 and June 30, 2007.
4.	SEC Form 10-K for the year ended December 31, 2006, and SEC Form 10-Q for the quarter ended September 30, 2007, of Oregon Pacific Bancorp.
5.	Annual Reports of Oregon Pacific Bancorp for 2004-06.
6.	Internal consolidating financial statements of Oregon Pacific Bancorp for the period ended November 30, 2007.
7.	Market information on publicly traded banking companies obtained from publications of Wilshire Associates and SNL Financial.
8.	Summary of transactions in the common stock of Oregon Pacific Bancorp during 2007.
9.	Schedule of options outstanding to purchase common stock of Oregon Pacific Bancorp.
10.	Budgeted Income Statement of Oregon Pacific Bank and Oregon Pacific Bancorp for 2008.
11.	Oregon Pacific Bancorp Proxy Statement for Special Meeting of Oregon Pacific Bancorp Stockholders to be held in December 2007 (draft).
12.	Additional pertinent information deemed necessary to render this opinion.

Southard Financial visited with the management of Oregon Pacific Bancorp via telephone. Discussions included questions regarding the current and historical financial position and performance of Oregon Pacific Bancorp, its outlook for the future, and other pertinent factors.

Transaction Documentation

Southard Financial reviewed the Proxy Statement for the special stockholder meeting of Oregon Pacific Bancorp. Appropriate aspects of the Proxy Statement were discussed with the management and legal counsel of OPB.

Limitations of Analysis

Although discussions with management and supporting documentation give Southard Financial comfort that its due diligence efforts were appropriate, Southard Financial has not conducted a physical examination of all OPB’s properties or facilities and has not obtained or been provided with any formal evaluation of such properties and facilities. Southard Financial has reviewed the financial information and other internal data provided, as well as other publicly available information, and while unable to verify the accuracy and completeness of such data and information, Southard Financial has judged the reasonableness thereof and made certain judgments thereto. The opinion is necessarily based upon market, economic and other considerations as they exist on, and can be evaluated as of the date of this letter. Further, Southard Financial is not expressing any opinion as to the actual value of the OPB common stock, or the price at which shares of OPB common stock will trade subsequent to the Transaction.

Board of Directors
Oregon Pacific Bancorp

MAJOR CONSIDERATIONS

Numerous factors were considered in the overall review of the proposed Transaction. The review process included considerations regarding Oregon Pacific Bancorp and the proposed Transaction. The major considerations are as follows:

Oregon Pacific Bancorp

▪	Historical earnings and dividend payments;
▪	Outlook for future performance, earnings, and dividends;
▪	Economic conditions and outlook in Oregon Pacific Bank's market;
▪	The competitive environment in Oregon Pacific Bank's market;
▪	Comparisons with peer banks and bank holding companies;
▪	Potential risks in the loan and securities portfolios;
▪	Recent minority stock transactions in Oregon Pacific Bancorp common stock; and,
▪	Other such factors as were deemed appropriate in rendering this opinion.

External Factors

▪	Current market prices for minority blocks of common stock of banks and bank holding companies in Oregon and surrounding states.

The Proposed Transaction

▪	The terms of the Transaction and the specific pricing of the common stock;
▪	The impact on Oregon Pacific Bancorp’s capital and liquidity positions;
▪	The market for minority blocks of Oregon Pacific Bancorp common stock;
▪	Restrictions on the transfer of Oregon Pacific Bancorp common stock; and,
▪	Other such factors as deemed appropriate.

OVERVIEW OF FAIRNESS ANALYSIS

In connection with rendering its opinion, Southard Financial performed a variety of financial analyses. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. The preparation of a fairness opinion is a complex process involving subjective judgment and is not susceptible to partial analyses. In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of Oregon Pacific Bancorp. Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned greater significance than any other.

Based on the analyses performed, and the assumptions made, the proposed Transaction will be immediately slightly dilutive to book value per share, but will be slightly accretive to earnings per share after the Transaction. Further, Oregon Pacific Bank’s capital ratio (equity/assets) will remain near 8.5% after the Transaction. Finally, Southard Financial prepared valuation analyses of Oregon Pacific Bancorp including and excluding the impact of the proposed Transaction. Those analyses indicated no material impact on the value of Oregon Pacific Bancorp shares after the Transaction.

Board of Directors
Oregon Pacific Bancorp

FAIR VALUE

In this opinion, the fairness of the Transaction is determined under the standard of “fair value”. It is Southard Financial’s understanding that fair value is the value of a pro rata share of the Company as a going concern on the date of the transaction in question, without any consideration of the impact of the transaction on the value of the Company. Fair value should consider all usual and customary approaches to value, including net asset value, investment value and market value. However, fair value is not intended to be derived from a pro forma sale of the Company, or transactional value.

Normally, when there is objective market data, such as where a company is publicly traded and has significant trading volume and the trading is measured over an appropriate period of time, that data provides an approximate indicator of going concern value. However, in the case of Oregon Pacific Bancorp, there is not sufficient trading volume for market prices to be relied upon.

Fairness of the Transaction to Common Shareholders Receiving Cash

Comparison with Recent Market Transactions

Based upon the stated price of $13.00 per share, the Transaction represents the following pricing ratios:

Price/Book Value ($6.01 per share at 11/30/07)	216.3%
Price/Diluted Book Value ($6.00 per share at 11/30/07)	216.7%
Price/Earnings ($0.87 per share, annualized 11/30/07)	14.94	x
Price/Budgeted Earnings ($0.73 per share in 2008)	17.81	x

The price/book ratio (216.3%, and 216.7% diluted) is well above the average price/book value ratio for market transactions (15 publicly traded banks in the Western region with ROE between 10% and 15% and total assets less than $300 million) as of November 30, 2007 (155.6%). Likewise, the price/earnings ratio (14.94x projected 2007 earnings and 17.81x budgeted 2008 earnings) is above the average price/earnings ratio for same group (13.82x). Further, the price/book ratio and the price/earnings ratio compare favorably to the same ratios for all Oregon public banks (14) with positive ROE and assets under $1.0 billion (153.9% and 13.69x, respectively.

On a broader market basis, (all publicly traded banks with ROE between 0% and 15% and total assets less than $1.0 billion), as of November 30, 2007, the price/book ratio and price/earnings ratio compare favorably (127.6% and 14.80x). On balance, the implied pricing ratios compare favorably to the observed market pricing for publicly-traded banks and bank holding companies in Oregon and nationwide.

Finally, the price/book ratio is only slightly lower than the averages (medians) for whole bank transactions (Oregon and Washington with assets less than $1.0 billion) during 2006 and the first 11 months of 2007 (250.9%). while the price/earnings ratio is about 25% below the price/earnings ratio for whole bank transactions (20.50x). However, a control sale of the Bank is not contemplated under the current Transaction, and fair value does not assume a sale of the Bank.

Board of Directors
Oregon Pacific Bancorp

Analysis of Liquidity/Premium to Recent Trades

Oregon Pacific Bancorp stock is listed on the over-the-counter bulletin board. Trading is relatively limited, with only 138,508 shares (about 6%) trading in 2007 year-to-date (through December 18, 2007). In general, the market price trended down over the year, falling from a high of $12.50 per share in early January to a low of $8.75 per share in July. The price per share rebounded somewhat during the Fall (reaching $10.25 per share), before declining again to $9.15 per share as of December 18, 2007. The table below provides summary market data information and the implied premium associated with proposed transaction price of $13.00 per share.

		Weighted Average	Implied
Calendar 2007	Volume	Price Per Share	Premium

First Quarter	42,110	$12.07	7.71%
Second Quarter	29,085	11.61	11.97%
Third Quarter	39,690	9.53	36.41%
Fourth Quarter	27,623	9.87	31.71%
December 2007	4,300	9.09	43.01%
Last Price	110	9.15	42.08%
2007 year-to-date	138,508	10.81	20.26%

Of particular note is the Transaction’s 42.1% premium to the last traded price ($9.15) and the 31.7% premium to the weighted average market price during the fourth quarter of 2007 ($9.87). The implied premium supports the fairness of the price being paid. Further, the $13.00 per share transaction price is higher than any price paid for the common shares of the Company in a reported transaction.

Discounted Cash Flow Analysis

Based upon a pro-forma discounted cash flow analysis, Southard Financial determined the value of Oregon Pacific Bancorp based upon adding (i) the present value of the estimated future dividend stream that OPB could generate over the next five year period; and, (ii) the present value of the “terminal value” of OPB common stock at the end of the period. To determine a projected dividend stream, Southard Financial used an estimate of ongoing earnings for 2007 and assumed annual growth in earnings and assets of between 4% and 10%. The analysis was performed under the assumption that OPB pays dividends sufficient to maintain an equity/assets ratio of 8% (a normal level). The “terminal value” of OPB common stock at the end of the projection period was determined by applying current market multiples to projected net income. The dividend stream and terminal value were discounted to the present using discount rates between 13% and 16%, which Southard Financial viewed as the appropriate discount rate range for a company with OPB’s risk characteristics. Using this analysis, the implied value of Oregon Pacific Bancorp was consistently below the proposed Transaction price.

Summary of Analyses

The summary set forth does not purport to be a complete description of the analyses performed by Southard Financial. The analyses performed by Southard Financial are not necessarily indicative of actual values, which may differ significantly from those suggested by such analyses. Southard Financial did not appraise any individual assets or liabilities of Oregon Pacific Bancorp. Throughout the due diligence process, Southard Financial relied upon all information provided by OPB and third party sources without independent verification.

Board of Directors
Oregon Pacific Bancorp

FAIRNESS OPINION

Based upon the analyses of the foregoing and such matters as were considered relevant, it is the opinion of Southard Financial that the terms of the purchase of Oregon Pacific Bancorp stock pursuant to the Transaction are fair, from a financial viewpoint, to the shareholders of Oregon Pacific Bancorp who will be cashed-out in the Transaction.

This opinion was prepared at the request of the Board of Directors and any summary of or reference to the opinion or any other reference to Southard Financial by Oregon Pacific Bancorp in connection with the Transaction will be subject to Southard Financial’s prior review and written approval, which shall not be unreasonably withheld. The opinion will not be included in summarized form, or referred to in any manner in materials distributed to the public or potential investors of OPB without Southard Financial’s prior written consent, which shall not be unreasonably withheld.

In accordance with recognized professional ethics, Southard Financial’s professional fees for this service are not contingent upon the opinion expressed herein. Thank you for this opportunity to be of service to Oregon Pacific Bancorp.

Sincerely yours,

SOUTHARD FINANCIAL

APPENDIX D

VALUATION MEMORANDUM
FAIR VALUE CALCULATIONS
OF THE COMMON STOCK OF
OREGON PACIFIC BANCORP
Florence, Oregon

As of November 30, 2007

Report Dated
December 17, 2007

SOUTHARD
FINANCIAL

December 17, 2007

Board of Directors
Oregon Pacific Bancorp
Florence, Oregon

Directors:

Southard Financial was retained by Oregon Pacific Bancorp to determine a range of fair values for the common stock of Oregon Pacific Bancorp for purposes of a proposed capital restructuring (in conjunction with the deregistration of the Company from the Securities Exchange Commission). It is our understanding that this analysis will be utilized as one factor in the determination of the price at shares will be redeemed.

The enclosed calculations were prepared for the stated purpose and are for your exclusive and confidential use. No copies of this report shall be furnished to third parties without your specific permission or direction, unless ordered by a court of competent jurisdiction. The report and its conclusions are subject to the statement of Contingent and Limiting Conditions contained herein.

The report was prepared by the undersigned. Preparation of the report entailed the use of standard techniques and practices, and involved limited due diligence on the part of Southard Financial. The methodology and analysis employed is in compliance with the Uniform Standards of Professional Appraisal Practice.

Thank you for the opportunity to be of service in this matter.

Sincerely yours,

Douglas K. Southard, DBA, CFA

Enclosure

White Station Tower ▪ Suite 1925
5050 Poplar Avenue ▪ Memphis, Tennessee 38157
(901) 761-7500 ▪ FAX (901) 761-6045
www.southardfinancial.com

CERTIFICATION

I/we certify that, to the best of my/our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.
The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my/our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	I/we have no present or prospective interest in the property that is the subject of this report, and I/we have no personal interest with respect to the parties involved.

4.	I/we have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	My/our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.
My/our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	My/our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

8.	No one provided significant business and/or intangible asset appraisal assistance to the person(s) signing this certification.

Douglas K. Southard, DBA, CFA	David A. Harris, CFA, ASA

Mark A. Orndorff, CFA, AM	Matthew L. Jakes

TABLE OF CONTENTS

INTRODUCTION		1

SOURCES OF INFORMATION		1
DEFINITION OF FAIR VALUE		2
PREMISE OF VALUE		2
STATEMENT OF SCOPE AND LIMITATIONS		2

DETERMINATION OF FAIR VALUE		3

APPROACH TO VALUATION		3
PRESENTATION OF VALUATION CALCULATIONS		4

CONCLUSION		4

EXHIBITS 1-5:	Historical Financial Statements – Oregon Pacific Bank
EXHIBIT 6:	Historical Financial Statements – Oregon Pacific Bancorp (parent only)
EXHIBIT V-1:	Valuation Analysis – Freely Traded Basis
EXHIBIT V-2:	Valuation Analysis – Control Basis

INTRODUCTION

Southard Financial was retained to provide the following appraisal services:

Client Name	Board of Directors, Oregon Pacific Bancorp
Business Interest Being Valued	The Common Stock of Oregon Pacific Bancorp
Home Office Location	Florence, Oregon
Definition of Value	Fair Value
Date of the Appraisal	November 30, 2007
Purpose/Intended Use of Appraisal	Proposed Corporate Restructuring Invoking Dissenter Rights
Type of Report	Calculations

It is our understanding that the purpose of this report is to provide valuation calculations of the common stock of Oregon Pacific Bancorp (the “Company”) for purposes of a proposed corporate restructuring. Southard Financial and its principals have no past, present, or contemplated future interest in the subject or the conclusion of this valuation report. Further, Southard Financial and its principals have no bias or conflict of interest that could cause a question as to our independence or objectivity. Compensation paid to Southard Financial for this appraisal is in no way contingent upon the conclusion of this report.

The American Society of Appraisers (ASA Business Valuation Standards as revised (September 1997). “BVS-I, General Requirements for Developing a Business Valuation,” pp. 4-5) defines three scopes of work: Appraisal, Limited Appraisal, and Calculations. Calculations are defined as “an approximate indication of value based upon the performance of limited procedures agreed upon by the appraiser and the client.” Calculations have the following characteristics:

•     They may be expressed as a single dollar amount or a range.
•     They may be based upon consideration of only limited relevant information.
•     The appraiser performs limited information collection and analysis procedures.
•     The calculations may be based upon conceptual approaches as agreed upon with the client.

Southard Financial developed the approach to the valuation calculations and the client imposed no limitations on Southard Financial or on the analysis.

Sources of Information

Information used in the study was obtained from the following sources.

•	Uniform Bank Performance Report ("UBPR") of Oregon Pacific Bank for the periods ended December 31, 2002-06 and September 30, 2007;
•	Consolidated Reports of Condition and Income for a Bank with Domestic Officers only (“Call Report”) of Oregon Pacific Bank, for the periods ended December 31, 2002-06 and September 30, 2007;
•	Parent Company Only Financial Statements for Small Bank Holding Companies – FR Y-9SP for the periods ended December 31, 2002-06 and June 30, 2007;
•	SEC Form 10-K for the year ended December 31, 2006, and SEC Form 10-Q for the quarter ended September 30, 2007, of Oregon Pacific Bancorp;
•	Annual Reports of Oregon Pacific Bancorp for 2004-06;
•	Internal consolidating financial statements of Oregon Pacific Bancorp for the period ended November 30, 2007;
•	Market information on publicly traded banking companies obtained from publications of Wilshire Associates and SNL Financial;
•	Summary of transactions in the common stock of Oregon Pacific Bancorp during 2007;
•	Schedule of options outstanding to purchase common stock of Oregon Pacific Bancorp;
•	Budgeted Income Statement of Oregon Pacific Bank and Oregon Pacific Bancorp for 2008;
•	Additional pertinent information deemed necessary to render this opinion of value.

1

In the course of our limited due diligence investigation, we reviewed the information outlined above. In all cases we relied upon the referenced information without independent verification. We visited with management via telephone, but did not conduct on-site due diligence. Further, we did not inspect each and every asset, property, or business interest encompassed by this appraisal.

Definition of Fair Value

Fair value is a legal construct that provides the required approach to determine value under state law for certain transactions. In most instances fair value is the statutory standard of value for dissenting shareholders to mergers, acquisitions, and other corporate actions. In these instances fair value is the value of the shares immediately preceding the effectuation of the corporate action to which the dissenter objects. Further, that value is not to include any appreciation or depreciation related to that corporate action unless the exclusion would be inequitable.

In instances where fair value is the appropriate definition of value, there is normally no consensus interpretation of the definition of fair value. Typically, the appraisal process must follow appropriate precedent case procedures for the valuation of the disputed interest. Nevertheless, most states do not allow for minority or marketability discounts, or for “control premiums”. Thus, fair value represents full proportionate value, without discounts or premiums.

Premise of Value

There are three general levels of value applicable to a business interest:

•	Controlling Interest	Value of the entire entity, or an interest that controls the operations of the entity
•	Marketable Minority Interest	Value of a minority interest, lacking control over thebusiness entity, but being readily marketable (as if freely-traded)
•	Non-Marketable Minority Interest	Value of a minority interest, lacking both control and a ready market

The three premises (or levels) of value are related as follows. Control value can be obtained by direct comparisons with change of controlling interest transactions or through the use of “appropriate” control methodologies or by applying a control premium to a marketable minority interest value. Marketable minority interest value can be obtained by comparisons with guideline publicly traded companies or by the use of other appropriate minority valuation methodologies such as the income approach using market rates of return. Alternatively, the value of a marketable minority interest can be determined by applying an appropriate minority interest discount to the control value. Non-marketable minority interest value is derived by applying an appropriate marketability discount to the derived marketable minority interest value or by applying both minority and marketability discounts to control value.

Statement of Scope and Limitations

This opinion has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and in accordance with the Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers, ASA Business Valuation Standards. A Statement of Contingent and Limiting Conditions is contained in Appendix A and a statement of the Qualifications of the Appraiser is contained in Appendix D. This report is limited to a presentation of our valuation calculations.

2

DETERMINATION OF FAIR VALUE Approach to Valuation

Valuation is ultimately a matter of informed judgment based upon a full consideration of all relevant data, as well as the appropriate standard of value. The appraisal profession recognizes three general approaches to valuation. Within each approach, there are multiple methodologies.

ASSET BASED APPROACH
A general way of determining a value indication of a business, business ownership interest, or security using one or more methods based directly on the value of the assets of the business, less liabilities.

The asset-based approach includes those methods that seek to write up or down or otherwise adjust the various tangible and/or intangible assets of an enterprise.

MARKET APPROACH
A general way of determining a value indication of a business, business ownership interest, or security using one or more methods that compare the subject to similar investments that have been sold.

The market approach includes a variety of methods that compare the subject with transactions involving similar investments, including publicly traded guideline companies and sales involving controlling interests in public or private guideline companies. Consideration of prior transactions in interests of a valuation subject is also a method under the market approach.

INCOME APPROACH
A general way of determining a value indication of a business, business ownership interest, or security using one or more methods where value is determined by converting anticipated benefits.

The income approach includes those methods that provide for the capitalization of earnings estimates and those based upon projected future benefits (cash flow or earnings) discounted to the present using an appropriate risk adjusted discount rate.

The asset approach develops an estimate of value based upon the market values of the subject entity's assets and liabilities, as opposed to their book values (adjusted book value). Adjusted book value is not liquidation value; however, it could be considered a quasi-liquidation value, where assets are sold in the context of a going concern. Asset value typically indicates a value that contains an element of control, or at least an element of assumed marketability. Thus, when using this approach to value an entity on a non-marketable minority interest basis, discounts for lack of control and lack of marketability are necessary.

3

The market approach typically consists of one or both of the following general approaches: (1) prior transactions method, and (2) guideline company method. When a business interest is not listed on an exchange and no active market exists for it, but some transactions have occurred, a market value can sometimes be derived and used as an element in the determination of fair market value based upon an analysis of the transactions. Even if limited transactions have occurred at arms' length, inferences can be drawn about fair market value based on the limited transaction volume. It is crucial to evaluate the transactions to ensure that they are at arms' length. Further, the standard of value for the opinion being issued may necessitate an adjustment to the observed market value for either liquidity concerns or for control.

The guideline company method is the generally accepted method of valuing closely held companies through comparison with similar companies whose stocks are publicly traded (guideline companies). When using this method, a determination of anticipated benefits (earnings, cash flow, etc.) is developed based upon a review of the subject entity. The anticipated benefits are then capitalized using a corresponding capitalization factor for the Guideline Company Group. It should be noted that: (1) it is virtually impossible to find identical public companies; and (2) required disclosure for public companies notwithstanding, appraisers are not privy to "inside" information for any public companies.

The income approach is a two step process. First a determination of anticipated benefits (earnings or cash flows) must be made. Second, an appropriate rate or multiple must be identified with which to capitalize those benefits. The resulting capitalized benefits must then be adjusted to reflect the estimated values of any non-operating assets and/or liabilities.

When determining the fair market value of non-traded securities, it is common to derive a "combined value", based upon a weighted average of valuation approaches deemed appropriate by the appraiser. The weights applied to the various methodologies are based upon the relative importance of each methodology. Further, discounts to the combined value may be necessary to properly reflect the appropriate standard of value (discounts for lack of control, lack of marketability, restrictions, and blockage are typical examples).

Finally, it is crucial to understand that valuation is ultimately a matter of informed judgment based upon a full consideration of all relevant data. We considered each of the valuation methodologies outlined above in performing calculations of the fair value of the common stock of Oregon Pacific Bancorp.

Presentation of Valuation Calculations

Our calculations are presented in the attached worksheets, which are annotated to assist in understanding the analyses.

Exhibit V-1 (attached four pages) presents the value on a fully marketable basis using accepted valuation methods and market multiples for publicly traded banks. That analysis indicates a value of $12.00 per share ($10.50 per share before applying a control premium). Exhibit V-2 presents the analysis on a full control basis, with modest discounts from the median whole-bank transaction multiples in 2006 and 2007 year to date. That analysis indicates a value of $13.85 per share.

CONCLUSION

Based upon the entire analysis, the calculated fair value of the common stock of Oregon Pacific Bancorp, as of November 30, 2007, was in the range of $12.00 to $13.85 per share (rounded). The valuation range is rounded to reflect the imprecision inherent in the various assumptions used in the fair value determination.

4

EXHIBIT 1
OREGON PACIFIC BANK
HISTORICAL BALANCE SHEETS
FOR THE PERIODS ENDED
($ Thousands)

		December 31					Compound Annual Growth
ASSETS	Sep 30 2007	2006	2005	2004	2003	2002	2002-07	2005-06	2006-07
U.S. Treasury & Agency Securities	3,991	3,949	3,924	5,983	5,677	3,446	2.98%	0.64%	1.06%
Tax-Exempt Securities	5,071	5,892	6,994	7,765	7,149	7,751	-8.14%	-15.76%	-13.93%
All Other Securities	445	456	726	1,677	4,019	2,716	-30.36%	-37.19%	-2.41%
Total Securities	9,507	10,297	11,644	15,425	16,845	13,913	-7.33%	-11.57%	-7.67%
Fed Funds + CDs	9,942	2,986	5,916	874	4,764	8,079	4.24%	-49.53%	232.95%
Loans Held for Sale	361	152	1,351	1,016	4,058	5,328	-41.63%	-88.75%	137.50%
Loans Net of Unearned Income	121,105	122,928	119,844	110,347	84,038	72,162	10.91%	2.57%	-1.48%
Loan Loss Allowance	1,852	1,861	1,858	1,640	1,316	1,173	9.56%	0.16%	-0.48%
Net Loans and Leases	119,614	121,219	119,337	109,723	86,780	76,317	9.40%	1.58%	-1.32%
TOTAL EARNING ASSETS	139,063	134,502	136,897	126,022	108,389	98,309	7.18%	-1.75%	3.39%

Cash and Due From	3,798	4,473	5,019	4,341	4,917	3,886	-0.46%	-10.88%	-15.09%
Bank Premises	8,004	6,837	5,060	4,997	4,747	2,653	24.71%	35.12%	17.07%
Other Real Estate	0	0	0	0	10	117	nm	0.00%	0.00%
Invest In Unconsolidated Subsidiary	0	0	0	0	0	0	0.00%	0.00%	0.00%
Goodwill	0	0	0	0	0	0	0.00%	0.00%	0.00%
Other Intangible Assets	1,013	1,140	809	811	810	606	10.82%	40.91%	-11.14%
Other Assets	3,143	4,188	2,469	1,869	1,697	1,517	15.68%	69.62%	-24.95%

TOTAL ASSETS	155,021	151,140	150,254	138,040	120,570	107,088	7.68%	0.59%	2.57%

LIABILITIES & EQUITY
Non-Interest Bearing Deposits	12,616	10,944	30,476	27,793	22,716	19,575	-8.41%	-64.09%	15.28%
Interest Bearing Deposits	111,475	109,959	91,713	84,505	75,491	70,040	9.74%	19.89%	1.38%
Total Deposits	124,091	120,903	122,189	112,298	98,207	89,615	6.73%	-1.05%	2.64%

Fed Funds Purchased/Repos	0	0	0	0	0	0	0.00%	0.00%	0.00%
Other Borrowings	10,731	11,480	11,413	11,868	7,923	8,852	3.92%	0.59%	-6.52%
Subordinated Debt	0	0	0	0	0	0	0.00%	0.00%	0.00%
TOTAL ACQUIRED FUNDS	134,822	132,383	133,602	124,166	106,130	98,467	6.49%	-0.91%	1.84%

Other Liabilities	3,122	2,890	2,500	1,065	1,928	728	33.80%	15.60%	8.03%
Equity	17,077	15,867	14,152	12,809	12,512	7,893	16.69%	12.12%	7.63%

TOTAL LIABILITIES & EQUITY	155,021	151,140	150,254	138,040	120,570	107,088	7.68%	0.59%	2.57%

Average Earning Assets	140,494	144,989	137,376	124,669	107,671	87,855	9.84%	5.54%	-3.10%
Average Total Assets	153,478	155,986	147,005	133,350	114,483	92,909	10.56%	6.11%	-1.61%
Average Interest-Bearing Funds	100,022	103,575	99,949	90,731	83,057	66,216	8.60%	3.63%	-3.43%
Average Total Equity	16,472	15,010	13,481	12,661	10,203	7,503	17.03%	11.34%	9.74%
Earning Assets/Average Assets	91.54%	92.95%	93.45%	93.49%	94.05%	94.56%	93.70%	5-Yr Avg
Peer Group	93.60%	93.54%	93.41%	93.25%	93.01%	93.05%	93.25%	5-Yr Avg
Interest-Bearing Funds/Avg Assets	65.17%	66.40%	67.99%	68.04%	72.55%	71.27%	69.25%	5-Yr Avg
Brokered Deposits	0	0	0	0	0	0	0	5-Yr Avg
Brokered Deposits/Total Deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	5-Yr Avg
Peer Group	2.39%	2.24%	1.81%	1.27%	0.73%	0.49%	1.31%	5-Yr Avg

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/07

EXHIBIT 2
OREGON PACIFIC BANK
HISTORICAL PERCENTAGE BALANCE SHEETS
FOR THE PERIODS ENDED

		December 31						Peer #
ASSETS	Sep 30 2007	2006	2005	2004	2003	2002		4 9/07
U.S. Treasury & Agency Securities	2.57%	2.61%	2.61%	4.33%	4.71%	3.22%		9.39%
Tax-Exempt Securities	3.27%	3.90%	4.65%	5.63%	5.93%	7.24%		2.49%
All Other Securities	0.29%	0.30%	0.48%	1.21%	3.33%	2.54%		3.42%
Total Securities	6.13%	6.81%	7.75%	11.17%	13.97%	12.99%		15.31%
Fed Funds + CDs	6.41%	1.98%	3.94%	0.63%	3.95%	7.54%		3.31%
Loans Held for Sale	0.23%	0.10%	0.90%	0.74%	3.37%	4.98%		0.09%
Loans Net of Unearned Income	78.12%	81.33%	79.76%	79.94%	69.70%	67.39%		70.34%
Loan Loss Allowance	1.19%	1.23%	1.24%	1.19%	1.09%	1.10%		0.83%
Net Loans and Leases	77.16%	80.20%	79.42%	79.49%	71.97%	71.27%		69.81%
TOTAL EARNING ASSETS	89.71%	88.99%	91.11%	91.29%	89.90%	91.80%		91.90%

Cash and Due From	2.45%	2.96%	3.34%	3.14%	4.08%	3.63%		2.74%
Bank Premises	5.16%	4.52%	3.37%	3.62%	3.94%	2.48%		2.34%
Other Real Estate	0.00%	0.00%	0.00%	0.00%	0.01%	0.11%		0.11%
Invest In Unconsolidated Subsidiary	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		0.00%
Goodwill	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		0.00%
Other Intangible Assets	0.65%	0.75%	0.54%	0.59%	0.67%	0.57%		0.00%
Other Assets	2.03%	2.77%	1.64%	1.35%	1.41%	1.42%		2.60%

TOTAL ASSETS	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%		100.00%

LIABILITIES & EQUITY
Non-Interest Bearing Deposits	8.14%	7.24%	20.28%	20.13%	18.84%	18.28%		12.23%
Interest Bearing Deposits	71.91%	72.75%	61.04%	61.22%	62.61%	65.40%		72.15%
Total Deposits	80.05%	79.99%	81.32%	81.35%	81.45%	83.68%		84.38%

Fed Funds Purchased/Repos	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		0.81%
Other Borrowings	6.92%	7.60%	7.60%	8.60%	6.57%	8.27%		3.00%
Subordinated Debt	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		0.00%
TOTAL ACQUIRED FUNDS	86.97%	87.59%	88.92%	89.95%	88.02%	91.95%		88.19%
Other Liabilities	2.01%	1.91%	1.66%	0.77%	1.60%	0.68%		0.70%
Equity	11.02%	10.50%	9.42%	9.28%	10.38%	7.37%		9.89%

TOTAL LIABILITIES & EQUITY	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%		100.00%
							5-Yr Avg
Peer Group Equity/Assets	9.89%	9.69%	9.54%	9.44%	9.29%	9.12%	9.42%
Average Assets/Average Equity	9.32	10.39	10.91	10.53	11.22	12.38	11.09
Peer Group	10.11	10.32	10.48	10.59	10.76	10.96	10.62
Tier I Leverage Capital	10.83%	10.10%	9.32%	8.87%	10.20%	7.16%	9.13%
Peer Group	9.73%	9.50%	9.37%	9.16%	9.02%	8.76%	9.16%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/07

EXHIBIT 3
OREGON PACIFIC BANK
HISTORICAL INCOME STATEMENTS
FOR THE PERIODS ENDED
 ($ Thousands)

		December 31					Compound Annual Growth
INTEREST INCOME	Sep 30 2007	2006	2005	2004	2003	2002	2002-07	2005-06	2006-07
Loans	8,515	11,165	9,791	7,664	7,214	6,100	13.23%	14.03%	1.69%
Balance with Deposit Institutions	246	384	188	78	54	78	33.28%	104.26%	-14.58%
Fed Funds Sold	0	0	0	0	0	0	0.00%	0.00%	0.00%
Securities Income - Taxable	150	190	250	350	450	446	-14.82%	-24.00%	5.26%
Securities Income - Tax Exempt	171	280	312	306	338	384	-9.90%	-10.26%	-18.57%
Estimated Tax Benefit	80	133	152	152	165	185	-10.43%	-12.50%	-19.80%
Other Interest Income	10	17	19	65	57	55	-24.68%	-10.53%	-21.57%
TOTAL INTEREST INCOME	9,172	12,169	10,712	8,615	8,278	7,248	11.03%	13.60%	0.50%
INTEREST EXPENSE
Large CDs	602	646	391	201	213	271	24.25%	65.22%	24.25%
Other Deposits	1,533	1,799	1,193	716	984	1,088	13.44%	50.80%	13.62%
Fed Funds Purchased/Repose	0	0	0	0	1	1	nm	0.00%	0.00%
Other Interest Expense	366	512	450	390	344	346	7.12%	13.78%	-4.69%
TOTAL INTEREST EXPENSE	2,501	2,957	2,034	1,307	1,542	1,706	14.34%	45.38%	12.77%
NET INTEREST INCOME	6,671	9,212	8,678	7,308	6,736	5,542	9.92%	6.15%	-3.44%
OTHER INCOME
Service Charges-Deposit Accounts	347	524	597	534	346	261	12.13%	-12.23%	-11.70%
Net Gains/(Losses) excl-securities	12	9	3	1	4	8	14. 87%	200.00%	77.78%
Other Operating Income	1,573	1,906	1,782	1,369	1,256	1,168	12.42%	6.96%	10.04%
TOTAL OTHER INCOME	1,932	2,439	2,382	1,904	1,606	1,437	12.38%	2.39%	5.62%
ADJUSTED GROSS INCOME	8,603	11,651	11,060	9,212	8,342	6,979	10.45%	5.34%	-1.55%
NON-INT OPERATING EXPENSE
Salaries & Benefits	3,682	4,896	4,721	4,660	4,193	3,378	7.76%	3.71%	0.27%
Net Occupancy	770	1,004	972	903	676	576	12.25%	3.29%	2.26%
Other Operating Expense	1,604	2,144	1,914	2,072	1,623	1,494	7.44%	12.02%	-0.25%
TOTAL NON-INT OP EXPENSE	6,056	8,044	7,607	7,635	6,492	5,448	8.19%	5.74%	0.38%
NET NON-INTEREST INCOME	(4,124)	(5,605)	(5,225)	(5,731)	(4,886)	(4,011)	nm	nm	nm
BASIC OPERATING INCOME	2,547	3,607	3,453	1,577	1,850	1,531	17.27%	4.46%	-5.85%
Securities Transactions	0	0	(13)	37	(111)	47	nm	nm	0.00%
Loan Loss Provision	0	26	215	(355)	170	280	nm	-87.91%	-100.00%
PRE-TAX INCOME (FTE)	2,547	3,581	3,225	1,969	1,569	1,298	21.21%	11.04%	-5.17%
FTE Adjustment	80	134	153	154	168	224	-13.79%	-12.42%	-20.40%
PRE-TAX INCOME	2,467	3,447	3,072	1,815	1,401	1,074	25.09%	12.21%	-4.57%
Taxes	783	1,235	1,019	606	401	252	32.88%	21.20%	-15.47%
INCOME BEFORE EXTRA ITEMS	1,684	2,212	2,053	1,209	1,000	822	22.26%	7.74%	1.51%
Net Extraordinary Items	0	0	0	0	0	0	0.00%	0.00%	0.00%

NET INCOME	1,684	2,212	2,053	1,209	1,000	822	22.26%	7.74%	1.51%

DIVIDENDS	490	489	528	712	552	251
DIVIDEND PAYOUT	29.10%	22.11%	25.72%	58.89%	55.20%	30.54%	38.49%	5-Yr Avg

Peer Group Dividend Payout	34.47%	37.74%	32.49%	30.98%	31.60%	31.05%	32.77%	5-Yr Avg
Effective Tax Rate	33.88%	38.23%	36.34%	38.60%	36.27%	36.67%	37.22%	5-Yr Avg

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/07

EXHIBIT 4
OREGON PACIFIC BANK
HISTORICAL INCOME STATEMENTS
AS A PERCENTAGE OF AVERAGE ASSETS
FOR THE PERIODS ENDED

							Peer #
	Sep 30	December 31					4
INTEREST INCOME	2007	2006	2005	2004	2003	2002	9/07
Loans	7.40%	7.16%	6.66%	5.75%	6.30%	6.57%
Balance with Deposit Institutions	0.21%	0.25%	0.13%	0.06%	0.05%	0.08%
Fed Funds Sold	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Securities Income – Taxable	0.13%	0.12%	0.17%	0.26%	0.39%	0.48%
Securities Income - Tax Exempt	0.15%	0.18%	0.21%	0.23%	0.30%	0.41%
Estimated Tax Benefit	0.07%	0.09%	0.10%	0.11%	0.14%	0.20%
Other Interest Income	0.01%	0.01%	0.01%	0.05%	0.05%	0.06%
TOTAL INTEREST INCOME	7.97%	7.80%	7.29%	6.46%	7.23%	7.80%	6.87%
INTEREST EXPENSE
Large CDs	0.52%	0.41%	0.27%	0.15%	0.19%	0.29%
Other Deposits	1.33%	1.15%	0.81%	0.54%	0.86%	1.17%
Fed Funds Purchased/Repose	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Other Interest Expense	0.32%	0.33%	0.31%	0.29%	0.30%	0.37%
TOTAL INTEREST EXPENSE	2.17%	1.90%	1.38%	0.98%	1.35%	1.84%	2.90%
NET INTEREST INCOME	5.80%	5.91%	5.90%	5.48%	5.88%	5.96%	3.97%
OTHER INCOME
Service Charges-Deposit Accounts	0.30%	0.34%	0.41%	0.40%	0.30%	0.28%
Net Gains/(Losses) excl-securities	0.01%	0.01%	0.00%	0.00%	0.00%	0.01%
Other Operating Income	1.37%	1.22%	1.21%	1.03%	1.10%	1.26%
TOTAL OTHER INCOME	1.68%	1.56%	1.62%	1.43%	1.40%	1.55%	0.75%
ADJUSTED GROSS INCOME	7.47%	7.47%	7.52%	6.91%	7.29%	7.51%	4.72%
NON-INT OPERATING EXPENSE
Salaries & Benefits	3.20%	3.14%	3.21%	3.49%	3.66%	3.64%	1.78%
Net Occupancy	0.67%	0.64%	0.66%	0.68%	0.59%	0.62%	0.47%
Other Operating Expense	1.39%	1.37%	1.30%	1.55%	1.42%	1.61%	0.95%
TOTAL NON-INT OP EXPENSE	5.26%	5.16%	5.17%	5.73%	5.67%	5.86%	3.21%
NET NON-INTEREST INCOME	-3.58%	-3.59%	-3.55%	-4.30%	-4.27%	-4.32%	-2.46%
BASIC OPERATING INCOME	2.21%	2.31%	2.35%	1.18%	1.62%	1.65%	1.51%
Securities Transactions	0.00%	0.00%	-0.01%	0.03%	-0.10%	0.05%	0.00%
Loan Loss Provision	0.00%	0.02%	0.15%	-0.27%	0.15%	0.30%	0.15%
PRE-TAX INCOME (FTE)	2.21%	2.30%	2.19%	1.48%	1.37%	1.40%	1.39%
FTE Adjustment	0.07%	0.09%	0.10%	0.12%	0.15%	0.24%	0.00%
PRE-TAX INCOME	2.14%	2.21%	2.09%	1.36%	1.22%	1.16%	1.39%
Taxes	0.68%	0.79%	0.69%	0.45%	0.35%	0.27%	0.38%
INCOME BEFORE EXTRA ITEMS	1.46%	1.42%	1.40%	0.91%	0.87%	0.88%	1.01%
Net Extraordinary Items	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NET INCOME	1.46%	1.42%	1.40%	0.91%	0.87%	0.88%	1.01%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/07

EXHIBIT 5
OREGON PACIFIC BANK
RETURN ON AVERAGE ASSETS & AVERAGE EQUITY
FOR THE PERIODS ENDED

Percent of Average Total Assets
Sep 30
Income Statements-BANK	2007 ($M)	Sep 30 2007	2006	2005	2004	2003	2002	5-Yr Avg

Net Interest Income	$6,671	5.80%	5.91%	5.90%	5.48%	5.88%	5.96%	5.83%
Non-Interest Income	$1,932	1.68%	1.56%	1.62%	1.43%	1.40%	1.55%	1.51%
Non-Interest Expense	6,056	5.26	5.16	5.17	5.73	5.67	5.86	5.52

Net Non-Interest Income	$(4,124)	-3.58%	-3.59%	-3.55%	-4.30	%-	4.27%	-4.32%	-4.01%

Basic Operating Income	$2,547	2.21%	2.31%	2.35%	1.18%	1.62%	1.65%	1.82%
Loan Loss Provision	0	0.00	0.02	0.15	-0.27	0.15	0.30	0.07
Securities Transactions	0	0.00	0.00	-0.01	0.03	-0.10	0.05	-0.01

Pre-Tax Income FTE	$2,547	2.21%	2.30%	2.19%	1.48%	1.37%	1.40%	1.75%
Taxes (FTE)	863	0.75	0.88	0.80	0.57	0.50	0.51	0.65

Net Income (ROAA)	$1,684	1.46%	1.42%	1.40%	0.91%	0.87%	0.88%	1.10%

ROAE	13.63%	14.74%	15.23%	9.55%	9.80%	10.96%	12.05%

Pre-Tax ROAE	20.62%	23.86%	23.92%	15.55%	15.38%	17.30%	19.20%

Income Statements-PEER	State 9/07	National 9/07	2006	2005	2004	2003	2002	5-Yr Avg
Net Interest Income	4.89%	3.97%	4.13%	4.15%	4.04%	4.00%	4.17%	4.10%

Non-Interest Income	0.65%	0.75%	0.77%	0.79%	0.85%	0.95%	0.93%	0.86%
Non-Interest Expense	3.88	3.21	3.21	3.20	3.21	3.26	3.28	3.23

Net Non-Interest Income	-3.23%	- 2.46%	-2.44%	-2.41%	-2.36%	-2.31%	-2.35%	-2.37%

Basic Operating Income	1.66%	1.51%	1.69%	1.74%	1.68%	1.69%	1.82%	1.72%
Loan Loss Provision	0.33	0.15	0.16	0.16	0.18	0.22	0.27	0.20
Securities Transactions	0.00	0.00	0.00	0.00	0.01	0.02	0.03	0.01

Pre-Tax Income FTE	1.23%	1.39%	1.53%	1.60%	1.53%	1.54%	1.61%	1.56%
Taxes (FTE)	0.46	0.38	0.43	0.47	0.44	0.47	0.50	0.46

Net Income (ROAA)	0.77%	1.01%	1.10%	1.13%	1.09%	1.07%	1.11%	1.10%

ROAE	na	10.30%	11.54%	12.01%	11.59%	11.45%	12.07%	11.73%

Pre-Tax ROAE	na	14.05%	15.79%	16.77%	16.21%	16.58%	17.65%	16.60%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/07

SCHEDULE 1
OREGON PACIFIC BANK
LOAN AND INVESTMENT PORTFOLIO COMPOSITION
FOR THE PERIODS ENDED

	Sep 30, 2007		Dec 31, 2006		Dec 31, 2005
Loan Mix as a Percent of Average Gross Loans and Leases	Bank	Peer	Bank	Peer	Bank	Peer
Construction & Development	21.63%	14.90%	16.32%	13.43%	9.15%	11.72%
1-4 Family Residential	17.72%	24.04%	19.84%	24.46%	18.84%	25.24%
Other Real Estate	45.69%	34.03%	48.90%	34.50%	58.23%	35.01%
Total Real Estate	85.04%	76.49%	85.06%	76.00%	86.23%	75.50%
Agricultural	0.13%	1.21%	0.09%	1.21%	0.21%	1.12%
Commercial and Industrial	12.36%	14.25%	12.56%	14.46%	11.03%	14.69%
Individuals	2.23%	4.90%	2.04%	5.18%	2.25%	5.53%
Credit Cards	0.00%	0.05%	0.00%	0.06%	0.00%	0.07%
Municipal Loans	0.02%	0.32%	0.02%	0.31%	0.05%	0.34%
Other Loans & Lease Financing AR	0.22%	0.22%	0.22%	0.22%	0.23%	0.22%
Total Gross Loans and Leases	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

	Sep 30	December 31
Securities Portfolio Composition	2007	2006	2005	2004	2003	2002
Held-to-Maturity ($Thousands)
Book Value	0	0	0	0	0	0
Market Value	0	0	0	0	0	0
Appreciation/(Depreciation)	0	0	0	0	0	0
% Appreciation/-Depreciation
Bank	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Peer Group	0.01%	-0.06%	-0.25%	1.11%	2.11%	2.71%

Available-for-Sale ($ Thousands)
Book Value	9,470	10,290	11,597	15,074	16,162	13,099
Market Value	9,507	10,297	11,644	15,425	16,845	13,913
Appreciation/(Depreciation)	37	7	47	351	683	814
% Appreciation/-Depreciation
Bank	0.39%	0.07%	0.40%	2.28%	4.05%	5.85%
Peer Group	na	na	na	na	na	na

HTM (Book Value) % of Avg Assets	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Peer Group	1.39%	1.66%	1.96%	1.97%	2.02%	2.26%

AFS (Market Value) % of Avg Assets	6.40%	7.12%	9.16%	11.12%	14.75%	18.25%
Peer Group	13.92%	14.54%	15.25%	16.04%	16.07%	16.10%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/07

SCHEDULE 2
OREGON PACIFIC BANK
LOAN PORTFOLIO QUALITY
FOR THE PERIODS ENDED

Loan Loss Reserve Reconciliation		As of December 31
	Sep 30 2007	2006	2005	2004	2003	2002
Beginning Reserve Balance	1,861	1,858	1,640	1,316	1,173	902
Net Charge-Offs:
Gross Loan Losses	13	23	2	41	34	13
Recoveries	4	0	5	720	7	4
Other Adjustments	0	0	0	0	0	0

Net Charge-Offs	9	23	(3)	(679)	27	9
Loan Loss Provision	0	26	215	(355)	170	280

Ending Reserve Balance	1,852	1,861	1,858	1,640	1,316	1,173
Non-Accrual Loans	314	216	356	113	0	60

Average Loans	123,454	125,052	117,888	98,910	83,191	65,327

Ending Reserve/Loans and Leases (net of unearned income)							5-Yr Avg
Bank	1.52%	1.51%	1.53%	1.47%	1.49%	1.51%	1.51%
Peer Group	1.18%	1.19%	1.20%	1.22%	1.27%	1.27%	1.23%

Net Losses/Average Loans (net of unearned income)
Bank	0.01%	0.02%	0.00%	-0.69%	0.03%	0.01%	-0.12%
Peer Group	0.13%	0.12%	0.13%	0.16%	0.22%	0.24%	0.17%

Ending Reserve/Non-Accrual Loans
Bank	5.90	8.62	5.22	14.51	na	19.55	11.97
Peer Group	4.48	6.22	6.48	7.17	5.88	6.73	6.50

Loss Provision/Average Assets
Bank	0.00%	0.02%	0.15%	-0.27%	0.15%	0.30%	0.07%
Peer	0.15%	0.16%	0.16%	0.18%	0.22%	0.27%	0.20%

Net Loan/Deposit Ratio
Bank	96.39%	100.26%	97.67%	97.71%	88.36%	85.16%	93.83%
Peer Group	84.69%	82.37%	81.70%	81.36%	78.65%	77.66%	80.35%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/07

SCHEDULE 3
OREGON PACIFIC BANK
YIELD SPREADS AND EMPLOYEE PRODUCTIVITY
FOR THE PERIODS ENDED

	Percent of Average Assets
	Sep 30						Peer
Spread Relationships	2007	2006	2005	2004	2003	2002	9/07	5-Yr Avg
Yield on Average Earning Assets	8.70%	8.39%	7.80%	6.91%	7.69%	8.25%	7.36%	7.81%
Cost of Interest-Bearing Funds	3.33%	2.85%	2.04%	1.44%	1.86%	2.58%	3.84%	2.15%

Net Spread	5.37%	5.54%	5.76%	5.47%	5.83%	5.67%	3.52%	5.66%

Yield on Average Earning Assets	8.70%	8.39%	7.80%	6.91%	7.69%	8.25%	7.36%	7.81%
Cost of Average Earning Assets	2.37%	2.04%	1.48%	1.05%	1.43%	1.94%	3.11%	1.59%

Net Yield on Earning Assets	6.33%	6.35%	6.32%	5.86%	6.26%	6.3 1%	4.25%	6.22%

Peer Group
Yield on Average Earning Assets	7.36%	7.09%	6.32%	5.78%	5.97%	6.71%		6.37%
Cost of Interest-Bearing Funds	3.84%	3.32%	2.34%	1.76%	2.01%	2.70%		2.43%
Cost of Average Earning Assets	3.11%	2.66%	1.87%	1.43%	1.65%	2.21%		1.96%

Net Spread	3.52%	3.77%	3.98%	4.02%	3.96%	4.01%		3.95%
Net Yield on Earning Assets	4.25%	4.43%	4.45%	4.35%	4.32%	4.50%		4.41%

Productivity
Number of Employees	92	95	91	92	93	88
Personnel Expense/Employee ($thousands)
Bank	53.36	51.54	51.88	50.65	45.09	38.39	47.51
Peer Group	55.63	53.49	51.22	49.63	47.80	45.55	49.54

Average Assets/Employee ($millions)
Bank	1.67	1.64	1.62	1.45	1.23	1.06	1.40
Peer Group	3.34	3.29	3.16	3.06	2.93	2.84	3.06

Efficiency Ratio
Bank	70.39%	69.04%	68.78%	82.88%	77.82%	78.06%	75.32%
Peer Group	67.70%	65.38%	64.47%	65.36%	65.34%	63.76%	64.86%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/07

SCHEDULE 4
OREGON PACIFIC BANK
RECONCILIATION OF EQUITY CAPITAL FOR THE PERIODS ENDED
($ Thousands)

		December 31
Composition of Equity Capital	Sep 30 2007	2006	2005	2004	2003	2002
Preferred Stock	0	0	0	0	0	0
Common Stock	8,920	8,920	8,920	8,920	940	940
Surplus	16	15	0	0	7,980	3,730
Undivided Profits	8,119	6,927	5,204	3,679	3,182	2,735
Accumulated other Comprehensive Income	22	5	28	210	410	488
Other Equity Capital Components	0	0	0	0	0	0
Total Equity Capital	17,077	15,867	14,152	12,809	12,512	7,893
Reconciliation to Balance Sheet	0	0	0	0	0	0

		December 31
Reconciliation of Equity Capital	Sep 30 2007	2006	2005	2004	2003	2002
Balance at Beginning of Period	15,866	14,152	12,809	12,512	7,893	7,112
Earnings	1,684	2,212	2,053	1,209	1,000	822
Dividends	(490)	(489)	(528)	(712)	(552)	(251)
Change in FMV of AFS Securities	17	(24)	(182)	(200)	(79)	210
Purchase of Stock	0	0	0	0	0	0
Sale of Stock	0	15	0	0	0	0
Mergers and Acquisitions	0	0	0	0	0	0
Transactions with Parent	0	0	0	0	4,250	0
Other Adjustments or Restatements	0	1	0	0	0	0
Balance at End of Period	17,077	15,867	14,152	12,809	12,512	7,893
Reconciliation to Balance Sheet	0	0	0	0	0	0
SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/07

EXHIBIT 6
OREGON PACIFIC BANCORP
PARENT ONLY FINANCIAL STATEMENTS FOR THE PERIODS ENDED

		December 31
	Nov 30
Balance Sheet	2007	2006	2005	2004	2003
Investment-Subsidiary	17,315,826	15,866,546	14,152,389	12,809,316	12,512,000
Goodwill	0	0	0	0	0
Intangible Assets	0	0	0	0	0
Cash and Equivalents	10,693	6,606	58,956	26,634	24,000
Investment-Trust Preferred Securities	124,000	124,000	124,000	124,000	124,000
Other Assets	20,986	40,998	62,827	84,657	106,000

TOTAL ASSETS	17,471,505	16,038,150	14,398,172	13,044,607	12,766,000

Long-Term Debt	0	0	0	0	0
Trust Preferred Securities	4,124,000	4,124,000	4,124,000	4,124,000	4,124,000
Other Liabilities	48,001	13,317	10,941	28,310	6,000

Total Liabilities	4,172,001	4,137,317	4,134,941	4,152,310	4,130,000

Common Stock	5,307,938	5,100,037	4,858,728	4,698,162	4,895,000
Retained Earnings	7,940,530	6,795,987	5,376,065	3,983,420	3,331,000
Unreal Gain/-Loss on AFS Sec	51,036	4,809	28,438	210,715	410,000
Treasury Stock	0	0	0	0	0

Total Equity	13,299,504	11,900,833	10,263,231	8,892,297	8,636,000

TOTAL LIABILITIES & EQUITY	17,471,505	16,038,150	14,398,172	13,044,607	12,766,000

Shares Outstanding	2,211,865	2,187,349	2,166,006	2,148,616	2,173,592
Book Value Per Share	$6.01	$5.44	$4.74	$4.14	$3.97

Income Statement
Dividends-Subsidiary	581,937	489,107	527,166	712,152	552,465
Other Income	0	0	0	0	0

Total Income	581,937	489,107	527,166	712,152	552,465
Total Expenses	352,198	365,983	296,067	231,036	60,908

Pre-Tax Income	229,739	123,124	231,099	481,116	491,557
Taxes/(Benefit)	(135,089)	(140,377)	(108,925)	(88,616)	(23,226)

Holding Company Income	364,828	263,501	340,024	569,732	514,783
Equity in Subsidiary Earnings	1,402,778	1,722,536	1,525,348	496,988	447,056

NET INCOME	1,767,606	1,986,037	1,865,372	1,066,720	961,839

Earnings Per Share	$0.80	$0.91	$0.86	$0.50	$0.44
Dividends Paid	638,589	566,115	472,727	414,470	365,701
Dividends Per Share	$0.29	$0.26	$0.22	$0.19	$0.17
Dividend Payout	36.25%	28.57%	25.58%	38.00%	38.64%

SOURCE: Form 10-K (2003-06), Form 10-Q (2007), and FR Y-9SP (2003-07)

Monday 12/17/07
EXHIBIT V-1
OREGON PACIFIC BANCORP
VALUATION ANALYSIS - FREELY TRADED BASIS

MARKET TRANSACTIONS

Date	Shares	Price Per Share	Amount	Parties
Total Market Transactions	134,208	$10.86	$1,457,885.34
First Quarter	42,110	$12.07	508,325.54
Second Quarter	29,085	$11.61	337,702.35
Third Quarter	39,690	$9.53	378,379.30
Fourth Quarter	23,323	$10.01	233,478.15

DILUTION CALCULATION

Exercisable Options	Shares	Price Per Share	Amount
February 4, 2008	1,351	$7.40	$9,997.40
February 14, 2009	3,449	$7.25	25,005.25
January 1, 2011	1,557	$4.81	7,489.17
Total Exercisable Options	6,357	$6.68	$42,491.82
Recent Traded Price Per Share of Stock			$6.68
Shares Repurchased at Market Price with Option Exercise Proceeds			6,357
Total Exercisable Option Shares			6,357
Dilutive Impact (Shares Remaining After Repurchase of Option Shares)			-
Shares Outstanding			2,211,865	0.10%
Shares Outstanding - Fully Diluted Basis			2,211,865

EXCESS CAPITAL ADJUSTMENT

	Tangible 11/30/07	Excess Capital	Adjusted	Peer Level
Bank Book Value	$17,014,526	2,560,000	$14,454,526
Bank Total Assets	$151,551,428	2,560,000	$148,991,428
Bank Equity/Assets	11.23%		9.70%	9.70%

ASSET BASED APPROACH

Reported Book Value as of November 30, 2007		$13,299,504
Intangible Assets - Bank, net of taxes		(192,229)	$301,300	36.2% effective tax rate
VALUATION - ASSET BASED APPROACH		$13,107,275
VALUATION PER SHARE	(2,211,865)	$5.93

Monday 12/17/07
EXHIBIT V-1
OREGON PACIFIC BANCORP
VALUATION ANALYSIS - FREELY TRADED BASIS

INCOME APPROACH

ANTICIPATED BENEFITS

Basic Operating Income	Adjustment	BOI		Weight

2007	0.00%	2.21%		1
2006	0.00%	2.31%		1
2005	0.00%	2.35%		1
Average Adjusted Basic Operating Income		2.29%
Estimated Ongoing Loan Loss Provision		0.07%

Estimated Ongoing Pre-Tax ROAA		2.22%
Average Assets - 3rd Quarter 2007		$154,346,000

Estimated Ongoing Pre-Tax Income-Bank		$3,426,481
Estimated Ongoing Parent Income/(Expense), net		(352,000)

Estimated Ongoing Pre-Tax Income-Company		$3,074,481
Estimated Income Taxes	36.2%	1,112,962

Ongoing After-Tax Income - Historical Basis		$1,961,519		50%
Budgeted 2008 Earnings (tax-affected)		1,623,000		50%

Estimated Ongoing After-Tax Income		$1,792,260

ANTICIPATED BENEFITS		$1,792,000

INCOME APPROACH
Capitalization Factor				Income Approach
Long-Term Government Bond Rate (20-year)	4.4%			Anticipated Benefits	$1,792,000
Ibbotson Equity Risk Premium	6.3%			Adjusted Capitalization Factor	14.08
Beta Coefficient	0.30
Adjusted Equity Risk Premium	1.9%			VALUATION - INCOME APPROACH	$25,231,360
Ibbotson Size Premium	6.8%
Specific Risk Premium	0.0%
			VALUATION PER SHARE	(2,211,865)	$11.41
Investor's Required Rate of Return	13.1%
Estimated Long-Run Growth Rate	6.0%

Capitalization Rate	7.1%

Adjusted Capitalization Factor	14.08

Monday 12/17/07
EXHIBIT V-1
OREGON PACIFIC BANCORP
VALUATION ANALYSIS - FREELY TRADED BASIS

MARKET APPROACH - PRIOR TRANSACTIONS METHOD

Transaction Price Per Share	$10.01
Total Shares Outstanding	2,211,865
VALUATION - TRANSACTIONS METHOD	$22,140,769
VALUATION PER SHARE (2,211,865)	$10.01

MARKET APPROACH - GUIDELINE COMPANY METHOD

	SNL	Wilshire	SNL	Wilshire	SNL
	Price/Earnings	Price/Earnings	Price/Earnings	Price/Earnings	Price/Earnings
Guideline Company Median Pricing Ratio	13.82	14.48	155.61%	158.22%	155.61%
Fundamental Discount	0%	5%	0%	5%	0%

Risk Adjusted Capitalization Factor	13.82	13.76	156.00%	150.00%	156.00%

Capitalization	Price/Earnings	Price/Tangible Book
Anticipated Benefits	$1,792,000	$10,438,204
Risk Adjusted Capitalization Factor	13.82	156%

Capitalized Benefits	$24,765,440	$16,283,598
Excess Capital	0	2,560,000
VALUATION - GUIDELINE COMPANY METHOD	$24,765,440	$18,843.598

VALUATION PER SHARE (2,211,865)	$11.20	$8.52

COMBINED VALUE

Valuation Methodology	Value/Share	Weight	Product
Asset Based Approach	$5.93	0%	$0.00
Income Approach	11.41	35%	3.99
Market Approach - Guideline P/E Method	11.20	35%	3.92
Market Approach - Guideline P/TBV Method	8.52	30%	2.56
Market Approach - Prior Transactions Method	10.01	0%	0.00

COMBINED VALUE PER SHARE		100%	$10.47

CONCLUSION OF VALUE

Combined Value Per Share: Marketable Minority Interest		$10.47
Control Premium	15%	1.57
Combined Value Per Share: Controlling Interest		$12.04
CONCLUSION OF VALUE PER SHARE (rounded)		$12.00

	Indicator	Ratio
Percent of Book Value	$6.00	200.0%
Multiple of Ongoing Earning Power	0.81	14.81
Multiple of Annualized 2007 Earnings	0.87	13.76
Multiple of Budgeted 2008 Earnings	0.73	16.35

Monday 12/17/07
EXHIBIT V-2
OREGON PACIFIC BANCORP
VALUATION ANALYSIS – CONTROL BASIS

DILUTION CALCULATION
Exercisable Options	Shares	Price Per Share	Amount
February 4, 2008	1,351	$7.40	$9,997.40
February 14, 2009	3,449	$7.25	25,005.25
January 1, 2011	1,557	$4.81	7,489.17
Total Exercisable Options	6,357	$6.68	$42,491.82
Dilutive Impact			6,357
Shares Outstanding			2,211,860
Shares Outstanding - Fully Diluted Basis			2,218,222

EXCESS CAPITAL ADJUSTMENT
	Tangible 11/30/07	Excess Capital	Adjusted	Peer Level
Parent Book Value (Tangible)	$12,998,204	0	$12,998,204
Parent Total Assets (Tangible)	$151,707,107	0	$151,707,107
Parent Tangible Equity/Assets	8.57%		8.57%	9.67%

ASSET BASED APPROACH

Reported Book Value as of November 30, 2007		$13,299,504
Adjustments:
Deposit Premium	8%	9,622,307	$120,278,843 total deposits at 11/30/2007
Intangible Assets - net of taxes		(192,229)	$301,300	36.2% effective tax rate
Proceeds of Option Exercise		42,492

Adjusted Book Value		$22,772,074
VALUATION - ROUNDED		$22,772,000

 Monday 12/17/07
EXHIBIT V-2
OREGON PACIFIC BANCORP
VALUATION ANALYSIS – CONTROL BASIS

INCOME APPROACH

ANTICIPATED BENEFITS

Basic Operating Income	Adjustment	BOI	Weight

2007	0.00%	2.21%	1
2006	0.00%	2.31%	1
2005	0.00%	2.35%	1

Average Adjusted Basic Operating Income		2.29%
Estimated Ongoing Loan Loss Provision		0.07%

Estimated Ongoing Pre-Tax ROAA		2.22%
Average Assets - 3rd Quarter 2007		$154,346,000

Estimated Ongoing Pre-Tax Income-Bank		$3,426,481
Parent Company Expenses		(352,000)

Estimated Ongoing Pre-Tax Income		$3,074,481
Estimated Income Taxes	36.2%	1,112,962

Ongoing After-Tax Income - Historical Basis		$1,961,519	50%
Budgeted Net Income (tax-affected)		1,623,000	50%

Estimated Ongoing Earnings		$1,792,260

ANTICIPATED BENEFITS - NO SYNERGIES		$1,792,000

Anticipated Benefits - No Synergies		$1,792,260

Anticipated Economies to an Acquiror		694,557

Tax Effect of Savings	36.2%	(251,430)

Estimated Earning Power to An Acquiror		$2,235,387

ANTICIPATED BENEFITS TO AN ACQUIROR		$2,235,000

INCOME APPROACH

Capitalization Factor
Long-Term Government Bond Rate (20-year)	4.4%
Ibbotson Equity Risk Premium	6.3%
Beta Coefficient	0.30
Adjusted Equity Risk Premium	1.9%
Ibbotson Size Premium	6.8%
Specific Risk Premium	0.0%
Investor's Required Rate of Return	13.1%
Discounted Future Cash Flow Method

	Projected	Parent Equity	Parent	Ending Parent	Ending Parent	Bank		Present
Year	Earnings	Bef Dividends	Dividends	Equity	Assets	ROAA	Equity/Assets	Value

0			-	12,998,204	151,707,107		8.57%
1	$1,623,000	14,621,204	(1,750,000)	12,871,204	160,809,533	budgeted 2008	8.00%	$1,547,303
2	2,011,481	14,882,685	(1,240,000)	13,642,685	170,458,105	1.35%	8.00%	969,385
3	2,145,644	15,788,329	(1,325,000)	14,463,329	180,685,592	1.35%	8.00%	915,858
4	2,287,857	16,751,186	(1.420,000)	15,331,186	191,526,727	1.35%	8.00%	867,837
5	2,438,603	17,769,789	(1,525,000)	16,244,789	203,018,331	1.35%	8.00%	824,056
5			(34,335,532)					18,553,710

VALUATION-PRESENT VALUE OF EARNINGS								$23,678,149

VALUATION-ROUNDED								$23,678,000

Monday 12/17/07
EXHIBIT V-2
OREGON PACIFIC BANCORP
VALUATION ANALYSIS – CONTROL BASIS

MARKET APPROACH – GUIDELINE COMPANY METHODS

	Price/Earnings	Price/Tang Book	Price/Assets	Non-Dilutive Price/Earnings
Guideline Company Pricing Ratio	20.50	251.43	24.05	13.82
Fundamental Discount	5%	5%	5%	5%

Risk Adjusted Capitalization Factor	19.48	239.00	22.85	13.13

Capitalization	Price/Earnings	Price/Tang. Book	Price/Assets
Anticipated Benefits	$1,792,000	$12,998,204	$151,707,107
Risk Adjusted Capitalization Factor	19.50	239%	22.85%
VALUATION - GUIDELINE COMPANY METHOD	$34,944,000	$31,065,708	$34,665,074
VALUATION - ROUNDED	$34,944,000	$31,066,000	$34,665,000

Synergistic
Price/Earnings
Anticipated Benefits	$2,235,000
Risk Adjusted Capitalization Factor	13.10

VALUATION - GUIDELINE COMPANY METHOD	$29,278,500
VALUATION - ROUNDED	$29,278,000

COMBINED VALUE

Valuation Methodology	Valuation	Weight	Product	Per Share
Asset Based Approach	$22,772,000	0%	$0	$10.27
Market Approach - Guideline P/E Method	34,944,000	20%	6,988,800	15.75
Market Approach - Guideline P/TBV Method	31,066,000	20%	6,213,200	14.00
Market Approach - Guideline P/A Method	34,665,000	20%	6,933,000	15.63
Income Approach – Synergistic P/E Method	29,279,000	20%	5,855,800	13.20
Income Approach – Discounted Future Cash Flow Method	23,678,000	20%	4,735,600	10.67

COMBINED VALUE PER SHARE		100%	$30,726,400

CONCLUSION OF VALUE			Indicator	Ratio

Combined Value (including proceeds of option exercise)	$30,726,000	Percent of Book Value	$6.00	231.0%
Shares Outstanding (including option shares)	2,218,222	Percent of Tangible Book Value	$5.86	236.4%
Value Per Share	$13.85	Percent of Adjusted Book	$10.27	134.9%
		Percent of Total Assets	$69.89	19.8%
CONCLUSION OF VALUE PER SHARE (rounded)	$13.85
		Multiple of Ongoing Pre-Tax Income	$1.43	9.72
		Multiple of Ongoing Earning Power	$0.81	17.14
		Multiple of Annualized 2007 Earnings	$0.87	15.93
		Multiple of Budgeted 2008 Earnings	$0.73	18.93